As filed with the Securities and Exchange Commission on July 23, 1999
                                                         Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM S-3
                            REGISTRATION STATEMENT

                       UNDER THE SECURITIES ACT OF 1933

                      HEADLANDS MORTGAGE SECURITIES INC.
            (Exact name of registrant as specified in its Charter)

                              Delaware 68-0397342
         (State of Incorporation) (I.R.S. Employer Identification No.)

                    700 Larkspur Landing Circle, Suite 240
                          Larkspur, California 94939

                                (415) 925-5442

   (Address, including zip code, and telephone number, including area code, of principal executive offices)

                                Peter T. Paul
                      Headlands Mortgage Securities Inc.

                    700 Larkspur Landing Circle, Suite 240
                          Larkspur, California 94939

                                (415) 461-6790

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               With a copy to:
Phillip R. Pollock, Esq.                           Michael P. Braun, Esq.
Tobin & Tobin                                      Brown & Wood LLP
500 Sansome Street, 8th Floor                      One World Trade Center
San Francisco, California 94111                    New York, New York 10048

       Approximate date of commencement of proposed sale to the public:

     From time to time on or after the effective date of the registration statement, as determined by market conditions.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b), under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                        CALCULATION OF REGISTRATION FEE

    Title of Each Class of    Amount to be    Proposed Maximum         Proposed Maximum         Amount of
Securities to Be Registered    Registered     Offering Price              Aggregate           Registration
                                                Per Unit(1)           Offering Price(1)          Fee(2)

Certificates ..............  $1,088,796,968        100%                $1,088,796,968          $312,695.11

   (1)       Estimated for the purpose of calculating the registration fee.
   (2) $588,796,968 in securities are being carried forward and $173,695.11 of the filing fee is associated with the securities being carried forward and was previously paid with the earlier registration statement.

     Pursuant to Rule 429 of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, the Prospectus and Prospectus Supplement contained in this Registration Statement also relate to the Registrant's registration statement No. 333-46019, as previously filed by the Registrant on Form S-3.

                 The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
         Section 8(a), may determine.


The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  Subject to completion, dated July 23, 1999

Prospectus Supplement
(To prospectus dated _________, ____)

                          $___________ (approximate)

                      Headlands Mortgage Securities Inc.
                                    sponsor

                         [Headlands Mortgage Company]
                          seller and master servicer

The certificates represent obligations of the trust only and do not represent an interest in or obligation of the sponsor, the trustee or any of their affiliates.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

 The trust will issue

 o    one class of senior certificates

 o    one class of residual certificates

 o    six classes of subordinate certificates

 The certificates

 o represent the entire beneficial interest in a trust, whose assets consist of a pool of fixed rate first lien residential mortgage loans

 o    currently have no trading market

 o are obligations of the trust only and are not obligations of the seller and servicer or its affiliates

 Credit enhancement

 o will be provided to the senior certificates in the form of subordination of the subordinate certificates to the senior certificates

Review the information in "Risk Factors" on page S-__ herein and on page __ in the prospectus.

o For complete information about the certificates, read both this prospectus supplement and the prospectus.

o __________________, the underwriter, will buy the offered certificates from Headlands Mortgage Securities Inc. at a price equal to ________ of their face value. The underwriter will sell the offered certificates from time to time in negotiated transactions.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                 [Underwriter]

_____________, 199_





                              TABLE OF CONTINENTS

SUMMARY INFORMATION.....................................................S-3
RISK FACTORS............................................................S-4
THE MORTGAGE POOL.......................................................S-3
SERVICING OF MORTGAGE LOANS.............................................S-9
DESCRIPTION OF THE CERTIFICATES........................................S-15
PREPAYMENT AND YIELD CONSIDERATIONS....................................S-26
CREDIT SUPPORT.........................................................S-31
USE OF PROCEEDS........................................................S-32
FEDERAL INCOME TAX CONSEQUENCES........................................S-32
ERISA CONSIDERATIONS...................................................S-34
METHOD OF DISTRIBUTION.................................................S-35
LEGAL MATTERS..........................................................S-35
INDEX TO DEFINED TERMS.................................................S-37





                              SUMMARY INFORMATION

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION TO MAKE YOUR INVESTMENT DECISION. PLEASE READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY FOR ADDITIONAL INFORMATION ABOUT THE OFFERED CERTIFICATES.

                      MORTGAGE PASS-THROUGH CERTIFICATES,

                                  SERIES [ ]

                                                                                                             Initial Rating
                                                                                                               Of Offered
                                                                                                             Certificates(3)
CLASS                              Initial Class      Pass-Through        Principal        Interest        [ ]           [ ]
                                    Certificate           Rate             Types(2)        Types(2)      Rating         Rating
                                    Balance(1)         (per annum)
OFFERED CERTIFICATES
Class A                                                     %         Senior/Pass-Through Fixed Rate
Class R                                                     %               Senior        Fixed Rate
Class B-1                                                   %            Subordinate      Fixed Rate
Class B-2                                                   %            Subordinate      Fixed Rate
Class B-3                                                   %            Subordinate      Fixed Rate
NON-OFFERED
CERTIFICATES
Class B-4                                                   %            Subordinate      Fixed Rate       N/A           N/A
Class B-5                                                   %            Subordinate      Fixed Rate       N/A           N/A
Class B-6                                                   %            Subordinate      Fixed Rate       N/A           N/A

1. This amount is subject to a variance of 10%.

2. See "Description of the Certificates -- Categories of Classes of Certificates" in the prospectus for a description of the principal and interest categories. 3. A description of the ratings of the offered certificates is set forth under the heading "Certificate Rating" in this prospectus supplement.

         The trust will issue the Class A, Class B-1, Class B-2 and Class B-3 certificates in book-entry form through the facilities of The Depository Trust Company. The Class R certificates will be physical certificates. We refer you to "Description of the Certificates -- General" and " -- Book-Entry Certificates" for more detail.





The Sponsor

     o   Headlands Mortgage Securities Inc..

     o Headlands Mortgage Securities Inc. maintains its principal office at 700 Larkspur Landing Circle, Suite 240, Larkspur, California 94939. Its telephone number is (415) 925-5442.

     We refer you to "The Sponsor" in this prospectus supplement for additional information.

The Seller and Master Servicer

     o   [Headlands Mortgage Company].

     o [Headlands Mortgage Company] maintains its principal office at 1100 Larkspur Landing Circle, Suite 101, Larkspur, California 94939]. Its telephone number is [(415) 925-5442].

     o The servicer will receive a monthly fee from the interest payments on the mortgage loans equal to __% per annum on the principal balance of each mortgage loan.

     We refer you to "The Seller" in this prospectus supplement for additional information.

Trustee

     o    [----------------------------]

Cut-Off Date

     o   ____________, 199_.

Closing Date

     o   ________________, 199_.

Distribution Date

     o The [25th] day of each month, or if that day is not a business day, the next business day. The first distribution date is ___________ 199_.

Determination Date

     o The [15]th day of each month or if such day is not a business day, the next business day.

Registration of Offered Certificates

     We will issue the offered certificates in book-entry form. You will hold your interests either through a depository in the United States or through one of two depositories in Europe. While the certificates are book-entry, they will be registered in the name of a depository, or in the name of a depository's nominee.

     We refer you to "Risk Factors--Consequences on Liquidity and Payment Delay Because of Owning Book-Entry Certificates" and "Description Of The Certificates--Book-Entry Certificates" in this prospectus supplement for additional information.

Trust Property

   The trust property is held by the trustee for the benefit of the certificateholders. The trust property includes:

     o a pool of fixed rate mortgage loans, secured by first mortgages on one- to four-family residential properties;

     o payments on the mortgage loans received on and after the cut-off date;

     o property that secured a mortgage loan which has been acquired by foreclosure or deed in lieu of foreclosure;

     o rights under any hazard insurance policies covering the mortgaged properties; and

     o amounts on deposit in accounts described in this prospectus supplement.

The Mortgage Loans

   On the closing date, the trust will acquire a pool of mortgage loans with an aggregate principal balance, or pool balance, as of the cut-off date of $____________.

   The mortgage loans will have the following characteristics as of the cut-off date:

     Range  of  Remaining  Term  to  Stated
     Maturity:

     Weighted  Average  Remaining  Term  to
     Stated Maturity(1):

     Range    of     Original     Principal
     Balances(1):

     Average Original Principal Balance(1):
     Range   of    Outstanding    Principal

     Balances(1):

     Average     Outstanding      Principal
     Balance(1):

     Range of Mortgage Rates:
     Weighted Average Mortgage Rate(1):
     Weighted Average Net Mortgage Rate(1):
     Geographic  Concentrations  in  Excess
     of 5%(1):

          California

      (1) Approximate

   We refer you to "Description of the Mortgage Loans" in this prospectus supplement for additional information.

Monthly Advances

     If the master servicer reasonably believes that cash advances can be recovered from future payments or collections on the mortgage loans, the master servicer will make cash advances to the trust to cover delinquent mortgage loan payments. The master servicer will make advances only to maintain a regular flow of scheduled interest and principal payments on the certificates, not to guarantee or insure against losses.

     We refer you to "Description of the Certificates--Advances" in this prospectus supplement for additional information.

The Certificates

1.  General

     o   Each month the trustee will calculate the amount you are owed.

     o If you hold a certificate on the last day of a calendar month, you will be entitled to receive payments on the distribution date in the next month.

     We refer you to "Description of the Certificates" in this prospectus supplement for additional information.

2.  Interest Distributions

     o Interest accrues on the certificates from the first day of a calendar month through the last day of that calendar month.

     On each distribution date, you will be entitled to the following:

     o interest that accrued at the pass-through rate during the interest accrual period; and

     o    any interest that was due on a prior distribution date and not paid.

     We refer you to "Description of the Certificates--Interest" in this prospectus supplement for additional information.

3.  Principal Distributions

     o Principal distributions are payable on each distribution date. However, no class of certificates will receive a principal distribution until the other classes with higher payment priorities are paid in full.

     o Shortfalls in available funds may result in a class receiving less than what is due.

     o The calculation of the amount a class is entitled to receive on each distribution date and the priority of principal distributions among the certificates is described in this prospectus supplement under "Description of the Certificates--Principal."

     We refer you to "Description of the Certificates--Principal" in this prospectus supplement for additional information.

Credit Enhancements

     1. The senior certificates will receive distributions of interest and principal prior to distributions of interest and principal made to the subordinate certificates. Also, on each distribution date each class of subordinate certificates will receive its interest and principal distribution before any other class of subordinate certificate with a higher numerical class designation; and

     2. Losses resulting from the liquidation of defaulted mortgage loans (other than certain excess losses resulting from special hazards, mortgagor fraud or mortgagor bankruptcy) will be allocated to the subordinate certificates in reverse order of numerical class designation, until the respective class balance has been reduced to zero.

     We refer you to "Description of the Certificates -- Allocation of Losses" and "Credit Support" in this prospectus supplement for more detail.

Optional Termination

     If the pool balance declines below __% of the pool balance as of the cut-off date, then the master servicer may purchase all of the trust assets and terminate the trust. In this event, you will receive a final distribution and the trust will be terminated.

     We refer you to "Description of the Certificates--Termination; Optional Termination" in this prospectus supplement for more detail.

Last Scheduled Distribution Date

[Date] is the distribution date in the month following the latest scheduled maturity date of any mortgage loan. Because principal prepayments on the mortgage loans will occur, the disposition of the last remaining mortgage loan may be earlier than the last scheduled distribution date.

Federal Tax Considerations

For federal income tax purposes:

     o An election will be made to treat the trust as a "real estate mortgage investment conduit," or REMIC.

     o Each class of regular certificates will be "regular interests" in the REMIC and will be treated as debt instruments of the REMIC.

     o The Class R certificates will represent the beneficial ownership of the sole class of residual interest in the REMIC.

     We refer you to "Federal Income Tax Considerations" in this prospectus supplement and in the prospectus for additional information.

ERISA Considerations

     The fiduciary responsibility provisions of ERISA, can limit investments by certain pension and other employee benefit plans. If you are a fiduciary of a pension or other employee benefit plan which is subject to ERISA, you should consult with your counsel regarding the applicability of the provisions of ERISA and the tax code before purchasing a certificate.

     We refer you to "ERISA Considerations" in this prospectus supplement and the prospectus for additional information.

Legal Investment Considerations

The Class A certificates and the Class B-1 certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-2 and Class B-3 certificates are not eligible under the Secondary Mortgage Market Enhancement Act of 1984.

     We refer you to "Legal Investment Considerations" in this prospectus supplement and "Legal Investment" in the prospectus for additional information.

Certificate Rating

     The trust will not issue the offered certificates unless they receive the following ratings:

     ___ by _________________
     ___ by _________________

     A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal by either rating agency.

We refer you to "Rating" and "Risk Factors--Rating of the Securities Does Not Assure Payment" in the prospectus for additional information.





                                 RISK FACTORS

You should carefully consider the following risk factors prior to any purchase of certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

Prepayments Affect Timing and Rate of Return on Your Investment

         The yield to maturity on your certificates will be directly related to the rate of principal payments on the mortgage loans. Please consider the following:

     o Mortgagors may fully or partially prepay their mortgage loan at any time. [However, all mortgage loans require that the mortgagor pay a fee with any prepayments in full within five years of origination, except that generally no fee is required for any prepayment in full made within twelve months of a loan's maturity date. This may result in the rate of prepayments being slower than would otherwise be the case.]

     o All the mortgage loans contain due-on-sale provisions. Due-on-sale provisions allow the Servicer to require the mortgagor to fully pay the mortgage loan when the mortgaged property is sold. Generally, the servicer will enforce the due-on-sale provision unless prohibited by applicable law.

         We refer you to "RISK FACTORS - Prepayments are Unpredictable and Affect Yield" in the prospectus.

Subordinate Certificates Present a Greater Risk of Loss and Lower Yields Than Anticipated

         The protections afforded the senior certificates in this transaction create risks for the subordinate certificates. Before purchasing subordinate certificates, you should consider the following factors that may negatively impact your yield:

     o Because subordinate certificates receive distributions after more senior certificates, there is a greater likelihood that one or more classes of subordinate certificates will not receive the distributions to which they are entitled on any distribution date.

     o If the master servicer does not advance a delinquent payment because it determines that such amount is not recoverable from a mortgagor, there will be a shortfall in distributions on the certificates which will initially impact the subordinate certificates.

     o If principal payments on the mortgage loans are used to make interest payments on the certificates (because, for example, other mortgage loans have defaulted) the aggregate of the class balances will exceed the pool balance. In such case, the most junior class of certificates outstanding at that time will be reduced, without a corresponding distribution, by the amount of the excess certificate balance.

     o The subordinate certificates are not entitled to a proportionate share of principal prepayments on the mortgage loans until the beginning of the ninth year after the closing date.

     o Losses resulting from the liquidation of defaulted mortgage loans (other than certain excess losses resulting from special hazards, mortgagor fraud or mortgagor bankruptcy) will be allocated to the subordinate certificates in reverse order of numerical class designation, until the respective class balance has been reduced to zero. A loss allocation results in a reduction in a class balance without a corresponding distribution of cash to the holder. Also, the lower class balance will result in less interest accruing on the certificate.

     o The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on yield.

     o The risks presented in this section are more severe for the classes of subordinate certificates with higher numerical class designations. No class of subordinate certificates will receive a distribution on any distribution date prior to the class or classes of subordinate certificates with a lower numerical class designation receiving its distribution. With limited exceptions, losses on the mortgage loans are allocated to the class of subordinate certificates then outstanding with the highest numerical class designation. In addition, if losses on the mortgage loans exceed certain levels, certain classes of subordinate certificates with higher numerical class designations will not receive a principal distribution. The amounts that these classes would otherwise receive will be distributed to the classes of subordinate certificates with lower numerical class designations.

Please review "Description of the Certificates" and "Prepayment and Yield Considerations" in this prospectus supplement for more detail.

Risk of Losses as a Result of Geographic Concentration

         The mortgaged properties are located in __ states. However, __% of the mortgaged properties (by principal balance as of the cut-off date) are located in ______. If [this] state[s] experiences weaker economic conditions or greater rates of decline in real estate values than the United States generally, then the pool of mortgage loans may experience higher rates of delinquencies, defaults and foreclosures than if the pool were more diversified.

Risks Associated With Year 2000 Compliance

         The master servicer is faced with the task of completing its goals for compliance in connection with the year 2000 issue. The year 2000 issue is the result of prior computer programs being written using two digits to define the applicable year. Any computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any such occurrence could result in a major computer system failure or miscalculations. Although the master servicer has been assured by its third party computer systems provider that such systems will be year 2000 compliant prior to the year 2000, it is presently engaged in various procedures to determine if the computer systems and software of this and other suppliers, customers, brokers and agents will be year 2000 compliant.

         In the event that the master servicer, any subservicer or any of their suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the master servicer's performance of its obligations under the pooling and servicing agreement could be adversely affected. This could result in delays in processing payments on the mortgage loans and could cause a delay in distributions to you.

                               THE MORTGAGE POOL

GENERAL

         Certain information with respect to the mortgage loans included in the mortgage pool is set forth below. Prior to the closing date, mortgage loans may be removed from the mortgage pool and other mortgage loans may be substituted therefor. The sponsor believes that the information set forth herein with respect to the mortgage pool as presently constituted is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, although the range of the mortgage rates and the maturities and certain other characteristics of the mortgage loans in the mortgage pool may vary. In no event will more than 5% of the cut-off date pool balance of the mortgage pool deviate from the characteristics of the mortgage loans described herein.

         As of the cut-off date, the aggregate of the Scheduled Principal Balances of the mortgage loans, or the "pool balance," is approximately $[ ]. The mortgage pool consists of [ ] mortgage loans having original terms to stated maturity (based on the date of origination or any later modification) of 30 years, except for [ ] mortgage loans which have original terms to stated maturity of 15 years (based on the date of origination or any later modification). The mortgage loans provide for the amortization of the amount financed over a series of monthly payments. All of the mortgage loans provide that the due date for payments is the first day of each month. The mortgage loans included in the mortgage pool were originated or acquired by the seller in the normal course of its mortgage banking business substantially in accordance with the underwriting criteria specified herein. Monthly payments made by the mortgagors on the mortgage loans either earlier or later than the related due date will not affect the amortization schedule or the relative application of such payments to principal and interest. The mortgage loans may be prepaid at any time. [All of the mortgage loans are subject to a prepayment penalty. Generally, if during the first five years after origination, a mortgagor makes prepayments in any twelve-month period which in the aggregate exceeds 20% of the original principal amount (other than as a result of a sale of the mortgaged property), the borrower will be subject to a prepayment penalty equal to six months of interest, calculated at the applicable mortgage rate, on the aggregate amount of such prepayment.]

         Each mortgage loan accrues interest at the mortgage rate specified in the related mortgage note.

         The latest date on which any mortgage loan matures is [ ]. The earliest stated maturity date of any mortgage loan is [ ].

         None of the mortgage loans are assumable. None of the mortgage loans are 30 or more days delinquent in payment as of the closing date.

         None of the mortgage loans are subject to a buydown agreement.

         None of the mortgage loans have a loan-to-value ratio at origination of more than 95.00%. As of the cut-off date, the weighted average of the loan-to-value ratios at origination of the mortgage loans was approximately [ ]%. All of the mortgage loans with loan-to-value ratios at origination of greater than 80% are covered by a primary mortgage insurance policy issued by a mortgage insurance company approved by Fannie Mae or Freddie Mac, which policy provides coverage in an amount equal at least to the excess of the original principal balance of the related mortgage loan plus accrued interest thereon and related foreclosure expenses over 75% of the value of the related mortgaged property. No such primary mortgage insurance policy will be required with respect to any such mortgage loan after the date on which the related loan-to-value ratio is less than 80%.

         The loan-to-value ratio of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is the lesser of the selling price of the related mortgaged property and its appraised value determined in an appraisal at origination, or in the case of refinancings, the value set forth in an appraisal at the time of such refinancing. No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sale date. If residential real estate values generally or in a particular geographic area decline, the loan-to-value ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such mortgage loans.

         Approximately [ ]% (by cut-off date pool balance) will be secured by mortgaged properties located in California. Except as indicated in the preceding sentence no more than approximately [ ]% (by cut-off date pool balance) of the mortgage loans will be secured by mortgaged properties located in any one state.

                           MORTGAGE LOAN STATISTICS

         The following information sets forth in tabular format certain information, as of the cut-off date, as to the mortgage loans. Percentages (approximate) are stated by aggregate Scheduled Principal Balance of the mortgage loans as of the cut-off date. The sum of the amounts and percentages in the tables below may not equal the totals due to rounding.

                           YEAR OF FIRST PAYMENT(1)

                                        NUMBER OF          AGGREGATE PRINCIPAL              % OF
                                        MORTGAGE                 BALANCE                  MORTGAGE
                                          LOANS             OUTSTANDING AS OF              LOANS
 YEAR OF FIRST PAYMENT                                         CUT-OFF DATE

Total............................

        (1) As of the cut-off date, the weighted average seasoning of the mortgage loans is approximately [ ] month.

           TYPES OF MORTGAGED PROPERTIES SECURING THE MORTGAGE LOANS

                               NUMBER OF             AGGREGATE PRINCIPAL                % OF
                               MORTGAGE                    BALANCE                    MORTGAGE
                                 LOANS                OUTSTANDING AS OF                 LOANS
PROPERTY TYPE                                            CUT-OFF DATE

Total


       OCCUPANCY OF MORTGAGED PROPERTIES SECURING THE MORTGAGE LOANS(1)

                                              NUMBER OF           AGGREGATE PRINCIPAL              % OF
                                               MORTGAGE                 BALANCE                  MORTGAGE
                                                LOANS              OUTSTANDING AS OF               LOANS
OCCUPANCY STATUS                                                     CUT-OFF DATE

Total

    (1) Based on representations of the mortgagor at the time of origination of the related mortgage loan.

 GEOGRAPHICAL DISTRIBUTION OF THE MORTGAGED PROPERTIES SECURING THE MORTGAGE LOANS(1)

                                            NUMBER OF              AGGREGATE PRINCIPAL              % OF
                                            MORTGAGE                     BALANCE                  MORTGAGE
                                              LOANS                 OUTSTANDING AS OF              LOANS
STATE                                                                  CUT-OFF DATE

     Total......................

    (1) As of the cut-off date, no more than approximately [ ]% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) are secured by properties located in any one zip code.


                                 LOAN PURPOSE
                                  NUMBER OF           AGGREGATE PRINCIPAL            % OF
                                   MORTGAGE            OUTSTANDING AS OF           MORTGAGE
LOAN PURPOSE                        LOANS                CUT-OFF DATE                LOANS

Purchase
Rate and Term Refinance
Cash-Out Refinance

     Total

                DISTRIBUTION OF ORIGINAL PRINCIPAL BALANCES(1)

                                                                     NUMBER OF      AGGREGATE PRINCIPAL        % OF
                                                                     MORTGAGE             BALANCE            MORTGAGE
                                                                       LOANS         OUTSTANDING AS OF         LOANS
RANGE OF ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES                                     CUT-OFF DATE

      Total

(1) As of the cut-off date, the average outstanding principal balance of the mortgage loans is approximately $[ ].

                       ORIGINAL LOAN-TO-VALUE RATIONS(1)

                                                           NUMBER OF         AGGREGATE PRINCIPAL          % OF
                                                            MORTGAGE               BALANCE              MORTGAGE
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS                       LOANS            OUTSTANDING AS OF           LOANS

                                 CUT-OFF DATE

     Total...........................................

(1) As of the cut-off date, the weighted average loan-to-value ratio at origination of the mortgage loans is approximately [ ]%.

                               MORTGAGE RATES(1)

                                 NUMBER OF          AGGREGATE PRINCIPAL             % OF
                                  MORTGAGE                BALANCE                 MORTGAGE
                                   LOANS             OUTSTANDING AS OF              LOANS
MORTGAGE RATE (%)                                       CUT-OFF DATE

Total

          (1) As of the cut-off date, the weighted average mortgage rate of the mortgage loans is approximately [ ]% per annum.





                               ORIGINAL TERMS(1)

                                       NUMBER OF                AGGREGATE PRINCIPAL                 % OF
                                        MORTGAGE                      BALANCE                     MORTGAGE
                                         LOANS                   OUTSTANDING AS OF                  LOANS
ORIGINAL TERM                                                      CUT-OFF DATE

     Total

(1) As of the cut-off date, the weighted average stated remaining term of the mortgage loans is approximately [ ] months.

                              DOCUMENTATION TYPES

                                        NUMBER OF               AGGREGATE PRINCIPAL              % OF
                                        MORTGAGE                      BALANCE                  MORTGAGE
                                          LOANS                  OUTSTANDING AS OF              LOANS
DOCUMENTATION TYPE                                                  CUT-OFF DATE

     Total

                       DISTRIBUTION OF CREDIT SCORES(1)

                                         NUMBER OF          AGGREGATE PRINCIPAL           % OF
                                          MORTGAGE                BALANCE               MORTGAGE
                                           LOANS             OUTSTANDING AS OF            LOANS
RANGE OF CREDIT SCORES                                         CUT-OFF DATE

     Total........................

     (1) As of the cut-off date, the weighted average credit score of the mortgage loans is approximately [ ] for mortgage loans with credit scores. For a description of credit scores see "Servicing of Mortgage Loans -- Underwriting Standards."

                       ASSIGNMENT OF THE MORTGAGE LOANS

         Pursuant to a pooling and servicing agreement among the sponsor, the seller, the master servicer and the trustee, the sponsor on the closing date will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of certificateholders all right, title and interest of the sponsor in and to each mortgage loan and all right, title and interest in and to all other assets included in the trust, including all principal and interest received by the master servicer on or with respect to the mortgage loans after the cut-off date, exclusive of interest accruing thereon prior to the cut-off date.

         In connection with such transfer and assignment, the sponsor will deliver or cause to be delivered, with respect to each mortgage loan, to the trustee, or a custodian for the trustee, a mortgage file containing, among other things:

     o the original loan agreement or promissory note, i.e., the mortgage note and any modification or amendment thereto endorsed without recourse to the order of the trustee or its nominee showing an unbroken chain of endorsements from the original payee thereof to the person endorsing it to the trustee or in blank,

     o the original agreement or instrument creating a first lien on the related mortgaged property, i.e., the mortgage, with evidence of recording indicated thereon,

     o the assignment, which may be in the form of a blanket assignment if permitted, to the trustee with evidence of recording in the name of the trustee thereon, and,

     o if applicable, any riders or modifications to the mortgage note and mortgage.

         Where the original mortgage or assignment has been delivered to the recording office and has not yet been returned, the sponsor may deliver or cause to be delivered a true copy thereof with a certification by the seller, or if the original mortgage or assignment has been lost or destroyed or the applicable jurisdiction retains the originals of such documents, the sponsor may deliver or cause to be delivered photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded. Assignments of the mortgage loans to the trustee or its nominee will be recorded in the appropriate public office for real property records not later than 270 days after the closing date.

         The trustee will review each item of the mortgage file within 45 days of the closing date and will review each document permitted to be delivered to the trustee after the closing date, if received by the trustee after the initial 45-day period, promptly after its delivery to the trustee. If, as a result of its review, the trustee determines that any document is missing, does not appear regular on its face, or appears to be unrelated to the mortgage loans identified in the mortgage loan schedule (a "Material Defect"), the trustee shall notify the seller of such Material Defect. The seller shall correct or cure any such Material Defect within 60 days from the date of the notice from the trustee of the Material Defect and if the seller does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the seller will, within 90 days of the date of notice, provide the trustee with a substitute mortgage loan (if within two years of the closing date) or purchase the related mortgage loan at the Repurchase Price; provided, however, that if such Material Defect relates solely to the inability of the sponsor to deliver or cause to deliver the original mortgage or intervening assignments, or a certified copy because such documents have not been returned from the applicable recording office, the seller shall not be required to repurchase or substitute for such mortgage loan if the sponsor delivers or causes such documents to be delivered promptly upon receipt thereof, but in no event later than 270 days after the closing date.

         The trustee also will review the mortgage files within 180 days of the closing date. If the trustee discovers a Material Defect, the trustee shall notify the seller of such Material Defect. The seller shall correct or cure any such Material Defect within 60 days from the date of notice from the trustee of the Material Defect and if the seller does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the seller will, within 90 days of the date of notice, provide the trustee with a substitute mortgage loan (if within two years of the closing date) or purchase the related mortgage loan at the applicable Repurchase Price.

         The "Repurchase Price" means, with respect to any mortgage loan required to be repurchased, an amount equal to 100% of the unpaid principal balance of such mortgage loan plus accrued and unpaid interest on such principal balance at the related mortgage rate through and including the last day of the month of repurchase less any portion of the master servicing fee and unreimbursed advances made with respect thereto and payable to the purchaser of the mortgage loan.

         Rather than repurchase the mortgage loan as provided above, the seller may delete such mortgage loan from the trust and substitute in its place another mortgage loan; however, such substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee to the effect that such substitution will not disqualify the REMIC or result in a prohibited transaction tax under the Code. Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement,

     o have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the scheduled principal balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the seller in the Certificate Account and held for distribution to the certificateholders on the related distribution date (a "Substitution Adjustment Amount"),

     o have a mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan,

     o have a loan-to-value ratio not higher than that of the deleted mortgage loan,

     o have a remaining term to maturity not greater than and not more than one year less than that of the deleted mortgage loan, and

     o comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

The repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a Material Defect in, a mortgage loan document.

                          SERVICING OF MORTGAGE LOANS

Headlands Mortgage Company

         Headlands Mortgage Company, the seller and servicer, is California corporation which was organized in 1981. Headlands is a wholly owned subsidiary of Greenpoint Financial Corp. Greenpoint Financial Corp. is listed on the New York Stock Exchange under the symbol "GPT". Headlands is engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights.

         Headlands is headquartered in northern California, and has production branches in California, Washington, Oregon, New Mexico, Virginia,
Pennsylvania, Idaho, Florida, New Jersey and Arizona. Loans are originated primarily on a wholesale basis, through a network of independent mortgage loan brokers approved by Headlands.

         Headland's executive offices are located at 1100 Larkspur Landing Circle, Suite 101, Larkspur, CA 94939.

Underwriting Standards

         All of the mortgage loans were originated or acquired by Headlands. Headlands originates and purchases "conventional non-conforming mortgage loans" (i.e., loans which are not insured by the FHA or partially guaranteed by the VA or which do not qualify for sale to Fannie Mae or Freddie Mac) secured by first liens on one- to four-family residential properties. These loans typically differ from those underwritten to the guidelines established by Fannie Mae, Freddie Mac and Ginnie Mae primarily with respect to original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of Fannie Mae, Freddie Mac and Ginnie Mae, the performance of loans made thereunder may reflect higher delinquency rates and/or credit losses.

         All mortgage loans originated or acquired by Headlands are generally underwritten by Headlands according to its credit, appraisal and underwriting standards. Such underwriting standards are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with applicable federal and state laws and regulations. Exceptions to the underwriting standards are permitted where compensating factors are present.

         Headlands' underwriting standards for purchase money or rate/term refinance loans secured by one- to two-family primary residences generally allow loan-to-value ratios at origination of up to 95% for mortgage loans with original principal balances of up to $300,000, up to 90% for mortgage loans secured by one- to four-family, primary residences with original principal balances of up to $400,000, up to 85% for mortgage loans with original principal balances of up to $500,000 and up to 80% for mortgage loans with original principal balances up to $650,000. Headlands may acquire mortgage loans with principal balances up to $3,000,000 if the loan is secured by the borrower's primary residence. The loan-to-value ratio for these super jumbo loans generally may not exceed 60%. For cash-out refinance loans, the maximum loan-to-value ratio generally is 80%, and the maximum cash out amount permitted is based in part on the original amount of the related mortgage loan.

         Headlands' underwriting standards for mortgage loans secured by investment properties generally allow loan-to-value ratios at origination of up to 90% for mortgage loans with original principal balances up to $250,000. Headlands' underwriting standards permit mortgage loans secured by investment properties to have higher original principal balances if they have lower loan-to-value ratios at origination.

         For each mortgage loan with a loan-to-value ratio at origination exceeding 80%, Headlands generally requires a primary mortgage insurance policy insuring a portion of the balance of the mortgage loan at least equal to the product of the original principal balance of such mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and selling price of the related mortgage property and the denominator of which is the original principal balance of the related mortgage loan plus accrued interest thereon and related foreclosure expenses. No such primary mortgage insurance policy will be required with respect to any such mortgage loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon a new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers which have issued primary mortgage insurance policies with respect to the mortgage loans meet Fannie Mae's or Freddie Mac's standards or are acceptable to the rating agencies. In certain circumstances, however, Headlands does not require primary mortgage insurance on mortgage loans with principal balances up to $250,000 that have loan-to-value ratios exceeding 80% but less than or equal to 90%. All residences except cooperatives and certain high-rise condominium dwellings are eligible for this program. Each qualifying mortgage loan will be made at an interest rate that is higher than the rate would be if the loan-to-value ratio was 80% or less or if primary mortgage insurance was obtained. Under such circumstances, the certificateholders will not have the benefit of primary mortgage insurance coverage.

         In determining whether a prospective borrower has sufficient monthly income available to meet the borrower's monthly obligation on the proposed mortgage loan and to meet monthly housing expenses and other financial obligations including the borrower's monthly obligations on the proposed mortgage loan, Headlands generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Acceptability of such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

         Headlands also examines a prospective borrower's credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 850 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. Headlands attempts to obtain for each borrower a credit score from each credit bureau. If three credit scores are obtained, Headlands applies the middle score of the primary wage earner. If two scores are obtained, Headlands applies the lower score of the primary wage earner. These scores estimate, on a relative basis, which loans are most likely to default in the future. Lower scores imply higher default risk relative to a higher score. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines, payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by summing together the attribute weights for that applicant.

         Headlands originates and acquires loans which have been underwritten under one of five documentation programs: full documentation, alternative documentation, limited documentation, no ratio loan documentation and no income/no asset verification.

         Under full documentation, the prospective borrower's employment, income and assets are verified through written and telephonic communications. Alternative documentation provides for alternative methods of employment verification generally using W-2 forms or pay stubs. Generally, under the full documentation program, a prospective borrower is required to have a minimum credit score of 620 and under the alternative documentation program, a minimum credit score of 640.

         Under the limited documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on verified income of the borrower. Mortgage loans underwritten using the limited documentation program are limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion. Under the limited documentation program, a prospective borrower is required to have a minimum credit score of 640. Under the limited documentation program, certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Loans originated and acquired with limited documentation include cash-out refinance loans, super jumbos and mortgage loans secured by investor-owned properties. Permitted maximum loan-to-value ratios (including secondary financing) under the limited documentation program, which range up to 80%, are more restrictive than mortgage loans originated with full documentation or alternative documentation.

         Under the no ratio loan documentation program, income ratios for the prospective borrower are not calculated. Mortgage loans underwritten using the no ratio loan documentation program have loan-to-value ratios less than or equal to 80% and meet the standards for the limited documentation program. A minimum credit score of 680 is required for this program.

Servicing Overview

         Headlands (in its capacity as master servicer) will act as master servicer for the mortgage loans pursuant to the pooling and servicing agreement. As of [ ], Headlands' mortgage loan servicing portfolio consisted of [ ]one- to four-family residential mortgage loans with an aggregate principal balance of $[ ] billion. Headlands' primary source of mortgage servicing rights is from mortgage loans originated through mortgage brokers.

         Headlands' Servicing Center was established in January 1994. As of [ ], it had a staff of [ ] employees. Prior to January 1994, Headlands' servicing portfolio was subserviced by a third party.

         Mortgage loan servicing includes collecting payments from borrowers and remitting those funds to investors, accounting for mortgage loan principal and interest, reporting to investors, holding custodial funds for payment of mortgage and mortgage related expenses such as taxes and insurance, advancing funds to cover delinquent payments, inspecting foreclosures and property disposition in the event of unremedied defaults, and otherwise administering the mortgages.

         The following table summarizes the delinquency experience including pending foreclosures on all residential mortgage loans (including home equity loans) originated or acquired as part of Headlands' mortgage banking operations and included in Headlands' servicing portfolio at the dates indicated. As of [ ], [ ] and [ ] and [ ], the total principal balance of loans serviced by Headlands was (in billions) $[ ], $[ ], $[ ]and $[ ], respectively.





                          HEADLANDS MORTGAGE COMPANY
                          OVERALL MORTGAGE PORTFOLIO
                          DELINQUENCY AND FORECLOSURE
                                  EXPERIENCE

                        NUMBER      PERCENT      NUMBER       PERCENT       NUMBER     PERCENT OF       NUMBER       PERCENT OF
                       OF LOANS        OF          OF           OF         OF LOANS     SERVICING      OF LOANS      SERVICING
                                   SERVICING      LOANS      SERVICING                  PORTFOLIO                    PORTFOLIO
                                   PORTFOLIO                 PORTFOLIO

Total Portfolio*...

Period of
Delinquency........

  30-59 days.......
  60-89 days.......
  90 days or  more.

Total Delinquencies (excluding Foreclosures)**..

Foreclosures Pending

* The total number of loans in the portfolio has been reduced by the number of loans for which a servicing released sale is pending or loans which have been foreclosed. ** Percentages may not total properly due to rounding.

The following table summarizes the delinquency, foreclosure and loss experience on Headlands' portfolio of securitized mortgage loans. This portfolio consists of residential mortgage loans (excluding home equity loans) originated or acquired by Headlands and included in a securitization transaction (either pursuant to the Sponsor's securitization program or one sponsored by a third-party conduit).

                          HEADLANDS MORTGAGE COMPANY
                      SECURITIZED MORTGAGE LOAN PORTFOLIO
                       DELINQUENCY, FORECLOSURE AND LOSS
                                  EXPERIENCE

                        NUMBER      PERCENT      NUMBER       PERCENT       NUMBER     PERCENT OF       NUMBER       PERCENT OF
                       OF LOANS        OF          OF           OF         OF LOANS     SERVICING      OF LOANS      SERVICING
                                   SERVICING      LOANS      SERVICING                  PORTFOLIO                    PORTFOLIO
                                   PORTFOLIO                 PORTFOLIO

Total Portfolio*...

Period of
Delinquency........

  30-59 days.......
  60-89 days.......
  90 days or  more.

Total Delinquencies (excluding Foreclosures)**..

Foreclosures Pending
Losses Sustained...

* Percentages may not total properly due to rounding.

         Delinquencies, foreclosures and losses generally are expected to occur more frequently after the first full year of the life of mortgage loans. Accordingly, because a large number of mortgage loans serviced by Headlands have been recently originated, the current level of delinquencies, foreclosures and losses may not be representative of the levels which may be experienced over the lives of such mortgage loans. If the volume of Headlands' new loan originations and acquisitions does not continue to grow at the rate experienced in recent years, the levels of delinquencies, foreclosures and losses as percentages of the portfolio could rise significantly above the rates indicated in the above tables.

         There can be no assurance that the delinquency, foreclosure and loss experience of the mortgage loans will correspond to the delinquency, foreclosure and loss experience of the servicing portfolios of Headlands set forth in the foregoing tables. The statistics shown above represent the respective delinquency, foreclosure and loss experience only at the dates presented, whereas the aggregate delinquency, foreclosure and loss experience on the mortgage loans will depend on the results obtained over the life of the trust. The above servicing portfolios include mortgage loans with a variety of payment and other characteristics which are not necessarily representative of the payment and other characteristics of the mortgage loans. The above servicing portfolios include mortgage loans underwritten pursuant to guidelines not necessarily representative of those applicable to the mortgage loans. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies, foreclosures and losses could be higher than those previously experienced by Headlands. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage loans.

Servicing Compensation And Payment Of Expenses

         The expense fees with respect to the mortgage pool are payable out of the interest payments on each mortgage loan. The expense rate in respect of each mortgage loan will be [ ]% per annum of the scheduled principal balance of such mortgage loan. The expense fees consist of servicing compensation payable to the master servicer in respect of its master servicing activities and fees payable to the trustee in respect of its activities as trustee under the pooling and servicing agreement. The master servicing fee will be [ ]% per annum of the scheduled principal balance of each mortgage loan.

         The master servicer is obligated to pay certain ongoing expenses associated with the trust and incurred by the master servicer, including, without limitation, sub-servicing and other related compensation payable to a sub-servicer, in connection with its responsibilities under the pooling and servicing agreement and such amounts will be paid by the master servicer out of the master servicing fee. The amount of the master servicing fee is subject to adjustment with respect to prepaid mortgage loans, as described herein under " -- Adjustment to the Master Servicing Fee in Connection with Prepaid Mortgage Loans." The master servicer is also entitled to receive all late payment fees, assumption fees, prepayment penalties and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate Account and certain other accounts. The net mortgage rate of a mortgage loan is the mortgage rate minus the expense rate with respect to such mortgage loan.

Adjustment To Master Servicing Fee In Connection With Prepaid Mortgage Loans

         Prepayment interest shortfalls will result because:

     o mortgagors are obligated to pay interest on prepayments in full only to the date of prepayment by the mortgagor,

     o partial prepayments are generally not required to be accompanied by interest on the amount of such partial prepayment and

     o partial prepayments applied prior to the due date in the month of the distribution date will result in a reduction of the scheduled principal balance of the related mortgage loan without a corresponding reduction of the Class Certificate Balance of any certificate.

Pursuant to the pooling and servicing agreement, prepayment interest shortfalls resulting from prepayments in full or in part in any calendar month will be offset by the master servicer on the distribution date in the following calendar month to the extent such prepayment interest shortfalls do not exceed 1/12 of 0.125% of the aggregate scheduled principal balances of the mortgage loans for such distribution date (the amount of the master servicing fee used to offset prepayment interest shortfalls is referred to as "compensating interest payments" and the remaining amount of prepayment interest shortfalls after applying compensating interest payments is referred to as "net prepayment interest shortfalls"). Any net prepayment interest shortfalls for a month will reduce the amount of interest available to be distributed to certificateholders. See "Description of the Certificates -- Interest" herein.

Advances

         If the scheduled payment on a mortgage loan which was due on the due date in the month of a distribution date is delinquent other than as a result of application of the Relief Act and such payment exceeds the amount deposited in the Certificate Account as a Certificate Account Advance with respect to such mortgage loan, the master servicer will deposit in the Certificate Account not later than the fourth business day immediately preceding the distribution date an amount equal to such deficiency net of the related master servicing fee except to the extent the master servicer determines any such advance to be nonrecoverable from liquidation proceeds, insurance proceeds or from future payments on the mortgage loan for which such advance is made. Subject to the foregoing, such advances will be made through liquidation of the related mortgaged property. Any amount used as a Certificate Account Advance shall be replaced by the master servicer by deposit in the Certificate Account on or before any future date to the extent that funds in the Certificate Account on such date are less than the amount required to be transferred to the Certificate Account. If applicable, on the fifth business day preceding each distribution date, the master servicer shall present an officer's certificate to the trustee stating that the master servicer elects not to make an advance in a stated amount and detailing the reason it deems the advance to be nonrecoverable.

         As of any determination date, a "Certificate Account Advance" is the amount on deposit in a Protected Account or another permitted account which is not required to be transferred to the Certificate Account for distribution during the calendar month in which such determination date occurs but which is used to make a distribution to certificateholders during such calendar month on account of scheduled payments on the mortgage loans due on the due date for such month not being paid on or before the determination date except insofar as such unpaid amounts are the result of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act").

                        DESCRIPTION OF THE CERTIFICATES

General

         The certificates will be issued pursuant to the pooling and servicing agreement. The form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which the prospectus supplement and the prospectus are a part. The following is a summary of the material terms of the offered certificates. Reference is made to the prospectus for important additional information regarding the terms and conditions of the pooling and servicing agreement and the offered certificates. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are hereby incorporated by reference.

         The certificates will evidence in the aggregate the entire beneficial ownership interest in the trust. The trust will consist of:

     o    a pool of mortgage loans;

     o such assets as from time to time are identified as deposited in respect of the mortgage loans in the Protected Account and in the Certificate Account and belonging to the trust;

     o property acquired by foreclosure of such mortgage loans or by deed in lieu of foreclosure;

     o any applicable primary insurance policies and standard hazard insurance policies; and

     o    all proceeds of the foregoing.

         The "Class Certificate Balance" of any class of certificates as of any distribution date is the initial Class Certificate Balance thereof (as set forth on the table on page S-3) reduced by the sum of:

     o all amounts previously distributed to holders of certificates of such class as payments of principal; and

     o the amount of realized losses and Excess Losses allocated to such class.

         In addition, the Class Certificate Balance of the class of subordinate certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of realized losses on a distribution date, exceeds the pool balance as of the due date occurring in the month of such distribution date.

         The offered certificates, other than the Class R certificates, will be issuable in book-entry form only. The Class R certificates will be issued as a two certificates; one representing a de minimis interest to be held by the tax matters person and the other representing an approximate 100% interest.

         A "business day" is generally any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is closed or on which banking institutions in New York City or California are authorized or obligated by law or executive order to be closed.

Book-Entry Certificates

         The Class A, Class B-1, Class B-2 and Class B-3 certificates will be issued in book-entry form. The book-entry certificates will be held by a nominee of The Depository Trust Company, or DTC. Beneficial interests in the book-entry certificates will be indirectly held by investors through the book-entry facilities of DTC. Investors may hold beneficial interests in the book-entry certificates in minimum denominations of $25,000 initial principal balance and in integral multiples of $1 in excess thereof. The sponsor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the book-entry certificates. Except as described below, no beneficial owner of a book-entry certificate will be entitled to receive a physical certificate representing such certificate.

         The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account. In turn, the financial intermediary's ownership of the book-entry certificate will be recorded on the records of DTC, either directly or through agents. Beneficial ownership of a book-entry certificate may only be transferred in compliance with the procedures of the applicable financial intermediaries and DTC.

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the Uniform Commercial Code as in effect in the State of New York and a clearing agency registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each of its participants in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules, regulations and procedures governing DTC and its participants.

         Distributions on the book-entry certificates will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable participants in accordance with DTC's normal procedures. Each participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         None of the sponsor, the seller, the master servicer or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the certificates held by Cede & Co., or for maintaining, supervising or reviewing any records relating to such beneficial interests. In the event of the insolvency of DTC, a participant or an indirect participant in whose name book-entry certificates are registered, the ability of the beneficial owners to obtain timely payment may be impaired.

         Unless and until physical certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be Cede & Co. Beneficial owners of the certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and DTC. Monthly and annual reports on the trust provided by the master servicer to Cede & Co., may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose accounts the book-entry certificates of such beneficial owners are credited.

         DTC has advised the sponsor and the trustee that, unless and until physical certificates are issued, DTC will take any action permitted to be taken by the holders of the certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include such book-entry certificates.

         Physical certificates will be issued to beneficial owners of the book-entry certificates, or their nominees, rather than to DTC, only if:

     o DTC or the sponsor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the sponsor or the trustee is unable to locate a qualified successor;

     o the sponsor, at its sole option, elects to terminate a book-entry system through DTC; or

     o after the occurrence of an Event of Default, beneficial owners having not less than 51% of the aggregate voting rights of each class of the book-entry certificates advise the trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue the physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as certificateholders under the pooling and servicing agreement.

Protected Account

         The master servicer and each permitted sub-servicer will establish and maintain an account (each, a "Protected Account") into which it will deposit daily all collections of principal and interest on any mortgage loan, including principal prepayments, insurance proceeds and liquidation proceeds. All Protected Accounts shall be held in a depository institution, the accounts of which are insured by the FDIC to the maximum extent permitted by law, segregated on the books of such institution and held in trust. The amount at any time credited to a Protected Account shall be fully insured by the FDIC to the maximum extent permitted by law or, to the extent that such balance exceeds the limits of such insurance, such excess must be transferred either to another account or to the Certificate Account or invested in Eligible Investments meeting the requirements of the rating agencies.

         Prior to each distribution date, the master servicer shall withdraw or shall cause to be withdrawn from the Protected Accounts and any other permitted accounts and shall deposit or cause to be deposited in the Certificate Account amounts representing the following collections and payments, other than with respect to principal of or interest on the mortgage loans due on or before the cut-off date:

     o scheduled payments on the related mortgage loans received or advanced by the master servicer which were due on the related due date, net of servicing fees due the master servicer;

     o full principal prepayments, insurance proceeds and any liquidation proceeds received by the master servicer with respect to such mortgage loans in the related prepayment period, with interest to the date of prepayment or liquidation, net of servicing fees due the master servicer; and

     o partial prepayments of principal received by the master servicer for such mortgage loans in the related prepayment period.

Certificate Account

         The trustee shall establish and maintain in the name of the trustee, for the benefit of certificateholders, an account (the "Certificate Account") as a non-interest bearing trust account. The trustee will deposit in the Certificate Account, as received, the following amounts:

     o any amounts withdrawn from a Protected Account or other permitted account;

     o    any advance and compensating interest payments;

     o any insurance proceeds or liquidation proceeds received by the master servicer which were not deposited in a Protected Account or other permitted account;

     o the repurchase price with respect to any mortgage loans repurchased, any Substitution Adjustment Amounts and all proceeds of any mortgage loans or property acquired in connection with the optional termination of the trust;

     o any amounts required to be deposited with respect to losses on Eligible Investments; and

     o any other amounts received by the master servicer or the trustee and required to be deposited in the Certificate Account pursuant to the pooling and servicing agreement.

         All amounts deposited to the Certificate Account shall be held by the trustee in the name of the trustee in trust for the benefit of the certificateholders in accordance with the terms and provisions of the pooling and servicing agreement, subject to the right of the master servicer to require the trustee to make withdrawals therefrom as provided in the pooling and servicing agreement. The amount at any time credited to the Certificate Account shall at the written direction of the master servicer be invested, in the name of the trustee, in such Eligible Investments as the master servicer may direct. As provided in the pooling and servicing agreement, all such Eligible Investments will mature before the next distribution date and all investment earnings will be paid to the master servicer, as additional servicing compensation. The amount of any loss on an Eligible Investment will be remitted to the Certificate Account by the master servicer.

         On each distribution date, the trustee shall make the following payments from the funds in the Certificate Account:

     o    first, the trustee's fees shall be paid to the trustee; and

     o second, the amount distributable to the certificateholders shall be paid, to the extent of the Available Funds in respect of such distribution date, in accordance with the provisions set forth under "Description of the Certificates--Distributions."

         To the extent provided in the pooling and servicing agreement, the master servicer is not required to deposit in, and may cause the withdrawal from, the Protected Account or the Certificate Account the amount of any servicing fees or advances which the master servicer is entitled to be paid.

Available Funds

         "Available Funds" for any distribution date will equal the sum of the following amounts:

     o all scheduled installments of interest, net of related expense fees, and principal due on the due date in the month in which such distribution date occurs and received prior to the related determination date, together with any advances in respect thereof,

     o all proceeds of any primary mortgage insurance policies and any other insurance policies with respect to the mortgage loans, to the extent such proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures (collectively, "insurance proceeds") and all other cash amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise ("liquidation proceeds") during the related prepayment period, in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any,

     o all partial and full prepayments received during the related prepayment period and

     o the amounts received in respect of a mortgage loan that became required to be repurchased or substituted during the month preceding such distribution date, including any Substitution Adjustment Amounts, reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer or a sub-servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

See "The Mortgage Pool -- Assignment of Mortgage Loans" herein.

         With respect to any mortgage loan and any distribution date, the "prepayment period" is the prior calendar month.

Distributions

         General. Distributions on each distribution date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates of a class with an aggregate initial certificate balance of at least $5,000,000 and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

         The trustee will forward with each distribution on a distribution date to each certificateholder and the master servicer a statement or statements setting forth, among other things, the amount of such distribution allocable to principal and the amount of such distribution allocable to interest. Such amounts will be expressed as a dollar amount per $1,000 of Class Certificate Balance. See "Description of the Certificates -- Reports to Certificateholders" in the prospectus for a detailed description of the information to be included in such statements.

         Allocation of Available Funds. Interest and principal on the certificates will be distributed monthly on each distribution date, commencing in [ ], in an aggregate amount equal to the Available Funds for such distribution date to holders of record of such certificates on the last business day of the month preceding the month of such distribution date.

         On each distribution date, an amount equal to the Available Funds will be distributed in the following order of priority among the following classes of certificates:

     o first, to the senior certificates, the Interest Distribution Amount for such classes for such distribution date;

     o second, to the senior certificates in reduction of the Class Certificate Balances thereof, the Senior Principal Distribution Amount (as defined herein) for such distribution date, in the following order of priority:

         (i) to the Class R certificates, until the Class Certificate Balance thereof has been reduced to zero; and

         (ii) to the Class A certificates, until the Class Certificate Balance thereof has been reduced to zero.

     o third, sequentially, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 certificates, in that order, up to an amount equal to and in the following order: (a) the related Interest Distribution Amount thereon for such distribution date and (b) the Pro Rata Share (as defined herein) for such class for such distribution date.

     o fourth, any Available Funds remaining after payment of interest and principal as described above will be distributed to the Class R certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

INTEREST

         The pass-through rate for each class of offered certificates for each distribution date will be as described on page S-3 hereof.

         On each distribution date, each class of interest bearing offered certificates, to the extent of funds available therefore on such distribution date as described above under " -- Distributions", will be entitled to receive an amount allocable to interest (as to each such class, the "Interest Distribution Amount") equal to the sum of (A) the interest accrued during the applicable interest accrual period at the applicable pass-through rate on the related Class Certificate Balance and (B) the sum of the amounts, if any, by which the amount described in clause (A) above on each prior distribution date exceeded the amount actually distributed as interest on such prior distribution dates and not subsequently distributed ("Unpaid Interest Shortfall"). Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

         The interest entitlement described above for each class of certificates will be reduced by "Net Interest Shortfalls" for such distribution date. With respect to any distribution date, the "Net Interest Shortfall" is equal to the sum of (i) the amount of interest that would otherwise have been received with respect to any mortgage loan that was the subject of (a) a Relief Act Reduction or (b) after the coverage provided by the subordinate certificates is exhausted for such type of loss, a Special Hazard Loss, Fraud Loss or a Bankruptcy Loss, and (ii) any Net Prepayment Interest Shortfalls. A "Relief Act Reduction" is a reduction in the amount of monthly interest payment on a mortgage loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940. See "Certain Legal Aspects of mortgage loans -- Soldiers' and Sailors' Civil Relief Act" in the prospectus. "Net Prepayment Interest Shortfall" is the amount by which the aggregate of Prepayment Interest Shortfalls experienced by the mortgage loans in respect of a distribution date exceeds the aggregate amount of the Compensating Interest Payments for such distribution date. With respect to any distribution date, the "Prepayment Interest Shortfall" is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) resulting from principal prepayments received during the related Prepayment Period to the extent applied prior to the due date in the month of the distribution date. Net Interest Shortfalls on any distribution date will be allocated pro rata among all interest-bearing classes based on the amount of interest each such class of certificates would otherwise be entitled to receive on such distribution date before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls.

         In the event that, on a particular distribution date, Available Funds applied in the order described above under " -- Distributions," are not sufficient to make a full distribution of interest to holders of the offered certificates, interest will be distributed to each class of equal priority in proportion to the amount of interest each class would otherwise have been entitled to receive in the absence of such shortfall. Any Unpaid Interest Shortfall will be carried forward and added to the amount holders of each such class of offered certificates will be entitled to receive on the next distribution date. Such a shortfall could occur, for example, if losses realized on the mortgage loans were exceptionally high or were concentrated in a particular month. Any such amount so carried forward will not bear interest.

         With respect to each distribution date, the "Interest Accrual Period" for each class of interest-bearing certificates will be the calendar month preceding the month in which the distribution date occurs.

         The "Net Mortgage Rate" of a mortgage loan is the mortgage rate thereof minus the Expense Rate with respect to such mortgage loan.

Principal

         The amount to which the senior certificates are entitled as principal on any distribution date (the "Senior Principal Distribution Amount") will be an amount equal to the sum of:

                  (1) the Senior Percentage of all scheduled payments of principal due on each mortgage loan on the first day of the month in which the distribution date occurs, as specified in the amortization schedule at the time applicable thereto after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

                  (2) the Senior Prepayment Percentage of the Scheduled Principal Balance of each mortgage loan which was the subject of prepayment in full received by the master servicer during the applicable Prepayment Period;

                  (3) the Senior Prepayment Percentage of all partial prepayments of principal received on each mortgage loan during the applicable Prepayment Period;

                  (4) with respect to each mortgage loan that became a liquidated mortgage loan during the related Prepayment Period, the lesser of (x) the applicable Senior Percentage of the Scheduled Principal Balance of such mortgage loan and (y) either (A) the applicable Senior Prepayment Percentage or (B) if an Excess Loss was sustained with respect to such liquidated mortgage loan during such preceding calendar month, the applicable Senior Percentage of the Liquidation Proceeds and Insurance Proceeds allocable to principal received with respect to such mortgage loan; and

                  (5) the Senior Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each mortgage loan which was repurchased by the seller in connection with such distribution date,
         (b) the Substitution Adjustment Amount in connection with any mortgage loan that has been replaced by the seller with a substitute mortgage loan pursuant to the pooling and servicing agreement in connection with such distribution date and (c) other unscheduled payments of principal not otherwise referred to in this definition.

         The "Senior Percentage" will initially equal approximately [ ]%. The Senior Percentage will be recalculated with respect to each distribution date to equal the percentage (carried to six places rounded up) obtained by dividing the aggregate of the Class Certificate Balances of the Class A certificates and the residual certificates immediately preceding such distribution date by the aggregate Class Certificate Balance of all the certificates immediately preceding such distribution date.

         The "Senior Prepayment Percentage" on any distribution date occurring during the periods set forth below will be as follows:

  PERIOD (DATES INCLUSIVE                         SENIOR PREPAYMENT PERCENTAGE

         Notwithstanding the foregoing, if on any distribution date the Senior Percentage exceeds the Senior Percentage as of the cut-off date, the Senior Prepayment Percentage for such distribution date will equal 100%. Upon reduction of the Class Certificate Balances of the Class A certificates and the residual certificates to zero, the related Senior Prepayment Percentage will equal 0%.

         In addition, no reduction of the Senior Prepayment Percentage shall occur on any distribution date (such limitation being the "Senior Prepayment Percentage Stepdown Limitation") unless, as of the last day of the month preceding such distribution date, [describe stepdown test].

         The "Subordination Percentage", which will initially equal approximately [ ]% will be recalculated for each distribution date to equal 100% minus the Senior Percentage for such distribution date. The "Subordinate Prepayment Percentage" will equal 100% minus the related Senior Prepayment Percentage, except that on any distribution date after the Class Certificate Balances of the senior certificates have been reduced to zero, the applicable Subordinate Prepayment Percentage will equal 100%.

         The "Subordinate Principal Distribution Amount" with respect to each distribution date will be an amount equal to the sum of the following amounts (but in no event greater than the aggregate Class Certificate Balances of the subordinate certificates immediately prior to such distribution date):

                  (1) the Subordinate Percentage of all scheduled payments of principal due on each mortgage loan on the first day of the month in which the distribution date occurs, as specified in the amortization schedule at the time applicable thereto after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

                  (2) the Subordinate Prepayment Percentage of the Scheduled Principal Balance of each mortgage loan which was the subject of a prepayment in full received by the master servicer during the applicable Prepayment Period;

                  (3) the Subordinate Prepayment Percentage of all partial prepayments of principal received on each mortgage loan during the applicable Prepayment Period, plus on the distribution date on which the Class Certificate Balances of the senior certificates have all been reduced to zero, 100% of any Senior Principal Distribution Amount remaining undistributed on such date;

                  (4) with respect to each mortgage loan that became a liquidated mortgage loan during the related Prepayment Period, the Liquidation Proceeds and Insurance Proceeds allocable to principal received with respect to such mortgage loan during such Prepayment Period, after application of amounts pursuant to clause (4) of the definition of the applicable Senior Principal Distribution Amount, up to the Subordinate Percentage of the Scheduled Principal Balance of such mortgage loan; and

                  (5) the Subordinate Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each mortgage loan which was repurchased by the seller in connection with such distribution date,
         (b) the Substitution Adjustment Amount in connection with any mortgage loan that has been replaced by the seller with a substitute mortgage loan pursuant to the pooling and servicing agreement in connection with such distribution date and (c) other unscheduled payments of principal not otherwise referred to in this definition.

         The "Pro Rata Share" with respect to any class of subordinate certificates on any distribution date will generally equal such class's pro rata share, based on the Class Certificate Balances of each class, of the amount calculated pursuant to the definition of the Subordinate Principal Distribution Amount for such distribution date.

         With respect to each class of subordinate certificates, other than such class then outstanding with the lowest numerical designation, if on any distribution date the sum of the related Class Subordination Percentages of such class and all classes of subordinate certificates which have higher numerical designations than such class (the "Applicable Credit Support Percentage"), is less than the Applicable Credit Support Percentage for such class on the date of issuance of the certificates (the "Original Applicable Credit Support Percentage"), no distribution of the amount calculated pursuant to clauses (2), (3) and (5) of the definitions of Subordinate Principal Distribution Amount will be made to any such classes (the "Restricted Classes") and the amount otherwise distributable to the Restricted Classes in respect thereof will be allocated among the remaining classes of subordinate certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the order described above.

         The "Class Subordination Percentage" with respect to any distribution date and each class of subordinate certificates will equal the fraction, expressed as a percentage, the numerator of which is the Class Certificate Balance of such class of subordinate certificates, immediately prior to such distribution date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately prior to such distribution date.

         The approximate Original Applicable Credit Support Percentages for the subordinate certificates on the date of issuance of the certificates are expected to be as follows:

             Class B-1....................................
             Class B-2....................................
             Class B-3....................................
             Class B-4....................................
             Class B-5....................................
             Class B-6....................................

         "Scheduled Principal Balance" of a mortgage loan as of any due date is the unpaid principal balance of such mortgage loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of moratorium or similar waive or grace period) for such due date, after giving effect to any previous partial principal prepayments and liquidation proceeds and insurance proceeds received and to the payment of principal due on such due date and irrespective of any delinquency in payment by the mortgagor.

         "Principal prepayment" is any payment or other recovery of principal on a mortgage loan which is received in advance of its scheduled due date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including insurance proceeds and amounts received in connection with the repurchase or substitution of a mortgage loan, but excluding liquidation proceeds and insurance proceeds received at the time a mortgage loan becomes a liquidated mortgage loan.

Allocation of Losses

         On each distribution date, any realized loss, other than any Excess Loss, will be allocated first to the subordinate certificates, in the reverse order of their numerical class designations (beginning with the class of subordinate certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and then to the senior certificates, pro rata, based upon their respective Class Certificate Balances.

         On each distribution date, Excess Losses will be allocated pro rata among the classes of senior certificates and the subordinate certificates based upon their respective Class Certificate Balances.

         In general, a "realized loss" with respect to a mortgage loan is a Bankruptcy Loss or as to any liquidated mortgage loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the mortgage loan. "Excess Losses" are:

     o    Special Hazard Losses in excess of the Special Hazard Loss Coverage
          Amount,

     o Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and

     o    Fraud Losses in excess of the Fraud Loss Coverage Amount.

         "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. A "Fraud Loss" is a realized loss sustained on a liquidated mortgage loan by reason of a default arising from fraud, dishonesty or misrepresentation. See "Credit Support -- Subordination of subordinate certificates" herein. A "Special Hazard Loss" is a realized loss attributable to damage or a direct physical loss suffered by a mortgaged property, including any realized loss due to the presence or suspected presence of hazardous wastes or substances on a mortgaged property, other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such mortgaged property under the pooling and servicing agreement or any loss due to normal wear and tear or certain other causes.

         A "liquidated mortgage loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

Termination; Optional Termination

         The circumstances under which the obligations created by the pooling and servicing agreement will terminate in respect of the certificates are described in "General Provisions of Pooling and Servicing Agreements -- Termination; Repurchase of Mortgage Loans and Mortgage Certificates" in the prospectus. The master servicer will have the option to purchase all remaining mortgage loans and other assets in the trust, thereby effecting early retirement of the certificates and causing the termination of the REMIC status of the trust, but such option will not be exercisable until such time as the pool balance as of the distribution date on which the purchase proceeds are to be distributed to certificateholders is less than 10% of the cut-off date pool balance. Distributions in respect of any such optional termination will be paid to certificateholders in order of their priority of distribution as described under " -- Distributions." The amount each holder of a certificate will be entitled to receive is 100% of such holder's outstanding certificate principal balance and, in the case of any interest bearing certificate, any unpaid accrued interest thereon at the applicable pass-through rate. However, the proceeds from such purchase may not be sufficient to distribute the full amount to which each holder is entitled if the purchase price is based in part on the fair market value of the property acquired upon foreclosure of a mortgage loan and such fair market value is less than the principal balance of the related mortgage loan. In no event will the trust continue beyond the later of:

     o    the repurchase described above,

     o the expiration of 21 years from the death of the survivor of the person named in the pooling and servicing agreement and

     o    [date].

The termination of the trust will be effected in a manner consistent with applicable federal income tax regulations and the REMIC status of the Trust.

Last Scheduled Distribution Date

         The last scheduled distribution date for distributions on the certificates is [date]. The last scheduled distribution date is the distribution date in the month immediately following the latest scheduled maturity date of any mortgage loan. Since the rate of distributions in reduction of the Class Certificate Balance on each class of offered certificates will depend on the rate of payment of the related mortgage loans as well as the frequency and severity of losses experienced by the trust, the Class Certificate Balance of any such class could reach zero significantly earlier or later than the last scheduled distribution date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "Maturity, Prepayment and Weighted Average Life of Certificates" in the prospectus.

Voting Rights

         Voting rights of the trust in general will be allocated among the classes of certificates based upon their respective Class Certificate Balances.

The Trustee

         [ ]will be the trustee under the pooling and servicing agreement. The sponsor and the master servicer may maintain other banking relationships in the ordinary course of business with the trustee. Offered certificates may be surrendered at the corporate trust office of the trustee located at [ ]or at such other addresses as the trustee may designate from time to time.

Restrictions On Transfer Of The Residual Certificates

         The residual certificates will be subject to the restrictions on transfer described in the prospectus under "Federal Income Tax Consequences -- REMIC Certificates -- Tax-Related Restrictions on Transfers," " -- Noneconomic Residual Interests" and " -- Foreign Investors." The pooling and servicing agreement provides that the residual certificates (in addition to certain other classes of certificates) may not be acquired by an ERISA Plan. See "ERISA Considerations" herein. The residual certificates will contain a legend describing the foregoing restrictions.

                      PREPAYMENT AND YIELD CONSIDERATIONS

General

         The effective yield to the holders of the interest bearing certificates will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such certificates because monthly distributions will not be payable to such holders until the 25th day, or if such day is not a business day the following business day, of the month following the month in which interest accrues on the mortgage loans - without any additional distribution of interest or earnings thereon in respect of such delay.

         Delinquencies on the mortgage loans which are not advanced by or on behalf of the master servicer will adversely affect the yield on the related classes of certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the subordinate certificates, in the reverse order of their numerical class designations, and then by the senior certificates. If, as a result of such shortfalls, the aggregate of the Class Certificate Balances of all classes of certificates exceeds the pool balance, the Class Certificate Balance of the class of subordinate certificates then outstanding with the highest numerical class designation will be reduced by the amount of such excess.

         Net Interest Shortfalls will adversely affect the yields on the related classes of certificates. In addition, although all losses initially will be borne by the subordinate certificates, in the reverse order of their numerical class designations, Excess Losses will be borne by all classes of certificates on a pro rata basis. As a result, the yields on the offered certificates will depend on the rate and timing of realized losses, including Excess Losses. Excess Losses could occur at a time when one or more classes of subordinate certificates are still outstanding and otherwise available to absorb other types of realized losses.

Prepayment Considerations And Risks

         Because principal payments on the mortgage loans will be distributed to certificateholders as they are received from mortgagors, the rate of principal payments on the offered certificates, the aggregate amount of each interest payment on the interest bearing offered certificates and the yield to maturity of offered certificates purchased at a price other than par are directly related to the rate of payments of principal on the mortgage loans. The principal payments on the mortgage loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of its scheduled due date, including liquidations due to default, casualty, condemnation and the like). Any such prepayments will result in distributions to holders of the offered certificates of amounts which would otherwise be distributed over the remaining term of the mortgage loans. See "Maturity, Prepayment Considerations and Weighted Average Life of the Certificates" in the prospectus. The rate at which mortgage loans in general prepay may be influenced by a number of factors, including general economic conditions, mortgage market interest rates, availability of mortgage funds and homeowner mobility. In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to prepay at higher rates than if prevailing rates remain at or above the interest rates on the mortgage loans. Conversely, if interest rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the offered certificates.

         As described herein under "Description of the Certificates -- Principal", the Senior Prepayment Percentage of all principal prepayments and certain other unscheduled payments of principal will be initially distributed to the classes then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of such principal prepayments being distributed to holders of the senior certificates and none (or less than their pro rata share) of such principal prepayments being distributed to holders of subordinate certificates during the periods of time described in the definition of "Senior Prepayment Percentage."

         Mortgagors are permitted to prepay the mortgage loans, in whole or in part, at any time. All of the mortgage loans are subject to prepayment penalties following origination on certain prepayments. Such penalties may impact a mortgagor's decision to prepay a mortgage loan. The rate of payment of principal may also be affected by any repurchase of the mortgage loans required by the pooling and servicing agreement. See "The Mortgage Pool -- Assignment of Mortgage Loans" and "Description of the Certificates -- Termination; Optional Termination" herein. See "Description of the Certificates -- Termination; Optional Termination" herein and "Pooling and Servicing Agreement -- Termination; Optional Termination" in the prospectus for a description of the master servicer's option to purchase the mortgage loans when the pool balance is less than 10% of the cut-off date pool balance. Any such purchase will shorten the weighted average lives of the classes of offered certificates.

         Substantially all of the mortgage loans will include due-on-sale clauses which allow the holder of a mortgage loan to demand payment in full of the remaining principal balance upon sale or certain transfers of the property securing such mortgage loan. The master servicer, or the applicable servicer, will enforce "due-on-sale" clauses to the extent permitted by applicable law. Each mortgage note which contains "due-on-sale" provisions permits the holder of the mortgage note to accelerate the maturity of the mortgage loan upon conveyance by the mortgagor of the underlying mortgaged property. The master servicer, or the applicable servicer, will enforce any "due-on-sale" clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer or any such servicer will not take any action in relation to the enforcement of any "due-on-sale" provisions which would impair or threaten to impair any recovery under any related primary mortgage insurance policy. See "Maturity, Prepayment Considerations and Weighted Average Life of Certificates" in the prospectus. Acceleration of mortgage loans as a result of enforcement of such "due-on-sale" provisions in connection with transfers of the related mortgaged properties or the occurrence of certain other events resulting in acceleration would affect the level of prepayments on the mortgage loans, thereby affecting the weighted average lives of the classes of the offered certificates.

Additional Information

         The sponsor intends to file certain additional yield tables and other computational materials with respect to one or more classes of offered certificates with the SEC in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Weighted Average Lives of the Offered Certificates

         The weighted average life of a certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such certificate is distributed to the investor. The weighted average life of a certificate is determined by:

         (a) multiplying the amount of the reduction, if any, of the principal balance of such certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date,

         (b) summing the results and

         (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such certificate referred to in clause (a).

The weighted average lives of the certificates will be influenced by, among other factors, the rate at which principal is paid on the mortgage loans. Principal payments of such mortgage loans may be in the form of scheduled amortization or prepayments, including those prepayments resulting from foreclosure proceedings and from the purchase of mortgage loans in advance of their stated maturities as required or permitted by the pooling and servicing agreement. In general, the mortgage loans may be prepaid by the mortgagors at any time.

         The prepayment model used in this prospectus supplement (the "Prepayment Assumption") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. A 100% Prepayment Assumption assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and increasing by 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loan, 100% of the Prepayment Assumption assumes a constant prepayment rate of 6.0% per annum. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

Pricing Assumption

         The certificates were structured assuming, among other things, a 225% prepayment assumption with respect to the certificates. The prepayment assumptions to be used for pricing purposes for the respective classes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

Decrement Tables

         The decrement tables indicate the percentages of the initial principal amount of each class of offered certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average lives of such classes of offered certificates.

         The following decrement tables have been prepared based on the assumptions (the "Structuring Assumptions") that:

     o the mortgage pool consists of [ ] mortgage loans with the following characteristics:

        PRINCIPAL              APPROXIMATE         APPROXIMATE NET             ORIGINAL           REMAINING
         BALANCE              MORTGAGE RATE         MORTGAGE RATE            AMORTIZATION        AMORTIZATION
                                                                           TERM TO MATURITY        TERM TO
                                                                             (IN MONTHS)           MATURITY
                                                                                                 (IN MONTHS)


     o the mortgage loans prepay at the specified constant percentages of the Prepayment Assumption

     o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

     o scheduled payments on the mortgage loans are received on the first day of each month commencing in [ ] and are computed prior to giving effect to prepayments received on the last day of the prior month,

     o prepayments are allocated as described herein without giving effect to loss and delinquency tests,

     o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in [ ],

     o the scheduled monthly payment for each mortgage loan has been calculated based on its outstanding balance, interest rate and remaining term to maturity such that each mortgage loan will amortize in amounts sufficient to repay the balance of such mortgage loan by its remaining term to maturity,

     o the initial principal amounts of the certificates are as set forth on page S-3,

     o interest accrues on each class of certificates at the applicable interest rate described herein,

     o distributions in respect of the certificates are received in cash on the 25th day of each month, commencing in [ ],

     o    the offered certificates are purchased on [ ] and

     o the master servicer does not exercise the option to purchase the mortgage loans described under the caption "Description of the Certificates -- Termination; Optional Termination."

         The decrement tables set forth below have been prepared on the basis of the Structuring Assumptions described above. There will likely be discrepancies between the characteristics of the actual mortgage loans included in the trust and the characteristics of the mortgage loans assumed in preparing the decrement tables. Any such discrepancy may have an effect upon the percentages of initial Class Certificate Balances outstanding set forth in the decrement tables (and the weighted average lives of the offered certificates). In addition, to the extent that the mortgage loans that actually are included in the trust have characteristics that differ from those assumed in preparing the following decrement tables, the Class Certificate Balance of any such class of offered certificates will be reduced to zero earlier or later than indicated by such decrement tables.

         Furthermore, the information contained in the decrement tables with respect to the weighted average life of any offered certificate is not necessarily indicative of the weighted average life of such class of offered certificate that might be calculated or projected under different or varying prepayment assumptions.

         It is not likely that all of the mortgage loans will have the mortgage rates or remaining terms to maturity assumed or the mortgage loans will prepay at the indicated percentage of the Prepayment Assumption until maturity. In addition, the diverse remaining terms to maturity of the mortgage loans could produce slower or faster distributions in reduction of Class Certificate Balances than indicated in the decrement tables at the various percentages of the Prepayment Assumption specified. Based upon the foregoing Structuring Assumptions, the following decrement tables indicate the projected weighted average life of each class of the offered certificates and set forth the percentages of the initial Class Certificate Balance of each such class that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption. Neither the Prepayment Assumption nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. Variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentage of initial Class Certificate Balance and weighted average life shown in the following tables. Such variations may occur even if the average prepayment experience of all such mortgage loans equals any of the specified percentages of the Prepayment Assumption.

         The weighted average lives of the offered certificates shown in the decrement tables are determined by:

     o multiplying the amount of the reduction, if any, of the principal balance of such certificate from one distribution date to the next distribution date by the number of years from the date of the issuance to the second such distribution date,

     o    summing the results and

     o dividing the sum by the aggregate amount of the reductions in the principal balance of such certificate.

  PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING FOR THE OFFERED
                                 CERTIFICATES

  AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION SET FORTH BELOW:

                                                       CLASS A                                           CLASS R
DISTRIBUTION DATE                  %         %         %         %         %         %         %         %        %          %
                                   -         -         -         -         -         -         -         -        -          -
Initial Percentage                   100%      100%      100%      100%      100%      100%      100%     100%       100%     100%

Weighted Average Life
   (in years)...................

*Less than 0.5% but greater than 0%.

  PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING FOR THE OFFERED

                                 CERTIFICATES
  AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION SET FORTH BELOW:

                      CLASS B-1, CLASS B-2 AND CLASS B-3

DISTRIBUTION DATE          %        %           %              %             %

Initial Percentage      100%     100%          100%         100%           100%


Weighted Average Life
     (in years)................................

* Less than 0.5% but greater than 0%.

                                CREDIT SUPPORT

SUBORDINATION OF SUBORDINATE CERTIFICATES

         The rights of the holders of a subordinate certificate to receive distributions with respect to the mortgage loans will be subordinated to such rights of the holders of more senior certificateholders, in each case only to the extent described herein. This is intended to increase the likelihood of receipt by more senior certificateholders of the maximum amount to which they are entitled on any distribution date and to provide the more senior certificateholders protection against Realized Losses, other than Excess Losses. In addition, subordinate certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described below. Realized Losses, other than Excess Losses, will be allocated to the most junior class of certificates then outstanding.

         The subordinate certificates will provide limited protection to the certificates of higher relative priority against (i) Special Hazard Losses in an initial amount expected to be up to approximately $[ ] (the "Special Hazard Loss Coverage Amount"), (ii) Bankruptcy Losses in an initial amount expected to be up to approximately $[ ] (the "Bankruptcy Loss Coverage Amount") and
(iii) Fraud Losses in an initial amount expected to be up to approximately $[ ] (the "Fraud Loss Coverage Amount").

         The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any distribution date to the [step-down test]. All principal balances for the purpose of this definition will be calculated as of the first day of the month preceding such distribution date after giving effect to scheduled installments of principal and interest on the mortgage loans then due, whether or not paid.

         The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the certificates. In addition, [step-down tests].

         The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the certificates.

         The amount of coverage provided by the subordinate certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the rating agencies are not adversely affected thereby. In addition, a reserve fund or other form of credit support may be substituted for the protection provided by the subordinate certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

         As used herein, a "Deficient Valuation" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the mortgage loan secured by such mortgaged property or may reduce the outstanding principal balance of a mortgage loan. In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to such value, and the holder of such mortgage loan thus would become an unsecured creditor to the extent the outstanding principal balance of such mortgage loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, certain other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the related mortgage loan. Notwithstanding the foregoing, no such occurrence shall be considered a Debt Service Reduction or Deficient Valuation so long as the master servicer is pursuing any other remedies that may be available with respect to the related mortgage loan and such mortgage loan is not in default with respect to payment due thereunder or scheduled monthly payments of principal and interest are being advanced by the master servicer without giving effect to any Debt Service Reduction.

                                USE OF PROCEEDS

         The sponsor will apply the net proceeds of the sale of the certificates against the purchase price of the mortgage loans.

                        FEDERAL INCOME TAX CONSEQUENCES

         An election will be made to treat the trust as a REMIC for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"). The regular certificates will be designated as regular interests in the REMIC and the Class R certificates will be designated as the sole class of residual interests in the REMIC. See "Federal Income Tax Consequences -- REMIC Certificates" in the prospectus.

         Regular Certificates. The regular certificates generally will be treated as debt instruments issued by the REMIC for federal income tax purposes. Income on the regular certificates must be reported under an accrual method of accounting.

         The regular certificates may, depending on their respective issue prices, be treated for federal income tax purposes as having been issued with an amount of original issue discount equal to the difference between its stated redemption price at maturity and its issue price. See "Federal Income Tax Consequences" in the prospectus. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the sponsor intends to assume that there will be prepayments on the mortgage loans at a rate equal to [ ]% Prepayment Assumption.

         If the method for computing original issue discount described in the prospectus results in a negative amount of OID for any period with respect to a certificateholder, the amount of original issue discount allocable to such period would be zero and such certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such certificates.

         The regular certificates will be treated as regular interests in the REMIC under section 860G of the Code. Accordingly, the regular certificates will be treated as (a) assets described in section 7701(a)(19)(C) of the Code, and (b) real estate assets within the meaning of section 856(c)(4)(A) of the Code, in each case to the extent described in the prospectus. Interest on the regular certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code to the same extent that the regular certificates are treated as real estate assets. See "Federal Income Tax Consequences" in the prospectus.

         Residual Certificates. The holder of the residual certificate must include the taxable income of the REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to such holders during certain periods. All or a portion of the taxable income from a residual certificate recognized by a holder may be treated as excess inclusion income, which with limited exceptions, is subject to U.S. federal income tax.

         Also, purchasers of the residual certificate should consider carefully the tax consequences of any investment in the residual certificate discussed in the prospectus and should consult their own tax advisors with respect to those consequences. See "Federal Income Tax Consequences -- REMIC Certificates" and " -- Residual Certificates" in the prospectus. Specifically, prospective holders of the residual certificate should consult their tax advisors regarding whether, at the time of acquisition, the residual certificate will be treated as a noneconomic residual interest, and a tax avoidance potential residual interest. See "Certain Federal Income Tax Consequences -- Tax-Related Restrictions on Transfer -- NONECONOMIC RESIDUAL CERTIFICATES," " -- Residual Certificates -- MARK TO MARKET RULE," and " -- EXCESS INCLUSIONS" and " -- Tax-Related Restrictions on Transfers -- FOREIGN INVESTORS" in the prospectus.

         Under the REMIC regulations promulgated by the Treasury Department, a transfer to a United States person of a noneconomic residual interest will be disregarded for all federal income tax purposes, and the purported transferor of a noneconomic residual interest will continue to remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax. Based on the REMIC regulations, the residual certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer of such residual certificates is to impede the assessment or collection of tax, transfers of the residual certificates may be disregarded and purported transferors may remain liable for any taxes due with respect to the income on the residual certificates. All transfers of the residual certificates will be subject to certain restrictions under the terms of the pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded to the extent that the residual certificates constitute noneconomic residual interests. See "Certain Federal Income Tax Consequences -- Tax-Related Restrictions on Transfer -- Noneconomic Residual Certificates."

         Finally, for information regarding Prohibited Transactions, see "Federal Income Tax Consequences -- Prohibited Transactions and Other Taxes" in the prospectus.

                             ERISA CONSIDERATIONS

         A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code, should carefully review with its legal advisors whether the purchase or holding of an offered certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See "ERISA Considerations" in the prospectus.

         The U.S. Department of Labor has granted to the underwriter, an administrative exemption (Prohibited Transaction Exemption [ ], [ ] Fed. Reg. [ ] ([ ]) as amended (the "Exemption")) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the mortgage loans in the Trust.

         For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the prospectus.

         It is expected that the Exemption will apply to the acquisition and holding by Plans of the senior certificates (other than the residual certificates) and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on 5% of the mortgage loans included in the trust by aggregate unamortized principal balance of the assets of the trust.

         Because the characteristics of the offered certificates that are subordinate certificates and the residual certificates may not meet the requirements of Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), the Exemption or any other issued exemption under ERISA, the purchase and holding of such subordinate certificates and the residual certificates by a Plan or by individual retirement accounts or other plans subject to Section 4975 of the Code or by persons acquiring such certificates on behalf of or with assets of a Plan may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, transfers of the offered certificates that are subordinate certificates and the residual certificates will not be registered by the trustee unless the trustee receives:

     o a representation from the transferee of such certificate, acceptable to and in form and substance satisfactory to the trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer;

     o if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such certificates are covered under Sections I and III of PTCE 95-60; or

     o an opinion of counsel satisfactory to the trustee that the purchase or holding of such certificate by a Plan, any person acting on behalf of a Plan or using such Plan's assets, will not constitute a prohibited transaction, will not result in the assets of the trust being deemed to be plan assets and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the trustee to any obligation in addition to those undertaken in the pooling and servicing agreement.

The representation described above shall be deemed to have been made to the trustee by the transferee's acceptance of an offered certificate that is a subordinate certificate. In the event that such representation is violated, or any attempt to transfer to a plan or person acting on behalf of a Plan or using such Plan's assets is attempted without such opinion of counsel, such attempted transfer or acquisition shall be void and of no effect.

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTCE 83-1 described in the prospectus and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in any of the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                            METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement between the sponsor and the underwriter, the sponsor has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the sponsor, the classes of offered certificates. Distribution of the offered certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the offered certificates, the underwriter may be deemed to have received compensation from the sponsor in the form of underwriting discounts.

         The sponsor has been advised by the underwriter that it intends to make a secondary market in the offered certificates but has no obligation to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue.

         The sponsor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                 LEGAL MATTERS

         The validity of the certificates will be passed upon for the sponsor by Tobin & Tobin, a professional corporation, San Francisco, California. Certain federal income tax consequences with respect to the certificates will be passed upon for the sponsor by Brown & Wood LLP, New York, New York. Brown & Wood LLP, New York, New York will act as counsel for the underwriter.

                              CERTIFICATE RATING

         It is a condition to the issuance of each class of offered certificates that it receives the rating(s) set forth below from [ ] and [ ].

                                               RATING

           CLASS                      [ ]                   [ ]

A..........................
R..........................
B-1........................
B-2........................
B-3........................

         [Discussion of specific rating agency criteria and limitations.]

         The ratings of the rating agencies do not address the possibility that, as a result of principal prepayments certificateholders might suffer a lower than anticipated yield. The ratings on the residual certificates address only the return of their respective principal balances and interest thereon.

         The sponsor has not requested a rating of any class of offered certificates by any other rating agencies. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or if one does, what rating would be assigned by such other rating agency. The rating assigned by any such other rating agency to a class of offered certificates may be lower than the ratings received on the closing date.

         The ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.





                            INDEX TO DEFINED TERMS





Advance...............................................................S-20
Applicable Credit Support Percentage..................................S-29
Bankruptcy Loss Coverage Amount.......................................S-37
beneficial owner......................................................S-21
Book-Entry Certificates...............................................S-21
CEDE..................................................................S-21
Certificate Account...................................................S-23
Certificates..........................................................S-21
Class A Certificates..................................................S-21
Class PO Cash Shortfall...............................................S-25
Code..................................................................S-38
Cross-Over Date.......................................................S-25
Cut-off Date Pool Principal Balance...................................S-10
Debt Service Reduction................................................S-37
Definitive Certificate................................................S-21
Deleted Mortgage Loan.................................................S-15
Depository............................................................S-21
Discount Mortgage Loan................................................S-26
DTC Services..........................................................S-23
Due Date..............................................................S-10
ERISA.................................................................S-39
Exemption.............................................................S-39
FHA...................................................................S-16
FHLMC.................................................................S-10
Financial Intermediary................................................S-22
FNMA..................................................................S-10
Fraud Loss Coverage Amount............................................S-37
GNMA..................................................................S-16
Greenpoint Financial..................................................S-15
Headlands.............................................................S-15
Industry..............................................................S-23
Insurance Proceeds....................................................S-24
Interest Distribution Amount..........................................S-26
Liquidation Proceeds..................................................S-24
Master Servicing Fee..................................................S-20
Material Defect.......................................................S-15
Mortgage..............................................................S-14
Mortgage File.........................................................S-15
Mortgage Loans..................................................S-10, S-21
Mortgage Note.........................................................S-14
Mortgage Pool...................................................S-10, S-21
Mortgage Rate.........................................................S-10
Mortgaged Property....................................................S-10
Mortgagors............................................................S-10
Net Prepayment Interest Shortfalls....................................S-20
Non-Discount Mortgage Loan............................................S-26
Offered Certificates..................................................S-21
Original Applicable Credit Support Percentage.........................S-29
Original Subordinate Principal Balance................................S-27
Pass-Through Rate.....................................................S-25
Pooling Agreement.....................................................S-14
Prepayment Assumption.................................................S-33
Prospectus............................................................S-21
Prospectus Supplement.................................................S-21
Protected Account...............................................S-21, S-23
PTCE 83-1.............................................................S-39
PTCE 95-60............................................................S-39
Rating Agencies.......................................................S-40
Record Date...........................................................S-25
Relief Act............................................................S-21
REMIC.................................................................S-38
REMIC Regulations.....................................................S-38
Replacement Mortgage Loan.............................................S-15
Restricted Classes....................................................S-29
S&P...................................................................S-40
Senior Prepayment Percentage Stepdown Limitation......................S-27
Senior Principal Distribution Amount..................................S-26
Special Hazard Loss Coverage Amount...................................S-37
Structuring Assumptions...............................................S-33
Substitution Adjustment Amount........................................S-15
super jumbos..........................................................S-16
Systems...............................................................S-23
Trust.................................................................S-14
Underwriter...........................................................S-39
Underwriting Standards................................................S-16
Unpaid Interest Shortfall.............................................S-26

VA S-16







                                     $[ ]

                                 (APPROXIMATE)

                      HEADLANDS MORTGAGE SECURITIES INC.
                                    SPONSOR

                         [HEADLANDS MORTGAGE COMPANY]
                          SELLER AND MASTER SERVICER

                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES [ ]

                             PROSPECTUS SUPPLEMENT
                                 [UNDERWRITER]

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the offered certificates in any state where the offer is not permitted.

         We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the offered certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                    [Date]


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED JULY 23, 1999

                                  PROSPECTUS

                      HEADLANDS MORTGAGE SECURITIES INC.

                                   (Sponsor)

                      Mortgage Pass-Through Certificates

                             (Issuable in Series)

Please carefully consider our discussion of some of the risks of investing in the certificates under "Risk Factors" beginning on page 4.

The Trusts

Each trust will be established to hold the assets transferred to it by Headlands Mortgage Securities Inc. The assets of each trust will be specified in the prospectus supplement and will generally consist of:

o first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan, and

o    mortgage pass-through securities issued
     or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

The Certificates

Headlands Mortgage Securities Inc. will sell the certificates pursuant to a prospectus supplement. The certificates will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust fund to which the series relates. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Offers of Certificates

The certificates may be offered through several different methods, including offerings through underwriters.

                               ----------------


The SEC and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

______________ _____, 199[ ]





                               Table of Contents

RISK FACTORS...................................................................1

THE TRUSTS.....................................................................3

DESCRIPTION OF CERTIFICATES....................................................9

CREDIT ENHANCEMENT............................................................16

YIELD AND PREPAYMENT CONSIDERATIONS...........................................21

THE SPONSOR...................................................................22

USE OF PROCEEDS...............................................................23

MORTGAGE LOAN PROGRAM.........................................................23

THE POOLING AND SERVICING AGREEMENT...........................................24

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS...................................35

ERISA CONSIDERATIONS..........................................................42

LEGAL INVESTMENT CONSIDERATIONS...............................................45

LEGAL MATTERS.................................................................46

FEDERAL INCOME TAX CONSEQUENCES...............................................46

STATE TAX CONSIDERATIONS......................................................69

PLANS OF DISTRIBUTION.........................................................69

FINANCIAL INFORMATION.........................................................70

AVAILABLE INFORMATION.........................................................70

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................70

RATING........................................................................71





        Important Notice About Information In This Prospectus and Each

                      Accompanying Prospectus Supplement

     Information about each series of certificates is contained in two separate documents:

o this prospectus, which provides general information, some of which may not apply to a particular series; and

o the accompanying prospectus supplement for a particular series, which describes the specific terms of the certificates of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

You should rely on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.





                                 RISK FACTORS

     Investors should consider the following factors in connection with the purchase of certificates. You should also consider the risk factors described in your prospectus supplement.

Ability to Resell Securities May Be Limited

     No market for the certificates will exist before they are issued. We cannot assure you that a secondary market will develop, or if it does develop, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

     The secondary market for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Decline in Property Values May Increase Loan Losses.

     Because your certificates represent an interest in mortgage loans or are secured by mortgage loans, your investment may be affected by a decline in property values. If the outstanding balance of a mortgage loan and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, default, foreclosure and loss. A decline in property values could extinguish the value of a junior mortgagee's interest in a property.

Delays in Liquidation May Adversely Affect You.

     Substantial delays may occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses that characterize lawsuits if defenses or counterclaims are raised. As a result, foreclosure actions can sometimes take several years to complete and the liquidation proceeds may not cover the defaulted loan amount. In particular, because the costs of liquidation do not vary based on the loan amount, the risk of insufficient liquidation proceeds is greater with small loans. Some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds.

Credit Enhancement May Not Be Sufficient to Protect You From Losses

     Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of certificates that have the benefit of the credit enhancement. However, the amount of any credit enhancement may decline or be depleted before the certificates are paid in full. As a result, certificateholders may suffer losses. In addition, credit enhancement may not cover all potential sources of loss, such as a loss resulting from fraud or negligence by a loan originator or other party.

     We refer you to "Credit Enhancement" in this prospectus for more detail.

Bankruptcy and Insolvency May Delay and Reduce Payments on the Certificates

     The mortgage loans will be sold by the seller to the sponsor and by the sponsor to the trust. If the seller or the sponsor should go into bankruptcy, the bankruptcy trustee or a creditor could attempt to regain control over the loans. Any such attempt would prevent timely payments on the certificates and result in a reduction of payment on the certificates.

     In the event of a bankruptcy or insolvency of the master servicer, the bankruptcy trustee or receiver may have the power to prevent the appointing a successor servicer. In addition, if collections on the loans are commingled with the master servicer's own funds for at least ten days, the trust fund may not have a perfected interest in such collections under applicable laws governing secured transactions. The inclusion of the collections in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the certificates.

     In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. The effect of any such laws could result in delays in receiving payments on the loans and possible reductions in the aggregate amount of such payments.

State and Federal Laws May Limit Ability to Collect on Mortgage Loans

     Applicable federal and state laws regulate interest rates and other charges and require certain disclosures. In addition, other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans. Depending on the provisions of the applicable law and the specific facts involved, violations may limit the ability to collect all or part of the principal of or interest on the mortgage loans. In some cases, the borrower may be entitled to a refund of amounts previously paid and, could subject the trust to damages and administrative enforcement.

Prepayments on Mortgage Loans May Adversely Affect Yield

     The rate of principal distributions will be, and the rate of return to investors on their certificates may be, directly related to the rate of principal payments on the mortgage loans. For example, the rate of principal payments on the mortgage loans will be affected by the following:

     o    the amortization schedules of the mortgage loans;

     o the rate of principal prepayments (including partial prepayments and prepayments resulting from refinancing) by mortgagors;

     o    liquidation of defaulted mortgage loans by the master servicer;

     o repurchase of mortgage loans by the seller as a result of defective documentation or breaches of representations and warranties; and

     o the optional purchase by the master servicer of all of the mortgage loans in connection with the termination of the trust.

     The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. For example, if mortgage rates for similar mortgage loans fall below the mortgage rates on the mortgage loans, the rate of prepayment would generally be expected to increase. Conversely, if mortgage rates on similar mortgage loans rise above the mortgage rates on the mortgage loans, the rate of prepayment would generally be expected to decrease.

     We cannot predict the rate at which borrowers will repay their mortgage loans. Please consider the following:

     o If you are purchasing a certificate at a discount, in particular, a principal-only certificate, your yield may be lower than expected if principal payments on the mortgage loans occur at a slower rate than you expected;

     o If you are purchasing a certificate at a premium, in particular, an interest-only certificate, your yield may be lower than expected if principal payments on the mortgage loans occur at a faster rate than you expected and you may lose your initial investment; and

     o The earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase a certificate at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect.

Trust Assets May Not Be Sufficient to Pay Securities

     The assets of the trust are the sole source of distributions for the certificates. The certificates do not represent an interest in or obligation of the sponsor, the seller, the master servicer, the trustee or any of their affiliates, except for the limited obligations of the seller with respect to certain breaches of its representations and warranties and of the master servicer with respect to its servicing obligations. Neither the certificates nor the mortgage loans will be guaranteed by or insured by any governmental agency or instrumentality, the sponsor, the seller, the master servicer, the trustee or any of their affiliates, unless so specified in the prospectus supplement. Consequently, if payments on the mortgage loans are insufficient to make all payments required on the certificates you may incur a loss on your investment.

Consequences of Owning Book-Entry Certificates

     Limit on Liquidity of Certificates. Issuance of the certificates in book-entry form may reduce their liquidity in the secondary trading market because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Limit on Ability to Transfer or Pledge. Since transactions in the book-entry certificates can be effected only though the DTC, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry certificate to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of such certificates, may be limited due to lack of a physical certificate.

     Delays in Distributions. You may experience some delay in the receipt of distributions on book-entry certificates because the distributions will be forwarded by the trustee to DTC for DTC to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

                                  THE TRUSTS

General

     Headlands Mortgage Securities Inc., the sponsor, will establish a trust for each series of mortgage pass-through certificates and convey to the related trustee certain mortgage-related assets (the "Mortgage Assets") consisting of a pool of mortgage loans or mortgage certificates, together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements. The trustee will hold the Mortgage Assets for the benefit of the certificateholders.

     All references in this prospectus to "pool", "certificates" or "certificateholders", should be deemed to apply to one specific series, trust and prospectus supplement, unless otherwise noted.

     The certificates will be entitled to payment from the assets of the related trust or other assets pledged for the benefit of certificateholders and will not be entitled to payments in respect of the assets of any other trust fund established by the sponsor.

     The Mortgage Assets for each series may be acquired by the sponsor from originators or sellers that may be affiliates of the sponsor. Mortgage loans acquired by the sponsor will have been originated in accordance with the underwriting criteria specified below under "Mortgage Loan Program -- Underwriting Standards".

     The following is a brief description of the Mortgage Assets that may be included in the trusts. A schedule of the Mortgage Assets relating to a trust will be attached to the related pooling and servicing agreement and delivered to the trustee upon delivery of the certificates.

The Mortgage Loans

     The term "mortgage loan" as used in this prospectus includes the following:

     o    fixed- or adjustable-rate mortgage loans;

     o    participations or other beneficial interests in mortgage loans; and

     o cooperative apartment loans secured by security interests in shares issued by private, non-profit cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such buildings.

     The mortgage loans will be evidenced by mortgage notes or other evidence of indebtedness secured primarily by first liens on the mortgaged properties. The mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency) or loans insured by the FHA or partially guaranteed by the VA.

     The term "mortgage" as used in this prospectus encompasses a mortgage, deed of trust or similar instrument with respect to a mortgaged property. The "mortgaged properties" securing the mortgage notes will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States and will include:

     o one- to four-family dwelling units that are either detached or semi-detached townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured homes and certain other dwelling units;

     o    vacation and second homes;

     o investment properties, which are mortgaged properties owned in fee simple by the borrower;

     o leasehold interests in residential properties, the title to which is held by third party lessors. The term of any such leasehold interest will exceed the term of the related mortgage note by at least five years. For a discussion of leasehold mortgages, see "Certain Legal Aspects of the Mortgage Loans -- General -- Leaseholds".

     The mortgage loans generally will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in a trust will be specified in the prospectus supplement and may include any of the following:

     o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a mortgage loan for such periods and under such circumstances as may be specified in the prospectus supplement. The mortgage note in respect of a mortgage loan may provide for the payment of interest at a rate lower than the interest rate specified in such mortgage note for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by a third party.

     o Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or at an interest rate that is different from the mortgage rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity (a "balloon payment"). Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

     o Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period. The terms of a mortgage loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     o The mortgage loans generally may be prepaid at any time without the payment of any prepayment fee. If so specified in the prospectus supplement, some prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of any such mortgage loans or may decline over time. Certain mortgage loans may not permit prepayments until after a certain period of time has passed and then may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods.

     o The mortgage loans may include due-on-sale clauses that permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other mortgage loans may be assumable.

     A trust may contain mortgage loans known as buydown loans, which have provisions whereby a third party partially subsidizes the monthly payments of the mortgagor during the early years of the mortgage loans, the difference to be made up from a buydown fund contributed by such third party at the time of origination of the mortgage loans. The buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown loans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and of inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased.

     Mortgage loans with certain loan-to-value ratios, or LTVs, and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance. The existence, extent and duration of any such coverage will be described in the prospectus supplement. The LTV of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan to the appraised value of the related mortgaged property. Generally, the appraised value used is either:

     o    the lesser of

          o the appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan and

          o the sales price for such property, except that, in the case of a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the appraised value of the related mortgaged property is the appraised value obtained at the time of refinancing;

     o or the appraised value determined in an appraisal made at the request of a mortgagor subsequent to origination in order to eliminate the mortgagor's obligation to keep a primary mortgage insurance policy in force.

     Each prospectus supplement for a series will contain specific information regarding the mortgage loans, including:

     o    the number of mortgage loans;

     o    the geographic distribution of the mortgage loans;

     o the aggregate outstanding principal balance and the average outstanding principal balance of the mortgage loans;

     o    the types of dwelling constituting the mortgaged properties;

     o    the original terms to maturity of the mortgage loans;

     o the largest principal balance and the smallest principal balance of the mortgage loans;

     o    the maximum LTV of the mortgage loans at origination;

     o    the maximum and minimum mortgage rates;

     o the aggregate principal balance of nonowner-occupied mortgaged properties;

     o the earliest origination date and latest maturity date of any of the mortgage loans; and

     o the aggregate principal balance of mortgage loans having LTVs at origination exceeding 80%.

     No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. If losses on defaulted mortgage loans exceed the coverage of any primary mortgage insurance policy or the amount of any credit support arrangement described in the prospectus supplement, such losses will be borne by the certificateholders.

Mortgage Certificates

     All of the mortgage certificates will be registered in the name of the trustee or its nominee or, in the case of mortgage certificates issued only in book-entry form, a financial intermediary (which may be the trustee) that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. Each mortgage certificate will evidence an interest in a pool of mortgage loans and/or cooperative loans and/or in principal distributions and interest distributions thereon.

     The descriptions of Ginnie Mae, Freddie Mac and Fannie Mae certificates that are set forth below are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest thereon. Ginnie Mae, Freddie Mac or Fannie Mae may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans. In addition they may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described below. The terms of the mortgage certificates (and of the underlying mortgage loans) will be described in the prospectus supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any such certificates that are actually included in a trust.

     Government National Mortgage Association. Ginnie Mae is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of loans insured or guaranteed by the FHA under the Housing Act or Title V of the Housing Act of 1949, or by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code or by pools of other eligible mortgage loans.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection". To meet its obligations under its guaranties, Ginnie Mae is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount.

     All of the Ginnie Mae certificates will be mortgage-backed certificates issued and serviced by Ginnie Mae- or Fannie Mae-approved mortgage servicers. Each Ginnie Mae certificate provides for the payment by or on behalf of the issuer of the Ginnie Mae certificate to the registered holder of such Ginnie Mae certificate of monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly scheduled principal and interest payments on each underlying eligible mortgage loan, less servicing and guaranty fees aggregating the excess of the interest on each such mortgage loan over the Ginnie Mae certificate pass-through rate. In addition, each payment to a Ginnie Mae certificateholder will include proportionate pass-through payments to such holder of any prepayments of principal of the mortgage loan underlying the Ginnie Mae certificate, and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any such mortgage loan.

     Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac's common stock is owned by the Federal Home Loan Banks, and its preferred stock is owned by the stockholders of such Federal Home Loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional residential mortgage loans or participation interests in such mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities. Freddie Mac is confined to purchasing, so far as practicable, conventional mortgage loans and participation interests therein which it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy such obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller thereof. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by Freddie Mac.

     Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of such Freddie Mac certificate. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

     Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing scheduled principal and interest at the applicable pass-through rate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. If Fannie Mae were unable to perform such obligations, distributions on Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions to holders of Fannie Mae certificates. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States.

     Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions thereon will be made by check.

     Stripped Mortgage-Backed Securities. Mortgage certificates may consist of one or more stripped mortgage-backed securities, each as described herein and in the prospectus supplement. Each such mortgage certificate will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the prospectus supplement. Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped mortgage certificate to the same extent as such entity guarantees the underlying securities backing such stripped mortgage certificate, unless otherwise specified in the prospectus supplement.

Certificate Account

     For the benefit of the trustee and the certificateholders, the master servicer will establish and maintain certificate accounts to hold collections and funds received on the mortgage loans. See "The Pooling and Servicing Agreement--Payments on Mortgage Loans."

     The pooling and servicing agreement may authorize the trustee to invest the funds in the certificate account in certain investments that will qualify as permitted investments under Section 860G(a)(5) of the Code in the case of REMIC certificates. These "Eligible Investments" will generally mature not later than the business day immediately preceding the next distribution date for such series (or, in certain cases, on such distribution date). Eligible Investments include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper carrying the ratings specified in the pooling and servicing agreement of each rating agency rating the certificates of such series that has rated such commercial paper, demand and time deposits and banker's acceptances sold by eligible commercial and certain repurchase agreements of United States government securities. Reinvestment earnings, if any, on funds in the certificate account generally will belong to the master servicer.

Substitution of Mortgage Assets

     Substitution of Mortgage Assets will be permitted in the event of breaches of representations and warranties with respect to any original Mortgage Asset or in the event the documentation with respect to any Mortgage Asset is determined by the trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the prospectus supplement. See "The Pooling and Servicing Agreement -- Representations and Warranties".

                          DESCRIPTION OF CERTIFICATES

General

     Each series of certificates will be issued pursuant to a separate pooling and servicing agreement among the sponsor, the seller, the trustee and the master servicer, if such series relates to mortgage loans. A form of pooling and servicing agreement is filed as an exhibit to the registration statement of which this prospectus is a part. The following summaries describe certain provisions that may appear in each pooling and servicing agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement and the prospectus supplement related to a particular series of certificates. References herein to a trustee or the master servicer include, unless otherwise specified, any agents acting on behalf of such trustee or any subcontractor of the master servicer, any of which agents or subcontractors may be one of their affiliates.

     The certificates are issuable in series, each evidencing the entire ownership interest in a trust consisting primarily of Mortgage Assets. The certificates of each series will be issued in fully registered form or book-entry form and will be issued in the authorized denominations for each class specified in the prospectus supplement, will evidence specified beneficial ownership interests in the trust created pursuant to the related pooling and servicing agreement and will not be entitled to payments in respect of the assets included in any other trust established by the sponsor. The transfer of the certificates may be registered, and the certificates may be exchanged, at the office or agency of the trustee specified in the prospectus supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. The transfer of any class of a series of certificates may be subject to the satisfaction of certain conditions set forth in the prospectus supplement. Any qualifications on direct or indirect ownership of residual certificates, as well as restrictions on the transfer of such residual certificates, will be set forth in the prospectus supplement.

     Each series of certificates will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related trust. A series of certificates may include one or more classes of senior certificates and one or more classes of subordinate certificates. Certain series or classes of certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described herein and in the prospectus supplement. One or more classes of certificates of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of certificates may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related trust, or on a different basis, in each case as specified in the prospectus supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the prospectus supplement.

Distributions

     Distributions of principal and interest on the certificates will be made by the trustee monthly, quarterly, semi-annually or at such other intervals and on the distribution dates as are specified in the prospectus supplement. Distributions will be made by wire transfer or by check mailed to record holders of such certificates as of the record date specified in the prospectus supplement at their addresses appearing in the certificate register maintained for holders of certificates, except that the final distribution of principal will be made only upon presentation and surrender of such certificate at the office or agency of the paying agent for such certificate. Notice will be mailed before the distribution date on which the final distribution is expected to be made to the holder of such certificate. In the event the certificates of a series are issued in book-entry form, distributions on such certificates, including the final distribution in retirement of such certificates, will be made through the facilities of a depository in accordance with its usual procedures in the manner described in the prospectus supplement.

     Distributions of principal of and interest on the certificates will be made by the trustee out of the certificate account established under the pooling and servicing agreement. All distributions on the mortgage certificates, if any, included in the trust for a series, remittances on the mortgage loans by the master servicer pursuant to the pooling and servicing agreement, together with any reinvestment income (if so specified in the prospectus supplement) thereon and amounts withdrawn from any reserve fund or other fund or payments in respect of other credit enhancement and required to be so deposited, will be deposited directly into the certificate account and thereafter will be available (except for funds held for future distribution and for funds payable to the master servicer) to make distributions on certificates of such series on the next succeeding distribution date. See "The Trusts -- Certificate Account" and "The Pooling and Servicing Agreement -- Payments on Mortgage Loans" herein. Unless otherwise specified in the prospectus supplement, all distributions will be made pro rata to certificateholders of the class entitled thereto. The aggregate original principal balance of the certificates (the "Certificate Balance") will equal the aggregate distributions allocable to principal that such certificates will be entitled to receive.

     Interest. Interest will accrue on the each interest-bearing class of certificates based on its outstanding principal balance (the "Class Certificate Balance"), or in the case of interest only certificates, the notional amount, at the pass-through rate and during each interest accrual period as specified in the prospectus supplement. Some classes of certificates will only be entitled to distributions of principal. The interest accrual period with respect to any distribution date shall be the period from (and including) the first day of the month preceding the month of such distribution date (or, in the case of the first distribution date, from the date of the initial issuance of a series, as specified in the prospectus supplement) through the last day of such preceding month, or such other period as may be specified in the prospectus supplement. To the extent funds are available therefor, interest accrued during each interest accrual period on each class of certificates entitled to interest (other than a class of certificates that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Certificates") will be distributable on the distribution dates specified in the prospectus supplement until the Class Certificate Balance of such class is reduced to zero or, in the case of certificates entitled only to distributions allocable to interest, until the aggregate notional amount of such certificates is reduced to zero or for the period of time designated in the prospectus supplement. Unless otherwise specified in the prospectus supplement, distributions allocable to interest on each certificate that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such certificate. The notional amount of a certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes. Unless otherwise specified in the prospectus supplement, interest on the certificates of each class will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest on Accrual Certificates will commence only after the occurrence of the events specified in the prospectus supplement and, prior to such time, interest will be added to the Class Certificate Balance of the Accrual Certificates. Afterwards, the Accrual Certificates will accrue interest on adjusted Class Certificate Balance.

     Principal. Unless otherwise specified in the prospectus supplement, the Class Certificate Balance of any class of certificates entitled to distributions of principal will be the original Class Certificate Balance of such class of certificates specified in such prospectus supplement, reduced by all distributions reported to holders of such certificates as allocable to principal and adjustments, if any, in respect of losses and (1) in the case of Accrual Certificates, increased by all interest accrued but not then distributable on such Accrual Certificates and (2) in the case of adjustable rate certificates, subject to the effect of negative amortization. The prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of certificates entitled to distributions of principal.

     Each class of certificates of a series, except for certain classes of certificates that are only entitled to distributions of interest, will (to the extent of funds available therefor) receive distributions of principal in the amounts, at the times and in the manner specified in the prospectus supplement until its initial Class Certificate Balance has been fully amortized. Allocations of distributions of principal will be made to the certificates of each class of certificates, during the periods and in the order specified in the prospectus supplement. Unless otherwise specified in the prospectus supplement, distributions will be made pro rata among the certificates of each class then entitled to receive such distributions.

     If so provided in the prospectus supplement, one or more classes of senior certificates will be entitled to receive all or a disproportionate percentage of the principal prepayments that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments in the percentages and under the circumstances or for the periods specified in such prospectus supplement. Any increase in the allocation of principal prepayments will have the effect of accelerating the amortization of the senior certificates while increasing the interests evidenced by the subordinate certificates in the trust. Increasing the interests of the subordinate certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinate certificates. See "Credit Enhancement -- Subordination".

     Unscheduled Distributions. If specified in the prospectus supplement, the certificates will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make such unscheduled distributions on the day and in the amount specified in the prospectus supplement if, due to substantial payments of principal on the Mortgage Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the certificate account and, if applicable, any reserve fund, may be insufficient to make required distributions on the certificates on such distribution date. Unless otherwise specified in the prospectus supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the certificates on the next distribution date. Unless otherwise specified in the prospectus supplement, all unscheduled distributions will include interest at the applicable pass-through rate on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such prospectus supplement.

     Unless otherwise specified in the prospectus supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the certificates would have been made on the next distribution date, and with respect to certificates of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the trustee prior to the date of such distribution.

     The "last scheduled distribution date" for a class of certificates is the latest date as of which their Class Certificate Balance is expected to be fully amortized, either based on the assumptions that all scheduled payments (with no prepayments) on the Mortgage Assets in the related trust are timely received and, if applicable, that all scheduled payments are reinvested on receipt at the rate or rates specified in the prospectus supplement at which amounts in the certificate account are assumed to earn interest (the "Assumed Reinvestment Rate"). (If an Assumed Reinvestment Rate is specified for a series of certificates, reinvestment earnings on funds in the certificate account will not belong to the master servicer as additional servicing compensation. Such amounts will be part of the trust and will be available to make distributions on the certificates.) The last scheduled distribution date for each class of certificates will be specified in the prospectus supplement.

Categories of Classes of Certificates

     In general, the classes of certificates of each series fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of certificates may identify the classes which comprise such series by reference to the following categories.

Categories of Classes                                     Definition

                                                     PRINCIPAL TYPES

Accretion Directed...............................    A class that receives
                                                     principal payments from
                                                     the accreted interest
                                                     from specified accrual
                                                     classes. An accretion
                                                     directed class also may
                                                     receive principal
                                                     payments from principal
                                                     paid on the Mortgage
                                                     Assets or other assets of
                                                     the trust for the related
                                                     series.

Component Certificates...........................    A class consisting of
                                                     "components." The
                                                     components of a class of
                                                     component certificates
                                                     may have different
                                                     principal and/or interest
                                                     payment characteristics
                                                     but together constitute a
                                                     single class. Each
                                                     component of a class of
                                                     component certificates
                                                     may be identified as
                                                     falling into one or more
                                                     of the categories in this
                                                     chart.

Lockout Class....................................    A senior class that is
                                                     designed not to
                                                     participate in or to
                                                     participate to a limited
                                                     extent in (i.e., to be
                                                     "locked out" of), for a
                                                     specified period, the
                                                     receipt of (1) principal
                                                     prepayments on the
                                                     mortgage loans that are
                                                     allocated
                                                     disproportionately to the
                                                     senior classes of such
                                                     series as a group
                                                     pursuant to a "shifting
                                                     interest" structure
                                                     and/or (2) scheduled
                                                     principal payments on the
                                                     Mortgage Assets that are
                                                     allocated to the senior
                                                     classes as a group. A
                                                     lockout class will
                                                     typically not be entitled
                                                     to receive, or will be
                                                     entitled to receive only
                                                     a restricted portion of,
                                                     distributions of
                                                     principal prepayments
                                                     and/or scheduled
                                                     principal payments, as
                                                     applicable, for a period
                                                     of several years, during
                                                     which time all or a
                                                     portion of such principal
                                                     payments that it would
                                                     otherwise be entitled to
                                                     receive in the absence of
                                                     a lockout structure will
                                                     be distributed in
                                                     reduction of the
                                                     certificate balances of
                                                     other senior classes.
                                                     Lockout classes are
                                                     designed to minimize
                                                     weighted average life
                                                     volatility during the
                                                     lockout period.

Notional Amount Certificates.....................    A class having no
                                                     principal balance and
                                                     bearing interest on the
                                                     related notional amount.
                                                     The notional amount is
                                                     used for purposes of the
                                                     determination of interest
                                                     distributions.

Pass-Through.....................................    Classes which receive all
                                                     or a specified portion of
                                                     the principal payments on
                                                     the Mortgage Assets (or
                                                     designated portion
                                                     thereof) and are not
                                                     designated as strip or
                                                     sequential pay classes.

Categories of Classes                                         Definition

Planned Principal Class or PACs..................    A class that is designed
                                                     to receive principal
                                                     payments using a
                                                     predetermined principal
                                                     balance schedule derived
                                                     by assuming two constant
                                                     prepayment rates for the
                                                     underlying Mortgage
                                                     Assets. These two rates
                                                     are the endpoints for the
                                                     "structuring range" for
                                                     the planned principal
                                                     class. The planned
                                                     principal classes in any
                                                     series of certificates
                                                     may be subdivided into
                                                     different categories
                                                     (e.g., primary planned
                                                     principal classes,
                                                     secondary planned
                                                     principal classes and so
                                                     forth) having different
                                                     effective structuring
                                                     ranges and different
                                                     principal payment
                                                     priorities. The
                                                     structuring range for the
                                                     secondary planned
                                                     principal class of a
                                                     series of certificates
                                                     will be narrower than
                                                     that for the primary
                                                     planned principal class
                                                     of such series.

Scheduled Principal Class........................    A class that is designed
                                                     to receive principal
                                                     payments using a
                                                     predetermined principal
                                                     balance schedule but is
                                                     not designated as a
                                                     planned principal class
                                                     or targeted principal
                                                     class. In many cases, the
                                                     schedule is derived by
                                                     assuming two constant
                                                     prepayment rates for the
                                                     Mortgage Assets. These
                                                     two rates are the
                                                     endpoints for the
                                                     "structuring range" for
                                                     the scheduled principal
                                                     class.

Senior...........................................    Classes that are entitled
                                                     to receive payments of
                                                     principal and interest on
                                                     each distribution date
                                                     prior to the classes of
                                                     subordinate certificates.

Sequential Pay...................................    Classes that receive
                                                     principal payments in a
                                                     prescribed sequence, that
                                                     do not have predetermined
                                                     principal balance
                                                     schedules and that under
                                                     all circumstances receive
                                                     payments of principal
                                                     continuously from the
                                                     first distribution date
                                                     on which they receive
                                                     principal until they are
                                                     retired. A single class
                                                     that receives principal
                                                     payments before or after
                                                     all other classes in the
                                                     same series of
                                                     certificates may be
                                                     identified as a
                                                     sequential pay class.

Strip............................................    A class that receives a
                                                     constant proportion, or
                                                     "strip," of the principal
                                                     payments on the Mortgage
                                                     Assets. The constant
                                                     proportion of such
                                                     principal payments may or
                                                     may not vary for each
                                                     Mortgage Asset included
                                                     in the trust and will be
                                                     calculated in the manner
                                                     described in the related
                                                     prospectus supplement.
                                                     Such classes may also
                                                     receive payments of
                                                     interest.

Categories of Classes                                          Definition

Subordinate......................................    Classes that are entitled
                                                     to receive payments of
                                                     principal and interest on
                                                     each distribution date
                                                     only after the senior
                                                     certificates and certain
                                                     classes of subordinate
                                                     certificates with higher
                                                     priority of distributions
                                                     have received their full
                                                     principal and interest
                                                     entitlements.

Support Class (also sometimes referred to as
  "companion classes")...........................    A class that receives
                                                     principal payments on any
                                                     distribution date only if
                                                     scheduled payments have
                                                     been made on specified
                                                     planned principal
                                                     classes, targeted
                                                     principal classes and/or
                                                     scheduled principal
                                                     classes.

Targeted Principal Class ........................    A class that is designed
                                                     to receive principal
                                                     payments using a
                                                     predetermined principal
                                                     balance schedule derived
                                                     by assuming a single
                                                     constant prepayment rate
                                                     for the Mortgage Assets.

                                                     INTEREST TYPES

Accrual..........................................    A class that accretes the
                                                     amount of accrued
                                                     interest otherwise
                                                     distributable on such
                                                     class, which amount will
                                                     be added as principal to
                                                     the principal balance of
                                                     such class on each
                                                     applicable distribution
                                                     date. Such accretion may
                                                     continue until some
                                                     specified event has
                                                     occurred or until such
                                                     class of accrual
                                                     certificates is retired.

Fixed Rate.......................................    A class with a
                                                     pass-through rate that is
                                                     fixed throughout the life
                                                     of the class.

Floating Rate....................................    A class with a
                                                     pass-through rate that
                                                     resets periodically based
                                                     upon a designated index
                                                     and that varies directly
                                                     with changes in such
                                                     index.

Inverse Floating Rate............................    A class with a
                                                     pass-through rate that
                                                     resets periodically based
                                                     upon a designated index
                                                     and that varies inversely
                                                     with changes in such
                                                     index.

Interest Only or IO..............................    Certificates that receive
                                                     some or all of the
                                                     interest payments made on
                                                     the Mortgage Assets and
                                                     little or no principal.
                                                     Interest only
                                                     certificates have either
                                                     a nominal principal
                                                     balance or a notional
                                                     amount. A nominal
                                                     principal balance
                                                     represents actual
                                                     principal that will be
                                                     paid on such
                                                     certificates. It is
                                                     referred to as nominal
                                                     since it is extremely
                                                     small compared to other
                                                     classes. A notional
                                                     amount is the amount used
                                                     as a reference to
                                                     calculate the amount of
                                                     interest due on an
                                                     interest only certificate
                                                     that is not entitled to
                                                     any distributions in
                                                     respect of principal.

Partial Accrual..................................    A class that accretes a
                                                     portion of the amount of
                                                     accrued interest thereon,
                                                     which amount will be
                                                     added to the principal
                                                     balance of such class on
                                                     each applicable
                                                     distribution date, with
                                                     the remainder of such
                                                     accrued interest to be
                                                     distributed currently as
                                                     interest on such class.
                                                     Such accretion may
                                                     continue until a
                                                     specified event has
                                                     occurred or until such
                                                     class of partial accrual
                                                     certificates is retired.

Principal Only or PO.............................    A class that does not
                                                     bear interest and is
                                                     entitled to receive only
                                                     distributions in respect
                                                     of principal.

Variable Rate....................................    A class with a
                                                     pass-through rate that
                                                     resets periodically and
                                                     is calculated by
                                                     reference to the rate or
                                                     rates of interest
                                                     applicable to specified
                                                     assets or instruments
                                                     (e.g., the mortgage rates
                                                     borne by the mortgage
                                                     loans in the related
                                                     trust).

Residual Certificates

     A series of REMIC certificates will include a class of residual certificates representing the right to receive on each distribution date, in addition to any other distributions to which they are entitled in accordance with their terms and as described in the prospectus supplement, the excess of the sum of distributions, payments and other amounts received over the sum of
(A) the amount required to be distributed to certificateholders on such distribution date and (B) certain expenses, all as more specifically described in the prospectus supplement. In addition, after the aggregate Class Certificate Balances of all classes of regular certificates have been fully amortized, holders of the residual certificates will be the sole owners of the related trust and will have sole rights with respect to the Mortgage Assets and other assets remaining in such trust. Some or all of the residual certificates of a series may be offered by this prospectus and the prospectus supplement; if so, the terms of such residual certificates will be described in the prospectus supplement. Any qualifications on direct or indirect ownership of offered residual certificates, as well as restrictions on the transfer of such residual certificates, will be set forth in the prospectus supplement. If residual certificates are not offered, the sponsor may (but need not) sell some or all of such residual certificates on or after the date of original issuance of such series in transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") and otherwise under circumstances that will not adversely affect the REMIC status of the trust.

Advances

     The master servicer may be obligated or have the option under the pooling and servicing agreement to make certain advances, on or prior to any distribution date, from its own funds and/or funds being held in the certificate account for future distribution to certificateholders in an amount up to the aggregate of interest and principal installments on the mortgage loans that are delinquent on the related determination date. If specified in the prospectus supplement, in the case of cooperative loans, the master servicer will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases. The master servicer may be obligated to make such advances only to the extent any such advance, in the judgment of the master servicer made on the determination date, will be reimbursable from late payments made by mortgagors, payments under any primary mortgage insurance policy or other form of credit support or proceeds of liquidation. Any master servicer funds thus advanced are reimbursable to the master servicer from cash in the certificate account to the extent that the master servicer shall determine that any such advances previously made are not ultimately recoverable from the sources described above.

     In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the related classes of certificates, rather than to guarantee or insure against losses. If advances are made by the master servicer from funds being held for future distribution to certificateholders, the master servicer will replace such funds on or before any future distribution date to the extent that funds in the certificate account on such distribution date would be less than the amount required to be available for distributions to certificateholders on such date.

     The master servicer may also be obligated to make advances, to the extent recoverable out of insurance proceeds, liquidation proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the pooling and servicing agreement. If specified in the prospectus supplement, the obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such prospectus supplement.

Reports to Certificateholders

     Prior to or concurrently with each distribution on a distribution date, the master servicer or the trustee will furnish to each certificateholder of record a statement setting forth, to the extent applicable to such series of certificates:

     o the amount of such distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if so specified in the prospectus supplement, prepayment penalties included therein;

     o    the amount of such distribution allocable to interest;

     o    the amount of any advance;

     o the aggregate amount withdrawn from the reserve fund, if any, that is included in the amounts distributed to certificateholders;

     o the Class Certificate Balance or notional amount of each class after giving effect to the distribution of principal on such distribution date;

     o the percentage of principal payments on the Mortgage Assets (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

     o the percentage of principal prepayments with respect to the Mortgage Assets, if any, which each class will be entitled to receive on the following distribution date;

     o the amount of servicing compensation retained or withdrawn from the certificate account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

     o    the number and aggregate principal balances of mortgage loans

          o delinquent (exclusive of mortgage loans in foreclosure) (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days and

          o in foreclosure as of the close of business on the last day of the calendar month preceding such distribution date;

     o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure ("REO Property");

     o the pass-through rate, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

     o if applicable, the amount remaining in the reserve fund at the close of business on the distribution date;

     o the pass-through rate as of the day prior to the immediately preceding distribution date; and

     o any amounts remaining under letters of credit, pool policies or other forms of credit support.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single certificate of the relevant class specified in the prospectus supplement. The report to certificateholders for any series of certificates may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each certificateholder of record at any time during such calendar year a report as may be deemed necessary or desirable for certificateholders to prepare their tax returns.

                              CREDIT ENHANCEMENT

General

     Credit enhancement may be provided with respect to one or more classes of a series of certificates or with respect to the Mortgage Assets in the trust. Credit enhancement may be in the form of:

     o a limited financial guaranty policy issued by an entity named in the prospectus supplement,

     o    the subordination of one or more classes of the certificates,

     o    the establishment of one or more reserve funds,

     o    the use of a cross-support feature,

     o the use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract or other method of credit enhancement described in the prospectus supplement, or

     o    any combination of the foregoing.

     Unless otherwise specified in the prospectus supplement, no credit support will provide protection against all risks of loss or guarantee repayment of the entire principal balance of the certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, certificateholders will bear their allocable share of any deficiencies.

     If specified in the prospectus supplement, the coverage provided by one or more forms of credit enhancement may apply concurrently to two or more related trusts. If applicable, the prospectus supplement will identify the trusts to which such credit enhancement relates and the manner of determining the amount of the coverage provided thereby and of the application of coverage to the identified trusts.

Subordination

     If so specified in the prospectus supplement, the rights of holders of one or more classes of certificates will be subordinated to the rights of holders of one or more classes of senior certificates with respect to distributions of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of the subordinate certificates as specified in the prospectus supplement. Certain classes of subordinate certificates may be senior to other classes of subordinate certificates and be rated investment grade. Delays in receipt of scheduled payments on the Mortgage Assets and certain losses with respect to the Mortgage Assets will be borne first by the subordinate certificates and thereafter by the senior certificates, in each case under the circumstances and subject to the limitations specified in the prospectus supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Assets over the lives of the certificates or at any time, the aggregate losses in respect of Mortgage Assets which must be borne by the subordinate certificates by virtue of subordination and the amount of distributions otherwise distributable to subordinate certificateholders that will be distributable to senior certificateholders on any distribution date may be limited as specified in the prospectus supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Assets or aggregate losses in respect of such Mortgage Assets were to exceed the amount specified in the prospectus supplement, senior certificateholders would experience losses on their certificates.

     If specified in the prospectus supplement, various classes of senior certificates and subordinate certificates may themselves be subordinate in their right to receive certain distributions to other classes of senior certificates and subordinate certificates, respectively, through a cross support mechanism or otherwise.

     As between classes of senior certificates and as between classes of subordinate certificates, distributions may be allocated among such classes:

     o    in the order of their scheduled final distribution dates;

     o    in accordance with a schedule or formula;

     o    in relation to the occurrence of events or;

     o    otherwise as specified in the prospectus supplement.

Surety Bonds

     A surety bond or bonds may be obtained and maintained for a series or certain classes thereof which will, subject to certain conditions and limitations, guaranty payments of all or limited amounts of principal and interest due on all or certain of the classes of such series.

Mortgage Pool Insurance Policies

     If specified in the prospectus supplement, a separate mortgage pool insurance policy will be obtained for the trust and issued by the insurer named in the prospectus supplement. Each mortgage pool insurance policy will, subject to the limitations described below, cover loss by reason of default in payment on mortgage loans in the trust in an amount equal to a percentage specified in such prospectus supplement of the aggregate principal balance of all mortgage loans included in the trust as of the first day of the month of issuance of the related series or such other date as is specified in the prospectus supplement (the "Cut-off Date"). As more fully described below, the master servicer will present claims thereunder to the pool insurer on behalf of itself, the trustee and certificateholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may be made only respecting particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the prospectus supplement, the mortgage pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

     Unless otherwise specified in the prospectus supplement, each mortgage pool insurance policy will provide that no claims may be validly presented unless:

     o any required primary mortgage insurance policy is in effect for the defaulted mortgage loans and a claim thereunder has been submitted and settled;

     o hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

     o if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

     o the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either (A) to purchase the mortgaged property at a price equal to the principal balance of the related mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of such purchase and certain expenses incurred by the master servicer on behalf of the trustee and certificateholders or (B) to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy. If any mortgaged property is damaged, and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that (1) such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) such expenses will be recoverable by it through proceeds of the sale of the mortgaged property or proceeds of the mortgage pool insurance policy or any primary mortgage insurance policy.

     No mortgage pool insurance policy will insure (and many primary mortgage insurance policies do not insure) against loss sustained by reason of a default arising from, among other things, (A) fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in the origination thereof, or (B) failure to construct a mortgaged property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's representations described herein and, in such event, might give rise to an obligation on the part of such seller to repurchase the defaulted mortgage loan if the breach cannot be cured by such seller. No mortgage pool insurance policy will cover (and many primary mortgage insurance policies do not cover) a claim in respect of a defaulted mortgage loan occurring when the servicer of such mortgage loan, at the time of default or thereafter, was not approved by the pool insurer.

     The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim, unless otherwise specified in the prospectus supplement. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by certificateholders.

Fraud Waiver

     If so specified in the prospectus supplement, a waiver letter may be obtained from the pool insurer waiving its right to deny a claim or rescind coverage under the mortgage pool insurance policy by reason of fraud, dishonesty or misrepresentation in connection with the origination of, or application for insurance for, the related mortgage loans or the denial or adjustment of coverage under any primary mortgage insurance policy because of such fraud, dishonesty or misrepresentation. In such circumstances, the pool insurer will be indemnified by the seller for the amount of any loss paid by the pool insurer under the terms of the waiver letter. The maximum aggregate amount of such losses covered under the waiver letter and the period of time during which such coverage will be provided will be specified in the prospectus supplement.

Special Hazard Insurance Policies

     If specified in the prospectus supplement, a separate special hazard insurance policy will be obtained for the trust. Each special hazard insurance policy will, subject to limitations described below, protect certificateholders from:

     (1) loss by reason of damage to mortgaged properties caused by certain hazards, including earthquakes and, to a limited extent, tidal waves and related water damage and such other hazards as are specified in the related prospectus supplement, not insured under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area; and

     (2) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

See "Servicing of Mortgage Loans -- Hazard Insurance" herein. No special hazard insurance policy will cover losses occasioned by fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials, nuclear or chemical reaction, flood, nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid.

     Subject to the foregoing limitations and unless otherwise specified in the prospectus supplement, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, the special hazard insurer will pay the lesser of:

     o    the cost of repair or replacement of such property and

     o upon transfer of the property to the special hazard insurer, the unpaid principal balance of such mortgage loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer with respect to such property.

If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of such property will also reduce coverage by such amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and mortgage pool insurance policy.

     To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the certificates in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account in lieu thereof relating to such certificates may be reduced so long as any such reduction will not result in a downgrading of the rating of such certificates by any such rating agency.

Bankruptcy Bonds

     If specified in the prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in such prospectus supplement. Generally, each bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by such court of the principal amount of a mortgage loan and certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if such cancellation or reduction would not adversely affect the then current rating or ratings of the certificates. See "Certain Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on sellers" herein.

     To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the certificates in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account in lieu thereof relating to the certificates may be reduced so long as any such reduction will not result in a downgrading of the rating of such certificates by the rating agencies.

Reserve Fund

     If so specified in the prospectus supplement, credit support with respect to the certificates may be provided by the establishment and maintenance with the trustee of one or more reserve funds. The prospectus supplement will specify whether or not a reserve fund will be included in the trust.

     A reserve fund will be funded:

     o by the deposit therein of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the prospectus supplement;

     o by the deposit therein from time to time of certain amounts, as specified in the prospectus supplement, to which subordinate certificateholders, if any, would otherwise be entitled; or

     o in such other manner as may be specified in the prospectus supplement.

     Any amounts on deposit in a reserve fund and the proceeds of any other instrument deposited therein upon maturity will be held in cash or will be invested in Eligible Investments. Any instrument deposited therein will name the trustee, in its capacity as trustee for certificateholders, or such other entity specified in the prospectus supplement, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the certificates.

Additional information with respect to the reserve fund assets will be set forth in the prospectus supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to certificateholders for the purposes, in the manner and at the times specified in the prospectus supplement.

Cross Support

     If specified in the prospectus supplement, the beneficial ownership of separate groups of assets included in a trust may be evidenced by separate classes of certificates. In such case, credit support may be provided by a cross support feature which requires that distributions be made with respect to certificates evidencing a beneficial ownership interest in other asset groups within the same trust. The prospectus supplement will describe the manner and conditions for applying the cross support feature.

Other Insurance, Guaranties, Letters of Credit and Similar Instruments or Agreements

     If specified in the prospectus supplement, a trust may also include insurance, guaranties, letters of credit or similar arrangements for the purposes of:

     o maintaining timely payments or providing additional protection against losses on the trust assets,

     o    paying administrative expenses; or

     o establishing a minimum reinvestment rate on the payments made in respect of trust assets or principal payment rate on such trust assets.

     Arrangements may include agreements under which certificateholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

                      YIELD AND PREPAYMENT CONSIDERATIONS

     The weighted average life of a series of certificates and the yield to investors depend in part on the rate and timing of principal payments received on or in respect of the Mortgage Assets included in a trust. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model, if any, used with respect to a particular series will be identified and described in the prospectus supplement.

     The prospectus supplement may contain a table setting forth percentages of the initial Certificate Balance of each class expected to be outstanding after each of the dates shown in such table. Any such table will be based upon a number of assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans underlying the related mortgage certificates or on the mortgage loans are made at rates corresponding to various percentages of the prepayment model specified in the prospectus supplement. It is unlikely, however, that the prepayment of the mortgage loans underlying the mortgage certificates, or of the mortgage loans, underlying any series will conform to any of the percentages of the prepayment model described in the prospectus supplement.

     The rate of principal prepayments on pools of mortgage loans underlying the mortgage certificates and mortgage loans is influenced by a variety of economic, geographic, social and other factors. In general, however, if prevailing interest rates fall significantly below the interest rates on the mortgage loans included in a trust, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates borne by the mortgage loans included in a trust, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the rates borne by such mortgage loans. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the properties securing the mortgage loans and the availability of mortgage funds.

     Prepayments may also result from the enforcement of any due-on-sale provisions contained in a mortgage note permitting the holder of the mortgage note to demand immediate repayment of the outstanding balance of the mortgage loans upon conveyance by the mortgagor of the underlying mortgaged property. The master servicer will agree that it will enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any action in relation to the enforcement of any due-on-sale provision which would impair or threaten to impair any recovery under any primary mortgage insurance policy. Under current law, such exercise is permitted for substantially all the mortgage loans which contain such clauses. Acceleration is not permitted, however, for certain types of transfers, including transfers upon the death of a joint tenant or tenant by the entirety and the granting of a leasehold interest of three years or less not containing an option to purchase.

     The FHA loans and VA loans are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such mortgage loans may be lower than that on conventional mortgage loans bearing comparable interest rates.

     When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Unless otherwise specified in the prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to certificateholders because interest on the principal amount of any prepaid mortgage loan will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Unless otherwise specified in the prospectus supplement, both full and partial prepayments will not be passed through until the month following receipt.

     The effective yield to certificateholders will be slightly lower than the yield otherwise produced by the applicable pass-through rate and purchase price because while interest will accrue on each mortgage loan from the first day of the month (unless otherwise provided in the prospectus supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

     Under certain circumstances, the master servicer or, if specified in the related prospectus supplement for a series of REMIC certificates, the holders of the residual certificates of such series may have the option to purchase the assets of a trust thereby effecting early retirement of the related series of certificates. See "The Pooling and Servicing Agreement -- Termination; Optional Termination" herein.

     Factors other than those identified herein and in the prospectus supplement could significantly affect principal prepayments at any time and over the lives of the certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the certificates.

     The prospectus supplement will discuss in greater detail the effect of the rate and timing of principal payments (including principal prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such certificates.

                                  THE SPONSOR

     Headlands Mortgage Securities Inc., a Delaware corporation, was organized on November 18, 1996 for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests therein or bonds secured thereby. The sponsor is a subsidiary of Headlands Mortgage Company, a California corporation engaged in the mortgage banking business. The sponsor maintains its principal office at 700 Larkspur Landing Circle, Suite 240, Larkspur, California 94939. Its telephone number is (415) 925-5442.

     Neither the sponsor nor any of the sponsor's affiliates will ensure or guarantee distributions on the certificates of any series.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of each series of certificates will be used by the sponsor to either purchase the Mortgage Assets related to that series or to return to the sponsor the amounts previously used to effect such a purchase, the costs of carrying the Mortgage Assets until sale of the certificates and other expenses connected with pooling the mortgage assets and issuing the certificates.

                             MORTGAGE LOAN PROGRAM

     Set forth below is a description of aspects of the sponsor's purchase program for mortgage loans eligible for inclusion in a trust. The prospectus supplement will contain additional information regarding the origination of the mortgage loans.

     The sponsor will purchase mortgage loans, either directly or through affiliates, from sellers. The mortgage loans so acquired by the sponsor will have been originated in accordance with the underwriting criteria specified below under " -- Underwriting Standards".

Underwriting Standards

     Each seller will represent and warrant that all mortgage loans originated and/or sold by it to the sponsor or one of the sponsor's affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any FHA loans or VA loans, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer), which verification reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income, if considered applicable by the appraiser, and the cost of replacing the home.

     Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available:

     o to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the mortgaged property, such as property taxes and hazard insurance; and

     o to meet monthly housing expenses and other financial obligations and monthly living expenses.

The underwriting standards applied by a seller, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors such as low LTVs or other favorable credit exist.

     If specified in the prospectus supplement, a portion of the mortgage loans in a mortgage pool may have been originated under a limited documentation program. Under a limited documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral and other assets of the borrower than on credit underwriting. Under a limited documentation program, certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. The prospectus supplement for each series of certificates will indicate the types of limited documentation programs pursuant to which the mortgage loans were originated and the underwriting standards applicable to such limited documentation programs.

     In the case of a mortgage loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the mortgage note.

     Certain of the types of mortgage loans that may be included in a trust may involve additional uncertainties not present in traditional types of loans. For example, certain of such mortgage loans may provide for escalating or variable payments by the mortgagor. These types of mortgage loans are underwritten on the basis of a judgment that the mortgagors have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's income may not be sufficient to permit continued loan payments as such payments increase. These types of mortgage loans may also be underwritten primarily upon the basis of LTVs or other favorable credit factors.

Qualifications of Sellers

     Each seller must be an institution experienced in originating and servicing mortgage loans of the type contained in the mortgage pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those mortgage loans. Each seller must be a seller/servicer approved by either Fannie Mae or Freddie Mac. Each seller must be a mortgagee approved by the FHA or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation.

                      THE POOLING AND SERVICING AGREEMENT

     Set forth below is a summary of certain provisions of the pooling and servicing agreement which are not described elsewhere in this prospectus.

Assignment of Mortgage Loans

     Assignment of Mortgage Loans. At the time of issuance of each series of certificates, the sponsor will cause the mortgage loans comprising the related trust to be assigned to the trustee together with all principal and interest on the mortgage loans, except for principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, authenticate and deliver the certificates to the sponsor or its designated agent in exchange for the mortgage loans and other assets, if any. Each mortgage loan will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement. Such schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the Cut-off Date, as well as information regarding the mortgage rate, the current scheduled monthly payment of principal and interest, the maturity of each mortgage note, the LTV and certain other information.

     In addition, the sponsor will, as to each mortgage loan, deliver to the trustee or custodian the mortgage note endorsed without recourse in blank or to the order of the trustee, an assignment to the trustee of the mortgage in form for recording or filing as may be appropriate in the state of the mortgaged property, the original recorded mortgage with evidence of recording or filing indicated thereon, or a copy of such mortgage certified by the recording office in those jurisdictions where the original is retained by the recording office, a copy of the title insurance policy or other evidence of title, and evidence of any primary mortgage insurance policy for such mortgage loan, if applicable. In certain instances where documents respecting a mortgage loan may not be available prior to execution of the pooling and servicing agreement, the sponsor may deliver copies thereof and deliver such documents to the trustee promptly upon receipt.

     With respect to any mortgage loans that are cooperative loans, the sponsor will cause to be delivered to the trustee the related original cooperative note endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement. The sponsor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

     The trustee, or a custodian, will review the mortgage loan documents in original form to ascertain that all required documents have been properly executed and received. The trustee will hold such documents in trust for the benefit of holders of the certificates. Unless otherwise specified in the prospectus supplement, if any document is found by the trustee not to have been properly executed or received or to be unrelated to the mortgage loans identified in the pooling and servicing agreement, and such defect cannot be cured within the permitted time period, the seller will replace the mortgage loan with a substitute mortgage loan or repurchase the mortgage loan from the trustee at a price generally equal to its outstanding principal balance, plus accrued and unpaid interest at the applicable mortgage rate to the first day of the month following the month of repurchase and net of any unreimbursed advances or amounts payable as servicing compensation if the seller is the master servicer with respect to such mortgage loan. Upon receipt of the repurchase price the trustee will reimburse any unreimbursed advances of principal and interest by the master servicer with respect to the mortgage loan or unreimbursed payments under any form of credit enhancement. Any remaining portion of the repurchase price will be passed through to certificateholders as liquidation proceeds in accordance with the procedures specified under "Description of Certificates -- Distributions" herein. This substitution/repurchase obligation constitutes the sole remedy available to certificateholders or the trustee for a defect in a constituent document.

     Any restrictions on substitution or repurchase will be set forth in the prospectus supplement.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee.

     Unless otherwise specified in the prospectus supplement, assignments of the mortgage loans to the trustee will be recorded or filed in the appropriate jurisdictions except in jurisdictions where, in the written opinion of local counsel acceptable to the sponsor, such filing or recording is not required to protect the trustee's interest in the mortgage loans against the claim of any subsequent transferee or any successor to or creditor of the sponsor or the seller.

     Assignment of Mortgage Certificates. The sponsor will cause the mortgage certificates to be registered in the name of the trustee or its nominee, and the trustee concurrently will authenticate and deliver the certificates. The trustee or the custodian will hold the mortgage certificates in the manner described in the prospectus supplement. Each mortgage certificate will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify as to each mortgage certificate the original principal amount and outstanding principal balance as of the Cut-off Date, the annual pass-through rate (if any) and the maturity date.

Representations and Warranties

     Unless otherwise specified in the prospectus supplement, the sponsor will not make any representations and warranties regarding the mortgage loans, and its assignment of the mortgage loans to the trustee will be without recourse. As further described below, the seller will make certain representations and warranties concerning the mortgage loans in the pooling and servicing agreement and under certain circumstances may be required to repurchase or substitute a mortgage loan as a result of a breach of any such representation or warranty.

     In the pooling and servicing agreement for each series of certificates backed in whole or in part by mortgage loans, the seller will represent and warrant to the trustee, unless otherwise specified in the prospectus supplement, among other things, that:

     o the information set forth in the schedule of mortgage loans is true and correct in all material respects;

     o at the time of transfer the seller had good title to the mortgage loans and the mortgage notes were subject to no offsets, defenses or counterclaims, except to the extent that the buydown agreement for a buydown loan forgives certain indebtedness of a mortgagor;

     o as of the Cut-off Date, no mortgage loan was more than 30 days delinquent;

     o    as of the Cut-off Date, all manufactured homes comply with Code
          Section 25(e)(10);

     o a title policy (or other satisfactory evidence of title) was issued on the date of the origination of each mortgage loan and each such policy or other evidence of title is valid and remains in full force and effect;

     o if a primary mortgage insurance policy is required with respect to the mortgage loan, the policy is valid and remains in full force and effect as of the closing date;

     o as of the closing date, each mortgage is a valid first lien on the related mortgaged property, subject only to (a) liens for current real property taxes and special assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the mortgage originator's appraisal, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage;

     o as of the closing date, each mortgaged property is free of damage and is in good repair;

     o as of the time each mortgage loan was originated, the mortgage loan complied with all applicable state and federal laws, including usury, equal credit opportunity, disclosure and recording laws; and

     o as of the closing date, there are no delinquent tax or assessment liens against any mortgaged property.

     In the event of the discovery by the seller of a breach of any of its representations or warranties which materially and adversely affects the interest of certificateholders in the mortgage loan, or the receipt of notice thereof from the trustee, the seller will, with respect to a breach of its representations or warranties:

     o cure the breach within the time permitted by the pooling and servicing agreement;

     o substitute a substantially similar mortgage loan for such mortgage loan; or

     o repurchase the mortgage loan, or any mortgaged property acquired in respect thereof, on the terms set forth above under " -- Assignment of Mortgage Loans" and in the prospectus supplement.

The proceeds of any such repurchase will be passed through to certificateholders as liquidation proceeds. This substitution/repurchase obligation constitutes the sole remedy available to certificateholders and the trustee for any such breach. Neither the sponsor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase a mortgage loan if a seller defaults on its obligation to do so, and no assurance can be given that the seller will carry out their respective repurchase obligations with respect to the mortgage loans.

     Since the representations and warranties of a seller do not address events that may occur following the sale of a mortgage loan by such seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a mortgage loan occurs after the date of sale of such mortgage loan by such seller to the sponsor or its affiliates.

Servicing

     The master servicer will be responsible for servicing and administering the mortgage loans and will agree to perform diligently all services and duties customary to the servicing by prudent mortgage lending institutions or mortgages of the same type as the mortgage loans in those jurisdictions where the mortgage properties are located. The master servicer may enter into a subservicing agreement with a subservicer to perform, as an independent contractor, certain servicing functions for the master servicer subject to its supervision. A subservicing agreement will not contain any terms or conditions that are inconsistent with the pooling and servicing agreement. The subservicer will receive a fee for such services which will be paid by the master servicer out of the master servicing fee. The master servicer will have the right to remove the subservicer of any mortgage loan at any time for cause and at any other time upon the giving of the required notice. In such event, the master servicer would continue to be responsible for servicing such mortgage loan and may designate a replacement subservicer (which may include an affiliate of the sponsor or the master servicer).

     The master servicer is required to maintain a fidelity bond and errors and omissions policy or the equivalent with respect to officers and employees which provide coverage against losses which may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions in the form and amount specified in the pooling and servicing agreement.

Payments on Mortgage Loans

     The master servicer will establish and maintain or cause to be established and maintained one or more certificate accounts for the collection of payments on the Mortgage Assets which must be:

     o maintained with a depository institution the short-term debt obligations of which (or, in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of such holding company) are rated in one of the two highest short-term rating categories by a rating agency that rated one or more classes of the certificates;

     o an account or accounts the deposits in which are fully insured by the FDIC;

     o an account or accounts the deposits in which are insured by the FDIC to the limits established by the FDIC and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, certificateholders have a claim with respect to the funds in such account or accounts, or a perfected first-priority security interest against any collateral securing such funds, that is superior to the claims of any other depositors or general creditors of the depository institution with which such account or accounts are maintained; or

     o    an account or accounts otherwise acceptable to the rating agency.

The certificate account may be maintained with the master servicer or the seller or with a depository institution that is an affiliate of the master servicer or the sponsor, provided that it meets the above requirements.

     The collateral which may secure amounts in the certificate accounts is limited to Eligible Investments. A certificate account may be maintained as an interest-bearing account, or the funds held therein may be invested pending each succeeding distribution date in Eligible Investments. The master servicer or its designee will generally be entitled to receive any such interest or other income earned on funds in the certificate account as additional compensation and will be obligated to deposit in the certificate account the amount of any loss immediately as realized.

     Unless otherwise specified in the prospectus supplement, the master servicer will deposit in the certificate account for each trust on a daily basis, to the extent applicable, the following payments and collections received by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

     o all payments on account of principal and interest (which, at its option, may be net of the applicable servicing compensation), including principal prepayments;

     o all amounts received by foreclosure or otherwise in connection with the liquidation of defaulted mortgage loans, net of expenses incurred in connection with such liquidation;

     o all proceeds received under any primary mortgage insurance policy or title, hazard or other insurance policy covering any mortgage loan, other than proceeds to be applied to the restoration or repair of the related mortgaged property;

     o    all advances as described herein under "Advances";

     o all proceeds of any mortgage loans or property acquired in respect thereof repurchased as described herein under " -- Assignment of Mortgage Loans" and " -- Representations and Warranties";

     o any buydown funds (and, if applicable, investment earnings thereon) required to be deposited in the certificate account as described below;

     o all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under " -- Hazard Insurance" herein;

     o any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the certificate account; and

     o all other amounts required to be deposited in the certificate account.

     Under the pooling and servicing agreement, the master servicer will be authorized to make the following withdrawals from the certificate account:

     o to clear and terminate the certificate account upon liquidation of all mortgage loans or other termination of the trust;

     o to reimburse any provider of credit support for payments under such credit support from amounts received as late payments on the mortgage loans or from insurance or liquidation proceeds;

     o to reimburse the master servicer for advances from amounts received as late payments on the mortgage loans, from insurance or liquidation proceeds or from other amounts received with respect to the mortgage loans;

     o to reimburse the master servicer from insurance or liquidation proceeds for amounts expended by the master servicer in connection with the restoration of property damaged by an uninsured cause or the liquidation of a mortgage loan;

     o to pay to the master servicer its master servicing fee (and other servicing compensation, if applicable) and to the trustee its fee;

     o to reimburse the master servicer for advances which the master servicer has determined to be otherwise nonrecoverable;

     o to withdraw any amount deposited to the certificate account in error; and

     o to pay any expenses which were incurred and are reimbursable pursuant to the pooling and servicing agreement.

Collection and other Servicing Procedures

     The master servicer will agree to proceed diligently to collect all payments called for under the mortgage loans. Consistent with the above, the master servicer may, in its discretion:

     o waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with the prepayment of a mortgage loan; and

     o to the extent not inconsistent with the coverage of such mortgage loan by a mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, if applicable, suspend or reduce regular monthly payments for a period of up to six months, or arrange with a mortgagor a schedule for the liquidation of delinquencies.

In the event of any such arrangement, but only to the extent of the amount of any credit support, the provider of such credit support will honor requests for payment or otherwise distribute funds with respect to the mortgage loan during the scheduled period in accordance with the amortization schedule thereof and without regard to the temporary modification thereof. In addition, in the event of any such arrangement, the master servicer's obligation to make advances on the mortgage loan shall continue during the scheduled period.

     Under the pooling and servicing agreement, the master servicer will be required to enforce due-on-sale clauses with respect to the mortgage loans to the extent contemplated by the terms of the mortgage loans and permitted by applicable law. Where an assumption of, or substitution of liability with respect to, a mortgage loan is required by law, upon receipt of assurance that the primary mortgage insurance policy covering the mortgage loan will not be affected, the master servicer may permit the assumption of the mortgage loan, pursuant to which the mortgagor would remain liable on the mortgage note, or a substitution of liability with respect to the mortgage loan, pursuant to which the new mortgagor would be substituted for the original mortgagor as being liable on the mortgage note. Any fees collected for entering into an assumption or substitution of liability agreement may be retained by the master servicer as additional servicing compensation. In connection with any assumption or substitution, the mortgage rate borne by the mortgage note may not be changed.

     The pooling and servicing agreement may require the master servicer to establish and maintain one or more escrow accounts into which mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items. Withdrawals from the escrow accounts maintained for mortgagors may be made:

     o to effect timely payment of taxes, assessments and hazard insurance premiums or comparable items;

     o to reimburse the master servicer out of related assessments for maintaining hazard insurance;

     o    to refund to mortgagors amounts determined to be overages;

     o to remit to mortgagors, if required, interest earned, if any, on balances in any of the escrow accounts;

     o    to repair or otherwise protect the mortgaged property; and

     o    to clear and terminate any of the escrow accounts.

The master servicer will be solely responsible for administration of the escrow accounts and will be expected to make advances to such account when a deficiency exists therein.

Hazard Insurance

     Unless otherwise specified in the prospectus supplement, under the pooling and servicing agreement, the master servicer will be required to maintain for each mortgage loan a hazard insurance policy providing coverage against loss by fire and other hazards which are covered under the standard extended coverage endorsement customary in the state in which the property is located. Such coverage will be in an amount at least equal to the lesser of
(A) the maximum insurable value of the improvements securing such mortgage loan or (B) the greater of (1) the outstanding principal balance of the mortgage loan and (2) an amount such that the proceeds of such policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer. All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures) will be deposited in the certificate account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all of the mortgage loans, it shall conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the master servicer will deposit in the certificate account all sums which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover (among other things) any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive.

     If, however, any mortgaged property at the time of origination of the related mortgage loan is located in an area identified by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the master servicer will cause to be maintained with a generally acceptable insurance carrier a flood insurance policy in accordance with mortgage servicing industry practice. Such flood insurance policy will provide coverage in an amount not less than the lesser of the principal balance of the mortgage loan and the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program.

     The hazard insurance policies covering the mortgaged properties typically contain a clause which, in effect, requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the larger of (i) the replacement cost of the improvements less physical depreciation, and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balance owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

Primary Mortgage Insurance

     The master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy with regard to each mortgage loan for which such coverage is required. The master servicer will not cancel or refuse to renew any such primary mortgage insurance policy in effect at the time of the initial issuance of a series of certificates that is required to be kept in force under the applicable pooling and servicing agreement unless the replacement primary mortgage insurance policy for such cancelled or nonrenewed policy is maintained with an insurer (a "Primary Insurer") whose claims-paying ability is sufficient to maintain the current rating of the classes of certificates of such series that have been rated.

     Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

     o all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property;

     o hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;

     o amounts expended but not approved by the insurer of the primary mortgage insurance policy;

     o    claim payments previously made by the insurer; and

     o    unpaid premiums.

     Primary mortgage insurance policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary mortgage insurance policies exclude losses sustained by reason of a default arising from or involving certain matters, including:

     o fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, mortgagor or other persons involved in the origination of the mortgage loan;

     o failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans;

     o    physical damage to the mortgaged property; and

     o the related sub-servicer not being approved as a servicer by the insurer.

     Evidence of each primary mortgage insurance policy will be provided to the trustee simultaneously with the transfer to the trustee of the mortgage loan. The master servicer, on behalf of itself, the trustee and certificateholders, is required to present claims to the insurer under any primary mortgage insurance policy and to take such reasonable steps as are necessary to permit recovery thereunder with respect to defaulted mortgage loans. Amounts collected by the master servicer on behalf of the master servicer, the trustee and certificateholders shall be deposited in the certificate account for distribution as set forth above. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy required to be kept in force by the pooling and servicing agreement.

Claims Under Insurance Policies and Other Realization Upon Defaulted Mortgage Loans

     The master servicer, on behalf of the trustee and certificateholders, will present claims to the insurer under any applicable primary mortgage insurance policy and will take such reasonable steps as are necessary to permit recovery under such other insurance policies respecting defaulted mortgage loans. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable primary mortgage insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless the master servicer determines that such restoration will increase the proceeds to certificateholders upon liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and that such expenses will be recoverable to it through liquidation proceeds.

     Regardless of whether recovery under any primary mortgage insurance policy is available or any further amount is payable under the credit enhancement for a series of certificates, the master servicer is nevertheless obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If at any time no further amount is payable under the credit enhancement, and if the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of the defaulted mortgage loan plus interest accrued thereon, certificateholders will realize a loss in the amount of such difference plus the aggregate of unreimbursed advances of the master servicer with respect to the mortgage loan and expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the pooling and servicing agreement.

Servicing Compensation and Payment of Expenses

     The master servicer's primary compensation for its activities as master servicer will come from the payment to it, with respect to each interest payment on a mortgage loan, of the amount specified in the pooling and servicing agreement. As principal payments are made on the mortgage loans, the portion of each monthly payment which represents interest will decline, and thus servicing compensation to the master servicer will decrease as the mortgage loans amortize. Prepayments and liquidations of mortgage loans prior to maturity will also cause servicing compensation to the master servicer to decrease.

     In addition, the master servicer generally will be entitled to retain all prepayment fees, assumption fees and late payment charges, to the extent collected from mortgagors and any benefit that may accrue as a result of the investment of funds in the certificate account.

     The master servicer will pay all expenses incurred in connection with its activities as master servicer, subject to limited reimbursement, including payments of expenses incurred in connection with distributions and reports to certificateholders of each series and, if specified in the prospectus supplement, payment of the fees and disbursements of the trustee and payment of any fees for providing credit enhancement. The master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received, such right of reimbursement being prior to the rights of certificateholders to receive any such proceeds.

Evidence as to Compliance

     Each pooling and servicing agreement will provide that the master servicer at its expense shall cause a firm of independent public accountants to furnish a report annually to the trustee to the effect that such firm has performed certain procedures specified in the pooling and servicing agreement and that such review has disclosed no items of noncompliance with the provisions of such pooling and servicing agreement which, in the opinion of such firm, are material, except for such items of noncompliance as shall be set forth in such report.

     Each pooling and servicing agreement will provide for delivery to the trustee of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the pooling and servicing agreement throughout the preceding year.

Certain Matters Regarding the Sponsor, the Seller and the Master Servicer

     The pooling and servicing agreement for each series of certificates backed in whole or in part by mortgage loans will provide that the master servicer:

     o may not pledge its rights thereunder except upon receipt by the trustee of a letter from the rating agency that such pledge shall not result in a downgrading of the certificates and

     o may not resign from its obligations and duties as master servicer thereunder, except upon

          o appointment of a successor servicer and receipt by the trustee of a letter from the rating agency that such resignation and appointment will not result in the downgrading of the certificates or

          o determination that its duties thereunder are no longer permissible under applicable law. No resignation under this clause will become effective until the trustee or a successor has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

     The pooling and servicing agreement will also provide that neither the sponsor, the master servicer nor the seller, nor any directors, officers, employees or agents of any of them (collectively, the "Indemnified Parties") will be under any liability to the trust or certificateholders or the trustee, any subservicer or others for any action taken or not taken by any Indemnified Party, any subservicer or the trustee in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the sponsor, the seller, the master servicer or any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The pooling and servicing agreement will further provide that each Indemnified Party is entitled to indemnification by the trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates for such series, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except any such loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties thereunder or by reason of reckless disregard by such Indemnified Party of its obligations and duties thereunder. In addition, the pooling and servicing agreement will provide that neither the sponsor, the seller nor the master servicer is under any obligation to appear in, prosecute or defend any legal action which is not incidental to, in the case of the sponsor, the seller or the master servicer, its duties under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. Each of the sponsor, the seller and the master servicer may, however, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the sponsor, the seller and the master servicer will be entitled to be reimbursed therefor out of the certificate account.

Events of Default

     Events of default by the master servicer under the pooling and servicing agreement for each series of certificates evidencing an interest in mortgage loans will consist of:

     o any failure by the master servicer to make an advance which continues unremedied for one business day;

     o any failure by the master servicer to make or cause to be made any other required payment pursuant to the pooling and servicing agreement which continues unremedied for five days;

     o any failure by the master servicer duly to observe or perform in any material respects any other of its covenants or agreements in the certificates or in such pooling and servicing agreement which continues unremedied for 60 days after the giving of written notice of such failure to the master servicer by the trustee, or to the master servicer and the trustee by holders of certificates evidencing not less than 25% of the aggregate voting rights of the certificates for such series; and

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the master servicer indicating insolvency, reorganization or inability to pay its obligations.

Rights Upon Event of Default

     As long as an event of default under the pooling and servicing agreement for any series of certificates evidencing an interest in mortgage loans remains unremedied, the trustee or holders of certificates evidencing not less than a majority of the aggregate voting rights of the certificates for such series may terminate all of the rights and obligations of the master servicer under such pooling and servicing agreement, whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under such pooling and servicing agreement, including, if specified in the prospectus supplement, the obligation to make advances and will be entitled to similar compensation arrangements and limitations on liability. In the event that the trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction for the appointment of a housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer with a net worth of at least $10,000,000 to act as successor master servicer under such pooling and servicing agreement. Pending any such appointment, the trustee is obligated to act in such capacity. The trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the master servicer under the pooling and servicing agreement.

Enforcement

     No certificateholder will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless the certificateholder previously has given to the trustee written notice of default and unless holders of certificates evidencing not less than 25% of the aggregate voting rights of the certificates for such series have made written requests to the trustee to institute such proceeding in its own name as trustee thereunder and have offered and provided to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding. However, the trustee is under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement for any series or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any certificateholders, unless such certificateholders have offered and provided to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

     The pooling and servicing agreement for each series may be amended by the sponsor, the seller, the master servicer and the trustee, without notice to or the consent of any certificateholder:

         (a) to cure any ambiguity;

         (b) to correct a defective provision or correct or prospectus supplement any provision therein that may be inconsistent with any other provision therein;

         (c) to make any other revisions with respect to matters or questions arising under such pooling and servicing agreement which are not inconsistent with the provisions of such pooling and servicing agreement; or

         (d) to comply with any requirements imposed by the Code or any regulation thereunder;

provided, however, that no such amendments except those pursuant to clause (d) will adversely affect in any material respect the interests of any certificateholder of that series. Any such amendment except pursuant to clause
(d) will be deemed not to adversely affect in any material respect the interests of any certificateholders if the trustee receives written confirmation from the rating agency rating such certificates that such amendment will not cause such rating agency to downgrade or withdraw the then current rating thereof. The pooling and servicing agreement may also be amended by the sponsor, the seller, the master servicer and the trustee with the consent of holders of certificates evidencing not less than 66 2/3% of the aggregate voting rights of each class of certificates for such series affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of holders of certificates of that series; provided, however, that no such amendment may

     o reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Assets that are required to be distributed in respect or any such certificate without the consent of the holder of such certificate or

     o with respect to any series of certificates, reduce the aforesaid percentages of certificates the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such series then outstanding.

List of Certificateholders

     In the event the trustee is not the certificate registrar for a series of certificates, upon written request of the trustee, the certificate registrar will provide to the trustee within 30 days after the receipt of such request a list of the names and addresses of all certificateholders of record of a particular series as of the most recent record date for payment of distributions to certificateholders of that series. Upon written request of three or more certificateholders of record of a series of certificates, for purposes of communicating with other certificateholders with respect to their rights under the pooling and servicing agreement for such series, the trustee will afford such certificateholders access during business hours to the most recent list of certificateholders of that series held by the trustee.

Termination; Optional Termination

     The obligations of the sponsor, the seller, the master servicer and the trustee created by the pooling and servicing agreement will terminate upon the earlier of

     o the maturity or other liquidation of the last mortgage loan or mortgage certificate subject thereto and the disposition of all property acquired upon foreclosure of any mortgage loan and

     o the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the prospectus supplement, by the holder of the residual interest in the REMIC, from the related trust of all of the remaining Mortgage Assets and all property acquired in respect of such Mortgage Assets.

In no event, however, will the trust created by any pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement.

     Unless otherwise specified in the prospectus supplement, any purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by the certificates will be made at the option of the master servicer or, if specified in the prospectus supplement for a series of REMIC certificates the holders of the residual certificates of such series, at a price, and in accordance with the procedures, specified in the prospectus supplement. The exercise of such right will effect early retirement of the certificates, but the right of the master servicer or, if applicable, such holder of the residual certificates, to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the prospectus supplement of the aggregate principal balance of the Mortgage Assets at the Cut-off Date. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust, any purchase will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

     For each series, the holder or holders of the residual certificates or the trustee, as the case may be, will give written notice of termination of the pooling and servicing agreement to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency of the trustee specified in the notice of termination.

The Trustee

     The identity of the commercial bank, savings and loan association or trust company named as trustee for each series of certificates will be set forth in the prospectus supplement. The trustee may have normal banking relationships with the sponsor, the seller, the master servicer and/or the subservicers.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the mortgage loans. Because such legal aspects are governed primarily by applicable state law -which laws may differ substantially- the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the mortgage loans is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which mortgage loans may be originated.

General

     The mortgage loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor, a lender called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Cooperatives. Certain of the mortgage loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust including cooperative loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

     Leaseholds. Certain of the mortgage loans may be secured by a mortgage on a ground lessee's interest in a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. The terms of the ground lease may also terminate prior to the maturity date of the indebtedness secured by the mortgage. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protection discussed in the next paragraph. Protective ground lease provisions include:

     o the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor;

     o the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee;

     o the right to acquire the leasehold estate through foreclosure or otherwise;

     o the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and

     o the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

     In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of such clause has not been established. Without the protections described in the foregoing paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Foreclosure/Repossession

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states, including California, to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner. Whether a foreclosure sale has been conducted in a commercially reasonable manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

Rights of Redemption

     In some states after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of certificates and possible reductions in the aggregate amount of such payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Environmental Risks

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an owner or operator for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all responsible parties, including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an owner or operator under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

     If a lender is or becomes liable, it can bring an action for contribution against any other responsible parties, including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to certificateholders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environmental assessment of the mortgaged properties was conducted.

     Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. The new legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

Due-On-Sale Clauses

     Unless otherwise provided in the prospectus supplement, each conventional mortgage loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the mortgage loans and the number of Mortgage Loans which may extend to maturity.

Prepayment Charges

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the mortgage loans as further specified in the prospectus supplement. The absence of such a restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Soldiers' and Sailors' Civil Relief Act

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan or who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans. Unless otherwise provided in the applicable prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the certificates. In addition, the Relief Act imposes limitations which would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status. Thus, in the event that such a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Section 4975 of the Code impose certain requirements on employee benefit plans and similar arrangements to which either ERISA or the Code applies (each a "Plan") and on persons who are fiduciaries with respect to or bear certain other relationships to such Plans. In accordance with ERISA's general fiduciary standards, before investing in a certificate a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (i.e., "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

Plan Assets Regulations

     If an investing Plan's assets were deemed to include an undivided ownership interest in the assets included in a trust, a Plan's investment in the certificates might be deemed to constitute a delegation under ERISA of the duty to manage Plan assets by the fiduciaries deciding to invest in the certificates, and certain transactions involved in the operation of the trust might be deemed to constitute prohibited transactions under ERISA and the Code. ERISA and the Code do not define the term "plan assets". The U.S. Department of Labor has published regulations (the "Labor Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity for purposes of the reporting, disclosure and fiduciary responsibility provisions of ERISA, if the Plan acquires an equity interest in such entity. The Labor Regulations state that the underlying assets of an entity will not be considered plan assets if, immediately after the most recent acquisition of any equity interest in the entity, whether from the issuer or an underwriter, less than twenty-five percent (25%) of the value of each class of equity interest is held by "benefit plan investors", which include Plans, individual retirement accounts, other employee benefit plans not subject to ERISA (for example, governmental plans) and other entities whose underlying assets include Plan assets by reason of a Plan's investment in the entity. The sponsor cannot predict whether under the Labor Regulations the assets of a Plan investing in certificates will be deemed to include an interest in the assets of the trust.

     The Labor Regulations provide that where a Plan acquires a guaranteed governmental mortgage pool certificate, the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Labor Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" the types of Freddie Mac certificates, Ginnie Mae certificates and Fannie Mae certificates which may be included in a trust underlying a series of certificates. Accordingly, even if such mortgage certificates included in a trust were deemed to be assets of Plan investors, the mortgages underlying such mortgage certificates would not be treated as assets of such Plans. Potential Plan investors should consult the ERISA discussion in the prospectus supplement before purchasing any such certificates.

Underwriter's Exemptions

     The U.S. Department of Labor has granted to certain underwriters individual administrative exemptions (the "Underwriter's Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter's Exemptions.

     While each Underwriter's Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter's Exemptions are substantially identical, and include the following:

         (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

         (3) the certificates required by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from Standard & Poor's, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc.;

         (4) the trustee must not be an affiliate of any other member of the Restricted Group;

         (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

         (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

         The trust fund must also meet the following requirements:

         (a) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

         (b) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of certificates; and

         (c) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     Moreover, the Underwriter's Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements:

     o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group;

     o such fiduciary or its affiliate is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

     o a Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

     o immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Underwriter's Exemptions do not apply to Plans sponsored by the seller, the related underwriter, the trustee, the master servicer, any other servicer, any insurer with respect to the trust, any obligor with respect to mortgage loans included in the trust constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such parties (the "Restricted Group").

     On July 21, 1997, the U.S. Department of Labor published in the Federal Register an amendment to the Underwriter's Exemptions, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month pre-funding period following the closing date, instead of requiring that all such obligations be either identified or transferred on or before the closing date. The relief is available when certain conditions are met.

     The prospectus supplement for each series of certificates will indicate the classes of certificates, if any, offered thereby as to which it is expected that an Underwriter's Exemption will apply.

Other Exemptions

     In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter's Exemptions, the Plan fiduciary should consider the possible availability of any other prohibited transaction exemptions, in particular, Prohibited Transaction Class Exemption 83-1 for Certain Transactions Involving Mortgage Pool Investment Trusts ("PTE 83-1"). PTE 83-1 permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by Plans, whether or not the Plan's assets would be deemed to include an ownership interest in the mortgages in the mortgage pool, and whether or not such transactions would otherwise be prohibited under ERISA. The sponsor believes that the "general conditions" set forth in Section II of PTE 83-1, which are required for its applicability, would be met with respect to most classes of certificates evidencing ownership interest in a trust consisting solely of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property. PTE 83-1 would not apply to certificates which are part of a class that is subordinate to one or more other classes of the same series of certificates. It is not clear whether PTE 83-1 applies to residual certificates, to certificates which do not pass through both principal and interest, to any certificates evidencing ownership interests in a trust containing mortgage certificates, or to any certificates evidencing ownership interests in the reinvestment income of funds on deposit in the related certificate account or in mortgage loans secured by shares in a cooperative corporation. Before purchasing any certificates, a Plan fiduciary should consult with its counsel and determine whether PTE 83-1 applies, including whether the appropriate "specific conditions" set forth in Section I of PTE 83-1, in addition to the "general conditions" set forth in Section II, would be met, or whether any other ERISA prohibited transaction exemption is applicable. Furthermore, a Plan fiduciary should consult the ERISA discussion in the prospectus supplement relating to a series of certificates before purchasing certificates.

     The sponsor, or certain affiliates of the sponsor, might be considered or might become "parties in interest" (as defined under ERISA) or "disqualified persons" (as defined under the Code) with respect to a Plan. If so, the acquisition or holding of certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless PTE 83-1, the Underwriter's Exemptions, or some other exemption is available. Special caution ought to be exercised before a Plan purchases a certificate in such circumstances.

     Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA fiduciary requirements. However, the purchase of a residual certificate by some of such plans, or by most varieties of ERISA Plans, may give rise to unrelated business taxable income as described in Sections 511-515 and 860E of the Code. Prior to the purchase of residual certificates, a prospective purchaser may be required to provide an affidavit to the trustee and the sponsor that it is not a "disqualified organization", which term as defined herein includes certain tax-exempt entities not subject to Section 511 of the Code, including certain governmental plans. In addition, prior to the transfer of a residual certificate, the trustee or the sponsor may require an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code and will not subject the trustee, the sponsor or the master servicer to additional obligations.

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, any Plan fiduciary that proposes to cause a Plan to purchase certificates is encouraged to consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1, the availability and applicability of any Underwriter's Exemption or any other exemptions from the prohibited transaction provisions of ERISA and the Code and the potential consequences in their specific circumstances, before making the investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and composition of the Plan's investment portfolio.

                        LEGAL INVESTMENT CONSIDERATIONS

     The prospectus supplement will specify which, if any, of the classes of certificates offered thereby will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Classes of certificates that qualify as mortgage related securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities including depository institutions, life insurance companies and pension funds created pursuant to or existing under the laws of the United States, any state, including the District of Columbia and Puerto Rico whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to mortgage related securities, the certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in certificates, or require the sale or other disposition of certificates, so long as such contractual commitment was made or such certificates acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in certificates without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss.24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703).

     All depository institutions considering an investment in the certificates should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (the "Policy Statement"), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for and restrictions on investing in mortgage derivative products, including mortgage related securities that are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such high-risk mortgage securities include securities not entitled to distributions allocated to principal or interest and subordinate certificates. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase and at stated intervals thereafter, whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase or retention of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, prudent investor provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not interest bearing or income paying.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for such investors.

                                 LEGAL MATTERS

     The validity of the certificates will be passed upon for the sponsor by Tobin & Tobin, a professional corporation, San Francisco, California. Certain federal income tax consequences with respect to the certificates will be passed upon for the sponsor by Brown & Wood LLP, New York, New York. Brown & Wood LLP, New York, New York will act as counsel for the underwriter.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the material federal income tax consequences of the purchase, ownership and disposition of certificates is based on the advice of Brown & Wood LLP, counsel to the sponsor. This summary is based on laws, regulations, including the REMIC regulations promulgated or proposed by the Treasury Department, rulings and decisions now in effect or proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

General

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust relating to a particular series of certificates as a REMIC under the Internal Revenue Code of 1986, as amended (the "Code"). The prospectus supplement will specify whether a REMIC election will be made.

Non-REMIC Certificates

     If a REMIC election is not made, Brown & Wood LLP will deliver its opinion that the trust will be classified as a grantor trust under subpart E,
Part I of subchapter J of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust's assets as described below.

Single Class of Senior Certificates

     Characterization. The trust may be created with one class of senior certificates and one class of subordinate certificates. In this case, each senior certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by that senior certificate and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans in the trust. Any amounts received by a senior certificateholder in lieu of amounts due with respect to any mortgage loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each holder of a senior certificate will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans in the trust represented by that senior certificate, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer in accordance with such senior certificateholder's method of accounting. Under Code Sections 162 or 212 each senior certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that such amounts are reasonable compensation for services rendered to the trust. Senior certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. A senior certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer. A senior certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the master servicer, whichever is earlier. If the master servicing fees paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as a retained ownership interest by the master servicer (or any person to whom the master servicer assigned for value all or a portion of the master servicing fees) in a portion of the interest payments on the mortgage loans. The mortgage loans may then be subject to the coupon stripping rules of the Code discussed below.

     Unless otherwise specified in the related prospectus supplement, as to each series of certificates Brown & Wood LLP will have advised the sponsor that:

     o a senior certificate owned by a domestic building and loan association within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v); provided that the real property securing the mortgage loans represented by that senior certificate is of a type described in such Code section;

     o a senior certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent real estate assets within the meaning of Code Section 856(c)(4)(A), and interest income on the mortgage loans will be considered interest on obligations secured by mortgages on real property within the meaning of Code Section 856(c)(3)(B); provided that the real property securing the mortgage loans represented by that senior certificate is of a type described in such Code section; and

     o a senior certificate owned by a REMIC will be an "obligation . . . which is principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

     The assets constituting certain trusts may include buydown mortgage loans. The characterization of any investment in buydown mortgage loans will depend upon the precise terms of the related buydown agreement, but to the extent that such buydown mortgage loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in buydown mortgage loans. Accordingly, holders of senior certificates should consult their own tax advisors with respect to characterization of investments in senior certificates representing an interest in a trust that includes buydown mortgage loans.

     Premium. The price paid for a senior certificate by a holder will be allocated to such holder's undivided interest in each mortgage loan based on each mortgage loan's relative fair market value, so that such holder's undivided interest in each mortgage loan will have its own tax basis. A senior certificateholder that acquires an interest in mortgage loans at a premium may elect to amortize such premium under a constant interest method, provided that such mortgage loan was originated after September 27, 1985. Premium allocable to a mortgage loan originated on or before September 27, 1985 should be allocated among the principal payments on the mortgage loan and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such senior certificate. The basis for such senior certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder held at the beginning of the first taxable year to which the election applies and to all debt instruments acquired on or after such date.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a senior certificate acquired at a premium should recognize a loss, if a mortgage loan prepays in full, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     The IRS has issued final amortizable bond premium regulations. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the certificates. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the certificates should consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to "original issue discount" (currently Code Sections 1271 through 1273 and 1275) will be applicable to a senior certificateholder's interest in those mortgage loans meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. Additionally, under regulations issued on January 27, 1994, as amended on June 11, 1996, with respect to original issue discount (the "OID Regulations"), original issue discount may be created when the rate produced (on the issue date) by the index formula on an adjustable rate mortgage ("ARM") is greater than the initial interest rate payable on the ARM. Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method. See "Accrual of Original Issue Discount" under "Multiple Classes of Senior Certificates" below.

     Market Discount. A senior certificateholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a mortgage loan is considered to have been purchased at a "market discount". Generally, market discount is the excess of the portion of the principal amount of the mortgage loan allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a senior certificate will be considered to be zero if the amount allocable to the senior certificate is less than 0.25% of the senior certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income. The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will control. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a senior certificate is issued with original issue discount, the amount of market discount that accrues during any accrual period would be equal to the product of (A) the total remaining market discount and (B) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period. For senior certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (A) the total remaining market discount and (B) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments, like the senior certificates, which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a senior certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a senior certificate at a market discount also may be required to defer, until the maturity date of the senior certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the senior certificate in excess of the aggregate amount of interest (including original issue discount) includible in the holder's gross income for the taxable year with respect to the senior certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the senior certificate for the days during the taxable year on which the holder held the senior certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the senior certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply, if the senior certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the senior certificateholder in that taxable year or thereafter.

Multiple Classes of Senior Certificates

     Stripped Bonds And Stripped Coupons. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on the obligation results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that the stripped interest is purchased. If a trust is created with two classes of senior certificates, one class of senior certificates will represent the right to principal and interest, or principal only, on all or a portion of the Loans (the "Stripped Bond Certificates"), while the second class of senior certificates will represent the right to some or all of the interest on that portion (the "Stripped Coupon Certificates").

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that original issue discount computations be made on a loan by loan basis. However, based on the recent IRS guidance, it appears that a Stripped Coupon Certificate should be treated as a single installment obligation subject to the original issue discount rules of the Code. As a result, all payments on a Stripped Coupon Certificate would be included in the certificate's stated redemption price at maturity for purposes of calculating income on the certificate under the original issue discount rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If a certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the senior certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if the certificate is treated as an interest in discrete mortgage loans, or if no prepayment assumption is used, then when a mortgage loan is prepaid, the holder of such certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans of the type that make up the trust. With respect to these Code sections, no specific legal authority exists regarding whether the character of the senior certificates for federal income tax purposes, will be the same as that of the underlying mortgage loans. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing original issue discount, it is not clear whether that characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of senior certificates should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code
Section 7701(a)(19)(C)(v), and interest income attributable to senior certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying mortgage loans and interest on the mortgage loans qualify, for that treatment. Prospective purchasers to which that characterization of an investment in senior certificates is material should consult their own tax advisors regarding the characterization of the senior certificates and the income therefrom. Senior certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

     Senior Certificates Representing Interests in Loans Other Than ARMs. Original issue discount on each senior certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. Based in part on the OID Regulations, the amount of original issue discount required to be included in an owner's income in any taxable year with respect to a senior certificate representing an interest in mortgage loans other than ARMs likely will be computed as described below under " -- Accrual of Original Issue Discount." Owners should be aware, however, that the OID Regulations either do not address, or are subject to varying interpretations with regard to, several issues relevant to obligations, such as the mortgage loans, which are subject to prepayment.

     Under the Code, the mortgage loans underlying the senior certificates will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage loan's stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on the mortgage loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under " -- Accrual of Original Issue Discount," will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the senior certificates calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the senior certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the Tax Reform Act of 1986 provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of the certificate. No representation is made that any senior certificate will prepay at the Prepayment Assumption. The prepayment assumption provision contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interest in the debt instruments, such as the senior certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the master servicer intends to calculate and report OID under the method described below.

     Accrual of Original Issue Discount. Generally, the owner of a senior certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on the senior certificate for each day on which it owns the senior certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or another entity specified in the prospectus supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the distribution dates on the senior certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by adding:

     o the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and

     o any payments received during that accrual period, and subtracting from that total the "adjusted issue price" of the respective component at the beginning of that accrual period.

The adjusted issue price of a senior certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a senior certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment made at the end of or during that accrual period. The OID accruing during that accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loan, no original issue discount attributable to the difference between the issue price and the original principal amount of that mortgage loan, i.e. points, will be includible by the holder. Other original issue discount on the mortgage loans, e.g., that arising from a teaser rate, would still need to be accrued.

     Senior Certificates Representing Interests in ARMs. The OID Regulations do not address the treatment of instruments, which represent interests in ARMs. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report original issue discount on senior certificates attributable to ARMs ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Senior Certificates Representing Interests in Loans Other Than ARMs" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization to the principal balance of an ARM may require the inclusion of such amount in the income of the certificateholder when such amount accrues. Furthermore, the addition of deferred interest to the certificate's principal balance will result in additional income, including possibly original issue discount income, to the certificateholder over the remaining life of the senior certificates. Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to those certificates.

Sale or Exchange of a Senior Certificate

     Sale or exchange of a senior certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received, and the owner's adjusted basis in the senior certificate. Such adjusted basis generally will equal the seller's purchase price for the senior certificate, increased by the original issue discount included in the seller's gross income with respect to the senior certificate, and reduced by principal payments on the senior certificate previously received by the seller. The gain or loss will be capital gain or loss to an owner for which a senior certificate is a capital asset within the meaning of Code Section 1221, and will generally be long-term if the senior certificate was held for more than one year.

     Long-term capital gains of non-corporate taxpayers are subject to reduced maximum tax rates while capital gains recognized by non-corporate taxpayers on assets held less than 12 months are generally subject to ordinary income tax rates. The deductibility of capital losses is subject to limitations.

     Senior certificates will be evidences of indebtedness within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a senior certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

Non-U.S. Persons

     Generally, to the extent that a senior certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code
Section 1441 or 1442 to:

     o    an owner that is not a U.S. Person (as defined below), or

     o a senior certificateholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty.

Accrued original issue discount recognized by the owner on the sale or exchange of such a senior certificate also will be subject to federal income tax at the same rate. Generally, those payments would not be subject to withholding to the extent that a senior certificate evidences ownership in mortgage loans issued after July 18, 1984 if:

     o the senior certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the trust;

     o the senior certificateholder is not a controlled foreign corporation within the meaning of Code Section 957 related to the trust; and

     o the senior certificateholder complies with certain identification requirements, including delivery of a statement, signed by the senior certificateholder under penalties of perjury, certifying that the senior certificateholder is not a U.S. Person and providing the name and address of such senior certificateholder.

     For purposes of this discussion, a "U.S. Person" means:

     o    a citizen or resident of the United States,

     o a corporation, partnership or other entity (treated as a corporation or a partnership for federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations),

     o an estate whose income is subject to U.S. federal income tax regardless of its source of income, or

     o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well. In addition, the term "U.S. Person" includes any holder of a certificate whose income or gain in respect of its investment in a certificate is effectively connected with the conduct of a U.S. trade or business. The term "non-U.S. Person" means a beneficial owner of a certificate that is not a U.S. Person.

Information Reporting and Backup Withholding

     The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each certificateholder at any time during that year, such information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to owners or other financial intermediaries of holders that hold the certificates as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

New Withholding Regulations

     On October 6, 1997, the Treasury Department issued new regulations which make modifications to the withholding, backup withholding and information reporting rules described above. The new regulations attempt to unify certification requirements and modify reliance standards. The new regulations will generally be effective for payments made after December 31, 2000, subject to transition rules. Prospective investors are urged to consult their own tax advisors regarding the new regulations.

REMIC Certificates

     The trust relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Residual Certificates -- Prohibited Transactions"), if a trust with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interest in a REMIC as described below under "Residual Certificates", the Code provides that a trust will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, those regulations have not yet been issued. Any relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for the REMIC status are not satisfied. With respect to each trust that elects REMIC status, Brown & Wood LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust will qualify as a REMIC and the related certificates will be considered to be regular interests or residual interests in the REMIC.

     The prospectus supplement for each series of certificates will indicate whether the trust will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made:

     o certificates held by a thrift institution taxed as a domestic building and loan association will constitute assets described in Code Section 7701(a)(19)(C);

     o certificates held by a real estate investment trust will constitute real estate assets within the meaning of Code Section 856(c)(4)(A); and

     o interest on certificates will be considered interest on obligations secured by mortgages on real property within the meaning of Code
          Section 856(c)(3)(B).

If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on mortgage loans held pending distribution on the REMIC certificates will be treated as real estate assets for purposes of Code Section 856(c).

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

     Tiered REMIC Structures. For certain series of certificates, two separate elections may be made to treat designated portions of the related trust as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any series of certificates, Brown & Wood LLP, counsel to the sponsor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Subsidiary REMIC and the Master REMIC will each qualify as a REMIC and the REMIC certificates issued by the Subsidiary REMIC and the Master REMIC, respectively, will be considered to evidence ownership of regular certificates or residual interests in the related REMIC within the meaning of the REMIC provisions.

     Only REMIC certificates (other than the residual certificates in the Subsidiary REMIC) issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC certificates will be:

     o real estate assets within the meaning of Section 856(c)(4)(A) of the Code,

     o "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code and

     o    whether the income on such certificates is interest described in
          Section 856(c)(3)(B) of the Code.

Regular Certificates

     General. Except as otherwise stated in this discussion, regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to regular certificates under an accrual method.

     Original Issue Discount And Premium. The regular certificates may be issued with original issue discount, or OID within the meaning of Code Section 1273(a). Generally, the original issue discount, if any, will equal the difference between the stated redemption price at maturity of a regular certificate and its issue price. Holders of any class of certificates issued with original issue discount will be required to include OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on Treasury regulations issued on January 27, 1994, as amended on June 11, 1996, under Code Sections 1271 through 1273 and 1275 (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986. The holder of a regular certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, like the regular certificates.

     Rules governing original issue discount are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of original issue discount be calculated based on a Prepayment Assumption and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations which have not yet been issued. The legislative history of the Tax Reform Act of 1986 that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the regular certificates. The prospectus supplement for each series of regular certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of original issue discount. No representation is made that the regular certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each regular certificate will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its stated redemption price at maturity over its issue price. The issue price of a regular certificate is the first price at which a substantial amount of regular certificates of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate. The stated redemption price at maturity of a regular certificate includes the original principal amount of the regular certificate, but generally will not include distributions of interest if distributions constitute qualified stated interest. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first distribution date on a regular certificate is longer than the interval between subsequent distribution dates, the greater of any original issue discount disregarding the rate in the first period and any interest foregone during the first period is treated as the amount by which the stated redemption price of the regular certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period regular certificate that is issued with non-de minimis OID will be treated as OID. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the certificates stated redemption price at maturity. Regular certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a regular certificate.

     Under the de minimis rule, original issue discount on a regular certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate. Although currently unclear, it appears that the schedule of those distributions should be the Prepayment Assumption. The Prepayment Assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and that income will be capital gain if the regular certificate is held as a capital asset.

     Generally, a regular certificateholder must include in gross income the "daily portions," as determined below, of the original issue discount that accrues on a regular certificate for each day the regular certificateholder holds the regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a regular certificate, a calculation will be made of an "accrual period" or of the portion of the original issue discount that accrues during each successive period that ends on the day in the calendar year corresponding to a distribution date, or if distribution dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period, or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by:

     o adding (a) the present value at the end of the accrual period, determined by using as a discount factor the original yield to maturity of the regular certificates as calculated under the Prepayment Assumption, of all remaining payments to be received on the regular certificate under the Prepayment Assumption, and (b) any payments included in the stated redemption price at maturity received during that accrual period, and

     o subtracting from that total the adjusted issue price of the regular certificates at the beginning of that accrual period.

The "adjusted issue price" of a regular certificate at the beginning of the first accrual period is its issue price; the "adjusted issue price" of a regular certificate at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The original issue discount accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the accrual period. The calculation of original issue discount under the method described above will cause the accrual of original issue discount to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a regular certificate issued with original issue discount who purchases the regular certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on that regular certificate. In computing the daily portions of original issue discount for a subsequent purchaser and for an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for the day computed in accordance with the rules set forth above multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by that holder for that regular certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of original issue discount that would have been includible in the gross income of an original regular certificateholder who purchased the regular certificate at its issue price, (b) less any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that regular certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase of original issue.

     The IRS has issued regulations governing the calculation of OID on instruments having contingent interest payments. These regulations, effective for debt instruments issued after August 13, 1996, represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), like the regular certificates. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating OID.

     Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Interest is treated as payable at a variable rate and not as contingent interest if, generally, the issue price does not exceed the original principal balance by more than a specified amount, and the interest compounds or is payable at least annually at current values of certain objective rates measured by or based on lending rate for newly borrowed funds. For a debt instrument issued after August 13, 1996, an objective rate is a rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based on objective financial or economic information. The variable interest generally will be qualified stated interest to the extent it is unconditionally payable at least annually and, to the extent successive variable rates are used, interest is not significantly accelerated or deferred.

     The amount of OID with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount," by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate. Approximate adjustments are made for the actual variable rate.

     Although unclear at present, it is anticipated that regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans will be treated as variable rate certificates. In that case, the weighted average rates used to compute the initial pass-through rate on the regular certificates will be deemed to be the index in effect through the life of the regular certificates. It is possible, however, that the IRS may treat some or all of the interest on regular certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. That treatment may effect the timing of income accruals on the regular certificates. Additionally, if some or all of the mortgage loans are subject to "teaser rates", i.e., the initial rates on the mortgage loans are less than subsequent rates on the mortgage loans, the interest paid on some or all of the regular certificates may be subject to accrual using a constant yield method notwithstanding the fact that the certificates may not have been issued with "true" non-de minimis original issue discount.

     Election To Treat All Interest As OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If an election were to be made with respect to a regular certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium which the certificateholder owns or acquires. See " -- Regular Certificates -- Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate cannot be revoked without the consent of the IRS.

     Market Discount. A purchaser of a regular certificate also may be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations "market discount" equals the excess, if any, of:

     o the regular certificate's stated principal amount or, in the case of a regular certificate with original issue discount, the adjusted issue price -determined for this purpose as if the purchaser had purchased the regular certificate from an original holder- over

     o    the price for the regular certificate paid by the purchaser.

A certificateholder that purchases a REMIC regular certificate at a market discount, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code the holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder using either the accrual or cash method of accounting to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If an election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium is deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "--Taxation of Regular Certificates -- Premium". The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

     Market discount with respect to a regular certificate will be considered to be zero if the amount allocable to the regular certificate is less than 0.25% of the regular certificate's stated redemption price at maturity multiplied by the regular certificate's weighted average maturity remaining after the date of purchase. If market discount on a regular certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the regular certificate and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until the regulations are issued by the Treasury, rules described in the legislative history of the Tax Reform Act of 1986 will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For regular certificates issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (A) the total remaining market discount and (B) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. For regular certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (A) the total remaining market discount and (B) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the regular certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing the instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply.

     A holder of a regular certificate who acquires the regular certificate at a market discount also may be required to defer, until the maturity date of the regular certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the regular certificate in excess of the aggregate amount of interest, including original issue discount, includible in the holder's gross income for the taxable year with respect to the regular certificate. The amount of net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the regular certificate for the days during the taxable year on which the holder held the regular certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the regular certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the regular certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the regular certificateholder in that taxable year or thereafter.

     Premium. A purchaser of a regular certificate who purchases the regular certificate at a cost, not including accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the regular certificate at a premium, and may elect to amortize the premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the regular certificate for this purpose. The amortizable bond premium regulations described above specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) like the regular certificates. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described herein. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to regular certificates without regard to whether such certificates have original issue discount, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on the regular certificates and will be applied as an offset against the interest payment. Prospective purchasers of the regular certificates should consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

     The IRS has issued final amortizable bond premium regulations. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Securities should consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

     Deferred Interest. Certain classes of regular certificates will provide for the accrual of interest, or "deferred interest", when one or more ARMs are adding interest to their principal balance by reason of negative amortization. Any deferred interest that accrues with respect to a class of regular certificates will constitute income to the holders of the certificates prior to the time distributions of cash with respect to the deferred interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the certificate must be included in the stated redemption price at maturity of the certificate and accounted for as original issue discount, which could accelerate the inclusion. Interest on regular certificates must in any event be accounted for under an accrual method by the holders of the certificates, and therefore applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on the regular certificates.

     Accrued Interest Certificates. Certain of the regular certificates, referred to as "payment lag certificates", may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends prior to each distribution date. The period between the closing date for payment lag certificates and their first distribution date may or may not exceed the interval. Purchasers of payment lag certificates for which the period between the closing date and the first distribution date does not exceed such interval could pay upon purchase of the regular certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a regular certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the regular certificate provides for a payment of stated interest on the first payment date, within one year of the issue date, that equals or exceeds the amount of the pre-issuance accrued interest, then the regular certificates issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the regular certificate. However, it is unclear under this method how the OID Regulations treat interest on payment lag certificates as described above. Therefore, in the case of a payment lag certificate, the REMIC intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent such payments represent interest for the number of days which the certificateholder has held that payment lag certificate during the first interest accrual period.

     Sale, Exchange Or Redemption Of Regular Certificates. If a regular certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or redemption and the seller's adjusted basis in the regular certificate. The adjusted basis generally will equal the cost of the regular certificate to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the regular certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment which is part of the stated redemption price at maturity of a regular certificate will recognize gain equal to the excess, if any, of the amount of the payment over his adjusted basis in the regular certificate. A holder of a regular certificate who receives a final payment which is less than his adjusted basis in the regular certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" below, any gain or loss will be capital gain or loss, provided that the regular certificate is held as a capital asset which generally is property held for investment, within the meaning of Code Section 1221 and will generally be long-term capital if the regular certificate was held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum tax rates while capital gains recognized by non-corporate taxpayers on assets held less than 12 months are generally subject to ordinary income tax rates. The deductibility of capital losses is subject to limitations.

     Gain from the sale or other disposition of a regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

     o the amount that would have been includible in the holder's income with respect to the regular certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of the regular certificate, over

     o    the amount actually includible in the holder's income.

Additionally, gain will be treated as ordinary income if the trust had an intention to call the regular certificates prior to maturity. The OID Regulations provide that the presence of a sinking fund or optimal call does not give rise to that intention, and the seller does not believe such intent is otherwise present; however, the application of these rules to REMIC certificates is unclear.

     Regular certificates will be evidences of indebtedness within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a regular certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

     Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a regular certificate purchased at a discount or premium in the secondary market.

     The regular certificate information reports will include a statement of the adjusted issue price of the regular certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of regular certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that this provision will only require information pertaining to the appropriate proportionate method of accruing market discount.

     REMIC Expenses. As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interests. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the holders of the regular certificates and the holders of the Residual Interests on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In the case of individuals, or trusts, estates, or other persons who compute their income in the same manner as individuals, who own an interest in a regular certificate directly or through a pass-through entity which is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation, or a grantor trust), these expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of the individual's adjusted gross income. In addition, the personal exemptions and itemized deductions of individuals with adjusted gross incomes above particular levels are subject to certain limitations which reduce or eliminate the benefit of those items. The reduction or disallowance of this deduction coupled with the allocation of additional income may have a significant impact on the yield of the regular certificate to the holder. Further, holders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. In general terms, a single class REMIC is one that either would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the related prospectus supplement, the expenses of the REMIC will be allocated to holders of the related Residual Interests in their entirety and not to holders of the related regular certificates.

     Non-U.S. Persons. Generally, payments of interest, including any payment with respect to accrued original issue discount, on the regular certificates to a regular certificateholder who is a non-U.S. Person not engaged in a trade or business within the United States, will not be subject to federal withholding tax if:

     o the regular certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

     o the regular certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the trust; and

     o the regular certificateholder complies with certain identification requirements, including delivery of a statement, signed by the regular certificateholder under penalties of perjury, certifying that the regular certificateholder is a foreign person and providing the name and address of the regular certificateholder.

If a regular certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued original issue discount, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

     Regular certificateholders who are non-U.S. Persons and persons related to the holders should not acquire any residual certificates, and residual certificateholders and persons related to residual certificateholders should not acquire any regular certificates without consulting their tax advisors as to the possible adverse tax consequences of acquisition.

     Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each regular certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist regular certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to owners or other financial intermediaries of holders that hold regular certificates as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments.

     Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

     New Withholding Regulations. On October 6, 1997, the Treasury Department issued new regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. The new regulations attempt to unify certification requirements and modify reliance standards. The new regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the new regulations.

Residual Certificates

     Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "Prohibited Transactions and Other Taxes" herein. Instead, each original holder of a residual certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any residual certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. The holder's share of the taxable income of the REMIC for each day, will be based on the portion of the outstanding residual certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the residual certificateholders without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from residual certificates will be portfolio income for purposes of the taxation of taxpayers subject to the limitations on the deductibility of passive losses. As residual interests, the residual certificates will be subject to tax rules, described below, that differ from those that would apply if the residual certificates were treated for federal income tax purposes as direct ownership interests in the certificates, or as debt instruments issued by the REMIC.

     A residual certificateholder may be required to include taxable income from the residual certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests, i.e., a fast-pay, slow-pay structure, may generate a mismatching of income and cash distributions, i.e., phantom income. This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a residual certificate to a residual certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a residual certificate and the impact of such tax treatment on the after-tax yield of a residual certificate.

     A subsequent residual certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the residual certificateholder owns the residual certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original residual certificateholder, as described above. The legislative history of the Tax Reform Act of 1986 indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a residual certificate that purchased such residual certificate at a price greater than (or less than) the adjusted basis such residual certificate would have in the hands of an original residual certificateholder. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC's other assets, and the deductions allowed to the REMIC for interest and original issue discount on the regular certificates and, except as described below under "--Non-Interest Expenses of the REMIC," other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the regular and residual certificates, or, if a class of certificates is not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market values. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any discount, whether market discount or original issue discount, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the regular certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, the election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on the mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and original issue discount on the regular certificates. The amount and method of accrual of original issue discount will be calculated for this purpose in the same manner as described above with respect to regular certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A residual certificateholder will not be permitted to amortize the cost of the residual certificate as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the residual certificates will be added to the issue price of the regular certificates in determining the REMIC's initial basis in its assets. See "--Sales of Residual Certificates" herein. For a discussion of possible adjustments to income of a subsequent holder of a residual certificate to reflect any difference between the actual cost of the residual certificate to the holder and the adjusted basis the residual certificate would have in the hands of an original residual certificateholder, see "--Allocation of the Income of the REMIC to the Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the residual certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any residual certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the residual certificate. Any net loss that is not currently deductible by reason of this limitation may be used by the residual certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of residual certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Non-Interest Expenses Of The REMIC. As a general rule, the REMIC's taxable income will be determined in the same manner as if the REMIC were an individual. However, all or a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to residual certificateholders that are "pass-through interest holders." The holder would be required to add its allocable share, if any, of the expenses to its gross income and to treat the same amount as an item of investment expense. An individual would generally be allowed a deduction for the expense item only as a miscellaneous itemized deduction subject to the limitations under Code Section 67. That section allows the deduction only to the extent that in the aggregate all such expenses exceed two percent of an individual's adjusted gross income. The REMIC is required to report to each pass-through interest holder and to the IRS the holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual certificateholders that are "pass-through interest holders" should consult their own tax advisors about the impact of these rules on an investment in the residual certificates. See "--Regular Certificates--Non-Interest Expenses of the REMIC" above.

     Deferred Interest. Any Deferred Interest that accrues with respect to any ARM held by the REMIC will constitute income to the REMIC and will be treated in a manner similar to the Deferred Interest that accrues with respect to regular certificates as described above under "Regular Certificates -- Deferred Interest."

     Excess Inclusions. A portion of the income on a residual certificate, referred to in the Code as an "excess inclusion", for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

     o may not be offset by any unrelated losses or loss carryovers of a residual certificateholder;

     o will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the residual certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income - see "--Tax-Exempt Investors" below; and

     o is not eligible for any reduction in the rate of withholding tax in the case of a residual certificateholder that is a foreign investor
          - see "Non-U.S. Persons" below.

The exception for thrift institutions is available only to the institution holding the residual certificate, and not to any affiliate of the institution, unless the affiliate is a subsidiary all the stock of which, and substantially all the indebtedness of which, is held by the institution, and which is organized and operated exclusively in connection with the organization and operation of one or more REMICs.

     With respect to any residual certificateholder, the excess inclusion for any calendar quarter is the excess, if any, of the income of the residual certificateholder for that calendar quarter from its residual certificate over the sum of the "daily accruals", as defined below, for all days during the calendar quarter on which the residual certificateholder holds the residual certificate. For this purpose, the daily accruals with respect to a residual certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the adjusted issue price of the residual certificate at the beginning of the calendar quarter and 120 percent of the federal long-term rate in effect at the time the residual certificate is issued. For this purpose, the "adjusted issue price" of a residual certificate at the beginning of any calendar quarter equals the issue price of the residual certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the residual certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions, i.e., thrift institutions, to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have significant value within the meaning of the REMIC regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have the rules apply only to tax years beginning after August 20, 1996.

     In the case of any residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the residual certificates, reduced (but not below zero) by the real estate investment trust taxable income within the meaning of Code Section 857(b)(2), excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a residual certificate as if held directly by the shareholder. Regulated investment companies, common trust funds, and certain cooperatives are subject to similar rules.

     Payments. Any payment made on a residual certificate to a residual certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the residual certificateholder's adjusted basis in the residual certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the residual certificate.

     Sale Or Exchange Of Residual Certificates. If a residual certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the residual certificate, except that the recognition of loss may be limited under the "wash sale" rules described below. A holder's adjusted basis in a residual certificate generally equals the cost of the residual certificate to the residual certificateholder, increased by the taxable income of the REMIC that was included in the income of the residual certificateholder with respect to the residual certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the residual certificateholder with respect to the residual certificate and by the distributions received thereon by the residual certificateholder.

     In general, any gain or loss will be capital gain or loss provided the residual certificate is held as a capital asset. However, residual certificates will be evidences of indebtedness within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a residual certificate by a bank or thrift institution to which this section applies would be ordinary income or loss.

     Except as provided in Treasury regulations, if the seller of a residual certificate reacquires the residual certificate, or acquires any other residual certificate, any residual interest in another REMIC or similar interest in a taxable mortgage" as defined in Code Section 7701(i) during the period beginning six months before, and ending six months after, the date of the sale, the sale will be subject to the wash sale rules of Code Section 1091. In that event, any loss realized by the residual certificateholder on the sale will not be deductible, but, instead, will increase such residual certificateholder's adjusted basis in the newly acquired asset.

     Mark To Market Rules. Prospective purchasers of a residual certificate should be aware that the IRS recently released final regulations under Code
Section 475 which provide that any REMIC residual certificate acquired after January 3, 1995 cannot be marked to market.

Prohibited Transactions and Other Taxes

     The REMIC is subject to a tax at a rate equal to 100 percent of the net income derived from prohibited transactions. In general, a prohibited transaction means the disposition of a mortgage loan other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a mortgage loan or certain other permitted investments, or the disposition of an asset representing a temporary investment of payments on the mortgage loans pending payment on the residual certificates or regular certificates. In addition, the assumption of a mortgage loan by a subsequent purchaser could cause the REMIC to recognize gain, which would also be subject to the 100 percent tax on prohibited transactions.

     In addition, some contributions to a REMIC made after the closing date could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.

     It is not anticipated that the REMIC will engage in any prohibited transactions or receive any contributions subject to the contributions tax. However, in the event that the REMIC is subject to any such tax, unless otherwise disclosed in the related prospectus supplement, the tax would be borne first by the trustee, the master servicer, the sponsor or the seller, as applicable, if the tax results from a breach of such party's obligations under the pooling and servicing agreement, and then by the residual certificateholders.

Liquidation and Termination

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC will recognize no gain or loss on the sale of its assets, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of regular and residual certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the regular certificates. If a residual certificateholder's adjusted basis in the residual certificate exceeds the amount of cash distributed to the residual certificateholder in final liquidation of its interest, then, although the matter is not entirely free from doubt, it would appear that the residual certificateholder would be entitled to a loss equal to the amount of the excess. It is unclear whether the loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

     Solely for the purpose of the administrative provisions of the Code, the REMIC will be treated as a partnership and the residual certificateholders will be treated as the partners thereof; however, under Temporary Regulations if there is at no time during the taxable year more than one residual certificateholder, a REMIC shall not be subject to the rules of Subchapter C of chapter 63 of the Code, relating to the treatment of Partnership items for a taxable year. Accordingly, the REMIC will file an annual tax return on Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. In addition, certain other information will be furnished quarterly to each residual certificateholder who held the residual certificate on any day in the previous calendar quarter.

     The Treasury Department has issued final regulations concerning certain aspects of REMIC tax administration. Under those regulations, a residual certificateholder must be designated as the REMIC tax matters person. The tax matters person, generally, has responsibility for overseeing and providing notice to the other residual certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs. Unless otherwise indicated in the prospectus supplement, the sponsor will be designated as tax matters person for each REMIC, and in conjunction with the trustee will act as the agent of the residual certificateholders in the preparation and filing of the REMIC's federal and state income tax and other information returns.

     Each residual certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the residual certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a residual certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

Tax-Exempt Investors

     Any residual certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to the tax on that portion of the distributions received on a residual certificate that is considered an excess inclusion. See "--Excess Inclusions" herein.

Non-U.S. Persons

     Non-U.S. Persons. Amounts paid to residual certificateholders who are not U.S. Persons (see "--Regular Certificates -- Non-U.S. Persons") are treated as interest for purposes of the 30% or lower treaty rate United States withholding tax. Amounts distributed to Residual Holders should qualify as "portfolio interest," subject to the conditions described in "Regular Certificates" above, but only to the extent that the mortgage loans were originated after July 18,1984. Furthermore, the rate of withholding on any income on a residual certificate that is an excess inclusion will not be subject to reduction under any applicable tax treaties. See "Residual Certificates -- Excess Inclusions." If the portfolio interest exemption is unavailable, that amount will be subject to United States withholding tax when paid or otherwise distributed or when the residual certificate is disposed of under rules similar to those for withholding upon disposition of debt instruments that have original issue discount. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the residual certificates do not have significant value. See "Residual Certificates -- Excess Inclusions." If the amounts paid to residual certificateholders that are not U.S. persons are effectively connected with their conduct of a trade or business within the United States, the 30% or lower treaty rate withholding will not apply. Instead, the amounts paid to the non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates.

     For this purpose, a "U.S. Person" includes:

     o    a citizen or resident of the United States,

     o a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia other than a partnership that is not treated as a United States person under any applicable Treasury regulations,

     o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business in the United States or

     o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Notwithstanding the preceding sentence, to the extent provided in regulations, some trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Persons. In addition, the term "U.S. Person" includes any holder of a certificate whose income or gain in respect of its investment in a certificate is effectively connected with the conduct of a U.S. trade or business. The term "non-U.S. Person" means a beneficial owner of a certificate that is not a U.S. Person.

     Regular certificateholders and persons related to such holders should not acquire any residual certificates, and residual certificateholders and persons related to residual certificateholders should not acquire any regular certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

Tax-Related Restrictions on Transfer

     An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by disqualified organizations. Further, a tax is imposed on the transfer of a residual interest in a REMIC to a disqualified organization. The amount of the tax equals the product of (A) an amount as determined under regulations equal to the present value of the total anticipated excess inclusions with respect to such interest for periods after the transfer, and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent including a broker or other middlemen for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to that person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, that person does not have actual knowledge that the affidavit is false. A "disqualified organization" means:

     o the United States, any State, possession, or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing provided that the term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any governmental agency,

     o any organization other than certain farmers' cooperatives generally exempt from federal income taxes unless the organization is subject to the tax on unrelated business taxable income and

     o    a rural electric or telephone cooperative.

     A tax is imposed on a pass-through entity holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization, and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in the entity, will be relieved of liability for the tax if the record holder furnishes to the entity an affidavit that the record holder is not a disqualified organization and, for that period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means:

     o a regulated investment company, real estate investment trust or common trust fund,

     o    a partnership, trust or estate and

     o    certain cooperatives.

Except as may be provided in Treasury regulations, any person holding an interest in a pass-through entity as a nominee for another will, with respect to the interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31,1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of the entities beginning after December 31, 1988.

     In order to comply with these rules, the Pooling and Servicing Agreement will provide that no record or beneficial ownership interest in a residual certificate may be, directly or indirectly, purchased, transferred or sold without the express written consent of the master servicer. The master servicer will grant such consent to a proposed transfer only if it receives the following:

     o an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the residual certificate as a nominee or agent for a disqualified organization, and

     o a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the residual certificate.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in residual certificates are advised to consult their own tax advisors with respect to transfers of the residual certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

     Noneconomic Residual Certificates. The REMIC regulations disregard, for federal income tax purposes, any transfer of a noneconomic residual certificate to a "U.S. Person," as defined in the following section of this discussion, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A noneconomic residual certificate is any residual certificate (including a residual certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption:

     o the present value of the expected future distributions on the residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

     o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if the transferor conducted a reasonable investigation of the transferee and the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay the taxes associated with the residual interest as they become due. If a transfer of a noneconomic residual certificate is disregarded, the transferor would continue to be treated as the owner of the residual certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC regulations provide that the transfer of a residual certificate that has a tax avoidance potential to a foreign person will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person, unless such transferee's income in respect of the residual certificate is effectively connected with the conduct of a United States trade or business. A residual certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that the amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the residual certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC regulations regarding transfers of residual certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30,1992. Until further guidance is issued concerning the treatment of residual certificates held by non-U.S. Persons, the Pooling and Servicing Agreement will provide that no record or beneficial ownership interest in a residual certificate may be, directly or indirectly, transferred to a non-U.S. Person unless the person provides the trustee with a duly completed I.R.S. Form 4224 and the trustee consents to the transfer in writing.

     For purposes of this discussion, a "U.S. Person" means:

     o    a citizen or resident of the United States,

     o a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia other than a partnership that is not treated as a United States person under any applicable Treasury regulations,

     o an estate whose income is subject to U.S. federal income tax regardless of its source of income,

     o or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well. In addition, the term "U.S. Person" includes any holder of a certificate whose income or gain in respect of its investment in a certificate is effectively connected with the conduct of a U.S. trade or business. The term "non-U.S. Person" means a beneficial owner of a certificate that is not a U.S. Person.

                           STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Considerations", potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the certificates.

                             PLANS OF DISTRIBUTION

     The certificates will be offered hereby in series from time to time through any of the following methods:

         1. By negotiated firm commitment underwriting and public reoffering by underwriters;

         2. By agency placements through one or more placement agents primarily with institutional investors and dealers; and

         3. By placement directly by the sponsor with institutional investors.

     A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which such series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the sponsor, or the method by which the price at which the underwriters will sell the certificates will be determined. Each prospectus supplement will also contain information regarding the nature of the underwriters' obligations, any material relationship between the sponsor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the certificates of such series if any such certificates are purchased. certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Underwriters and agents may be entitled under agreements entered into with the sponsor to indemnification by the sponsor against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

     If a series is offered other than through underwriters, the prospectus supplement will contain information regarding the nature of such offering and any agreements to be entered into between sponsor and purchasers of certificates of such series.

                             FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of certificates and no trust will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the prospectus supplement.

                             AVAILABLE INFORMATION

     The sponsor has filed with the SEC a registration statement under the Securities Act with respect to the certificates. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of certificates contain information set forth in the registration statement pursuant to the rules and regulations of the SEC. For further information, reference is made to such registration statement and the exhibits thereto, which may be inspected and copied at the facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:

         Chicago Regional Office,                   New York Regional Office
         500 West Madison Street,                   Seven World Trade Center
         Chicago, IL 60661                          New York, NY 10048

     The SEC maintains a website at http://www.sec.gov. that contains reports, proxy and information statements and other information regarding registrants including the sponsor, that file electronically with the SEC.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to incorporate by reference some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this prospectus. Neither the sponsor nor the master servicer for any series intends to file with the SEC periodic reports with respect to the related trust following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     All documents filed by or on behalf of the trust referred to in the accompanying prospectus supplement with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of such prospectus supplement and prior to the termination of any offering of the certificates issued by such trust shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of such documents.

     The trust will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Such requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

                                    RATING

     It is a condition to the issuance of the certificates of each series offered hereby and by the prospectus supplement that they shall be rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the Mortgage Assets in the related trust. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the mortgage assets in the related trust and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Further, such ratings do not address the effect of prepayments on the yield anticipated by the investor. Each security rating should be evaluated independently of any other security rating.






                            INDEX TO DEFINED TERMS

                                                                          PAGE

1986 Act.........................................................           56
Accrual Certificates.............................................           11
Accrual Period...................................................           57
Additional Obligations...........................................           45
Adjusted Issue Price.............................................           53
Advance..........................................................           17
Amortizable Bond Premium Regulations.............................       50, 60
Appraised Value..................................................            5
ARM..............................................................           50
ARM Loans........................................................           53
Assumed Reinvestment Rate........................................           13
Balloon Payments.................................................            4
Bankruptcy Bond..................................................           21
Bankruptcy Code..................................................            2
Buydown Fund.....................................................            4
Buydown Loans....................................................            4
CERCLA...........................................................           41
Certificates.....................................................            3
Certificate Account..............................................        9, 29
Certificate Balance..............................................           11
Certificate Register.............................................           11
Certificateholders...............................................            3
Class Certificate Balance........................................           11
Closing Date.....................................................           11
Code.............................................................           48
Commission.......................................................           ii
Companion Classes................................................           15
Contingent Regulations...........................................           57
Cooperatives.....................................................            4
Cooperative Loans................................................            4
Cut-off Date.....................................................           20
Daily Accrual....................................................           64
D&P..............................................................           44
Deferred Interest................................................           60
Disqualified Organization........................................           67
Distribution Date................................................           11
Eligible Account.................................................           29
Eligible Investments.............................................       10, 29
EPA..............................................................           41
ERISA............................................................           43
Exchange Act.....................................................          iii
Federal Long-Term Rate...........................................           64
FHA..............................................................            3
FHA Insurance....................................................            3
FHA Loans........................................................            6
Freddie Mac......................................................            5
Freddie Mac Act..................................................            7
Freddie Mac Certificate Group....................................            7
Fitch............................................................           44
Fannie Mae.......................................................            5
Fannie Mae Certificates..........................................            8





                                                                         PAGE

Fraud Loss.......................................................           21
Garn-St Germain Act..............................................           42
Ginnie Mae.......................................................            5
Ginnie Mae Certificates..........................................            6
Ginnie Mae I Certificates........................................            6
Ginnie Mae II Certificates.......................................            6
Housing Act......................................................            6
HUD..............................................................            6
Indemnified Parties..............................................           34
Index............................................................            4
Interest Accrual Period..........................................           11
IO Certificates..................................................           12
IRS..............................................................           50
Issuer...........................................................           62
Labor Regulations................................................           43
Last Scheduled Distribution Date.................................           13
Legislative History..............................................           52
Lockout Periods..................................................            4
LTV..............................................................            5
Mark-to-Market Regulations.......................................           65
Master REMIC.....................................................           55
Master Servicer..................................................            9
Master Servicing Fee.............................................           33
Mezzanine Certificates...........................................           19
Moody's..........................................................           44
Mortgage.........................................................            4
Mortgage Assets..................................................            3
Mortgage Certificates............................................            3
Mortgage Loans...................................................            3
Mortgage Note(s).................................................            3
Mortgage Pool....................................................            3
Mortgage Pool Insurance Policy...................................           19
Mortgage Rate....................................................            4
Mortgaged Properties.............................................            4
NCUA.............................................................           47
New Regulations..................................................       54, 62
Obligations......................................................           45
OID Regulations..................................................           56
PACs.............................................................           15
Pass-Through Entity..............................................           68
Pass-Through Rate................................................           11
Payment Lag Certificates.........................................           60
Permitted Investments............................................           45
Phantom Income...................................................           62
Plan.............................................................           43
PO Certificates..................................................           11
Policy Statement.................................................           47
Pool Insurer.....................................................           19
Pooling and Servicing Agreement..................................            3
Pre-Funding Limit................................................           45
Prefunding Period................................................           45
Pre-Issuance Accrued Interest....................................           60
Prepayment Assumption............................................           52






                                                                         PAGE

Primary Insurer..................................................           32
Primary Mortgage Insurance Policy................................            5
Principal Prepayments............................................           12
PTE 83-1.........................................................           46
Rating Agency....................................................           44
RCRA.............................................................           41
Record Date......................................................           11
Regular Certificates.............................................           55
Relief Act.......................................................           43
REMIC............................................................           48
REMIC Regulations................................................           48
REO Property.....................................................           18
Reserve Fund.....................................................           22
Residual Certificates............................................           55
S&P..............................................................           44
Securities Act...................................................           17
Seller...........................................................            3
Senior Certificates..............................................           10
Senior Certificateholders........................................           19
Series...........................................................            3
SMMEA............................................................           47
Special Hazard Insurer...........................................           21
Special Hazard Insurance Policy..................................           21
Sponsor..........................................................        3, 24
Stripped ARM Obligations.........................................           53
Stripped Bond Certificates.......................................           51
Stripped Coupon Certificates.....................................           51
Subordinate Certificates.........................................           10
Subordinate Certificateholders...................................           19
Subsidiary REMIC.................................................           55
Supplement.......................................................            3
TACs.............................................................           16
Thrift Institutions..............................................           64
Title V..........................................................           42
Trust............................................................            3
Trustee..........................................................            3
UCC..............................................................           39
Underwriter's Exemptions.........................................           44
U.S. Person......................................................   54, 67, 68
VA...............................................................            3
VA Guaranty......................................................            3
Waiver Letter....................................................           20




                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the Certificates being registered under this Registration Statement, other than underwriting discounts and commissions:

SEC Registration Fee........................................ .. $    312,695.11
Printing and Engraving......................................... $     75,000.00
Legal Fees and Expenses........................................ $    150,000.00
Trustee Fees and Expenses...................................... $     25,000.00
Rating Agency Fees............................................. $    120,000.00
Miscellaneous.................................................. $     15,000.00
                                                                ===============

Total.......................................................... $    697,695.11
                                                                ===============

--------------------


Item 15.  Indemnification of Directors and Officers.

         The Registrant's Certificate of Incorporation and By-Laws provide for indemnification of directors and officers of the Registrant to the fullest extent permitted by Delaware law.

         Section 145 of the Delaware General Corporation Law, provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.

Item 16.  Financial Statement and Exhibits.

      1.1   Form of Underwriting Agreement. *
      3.1   Certificate of Incorporation of the Registrant. *
      3.2   Bylaws of the Registrant. *
      4.1   Form of Pooling and Servicing Agreement. *
      5.1 Opinion of Tobin & Tobin as to legality of the Certificates (including consent of such firm).
      8.1 Opinion of Brown & Wood LLP as to certain tax matters (including consent of such firm).
      23.1  Consent of Brown & Wood LLP (included in Exhibit 8.1 hereof).
      23.2  Consent of Tobin & Tobin (included in Exhibit 5.1 hereof).
      24.1  Power of Attorney (included at page II-3).

-------------
*Filed previously with the Commission as an exhibit to the Registration Statement on Form S-3 (No. 333-46019).



Item 17.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or
               events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                   (iii) To include any material information with
               respect to the plan of distribution not previously disclosed in the registration statement or any material change of such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (f) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Larkspur, State of California, on this 30th day of June, 1999.

                                          HEADLANDS MORTGAGE SECURITIES INC.

                                          By:   /s/ Gilbert J. MacQuarrie
                                               --------------------------
                                               Name:  Gilbert J. MacQuarrie
                                               Title: Vice President

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned Directors and Officers of Headlands Mortgage Securities Inc., a Delaware corporation, hereby constitute and appoint Peter T. Paul and Gilbert J. MacQuarrie, each with full power of substitution and resubstitution, their true and lawful attorneys and agents to sign the names of the undersigned Directors and Officers in the capacities indicated below to the registration statement to which this Power of Attorney is attached as an exhibit, and all amendments (including post-effective amendments) and supplements thereto, and all instruments or documents filed as a part thereof or in connection therewith, and to file the same, with all exhibits thereto, and all other instruments or documents in connection therewith, with the Securities and Exchange Commission; and each of the undersigned hereby ratifies and confirms all that said attorneys, agents or any of them shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                               Date

/s/ Peter T. Paul              President and Director             June 30, 1999
--------------------------     (Principal Executive Officer)
Peter T. Paul

/s/ Gilbert J. Mac Quarrie      Vice President, Secretary,        June 30, 1999
--------------------------      Treasurer and Director
Gilbert J. MacQuarrie           (Principal Financial
                                Officer and Principal
                                Accounting Officer)

/s/ Becky Poisson               Director                          June 30, 1999
--------------------------
Becky S. Poisson

/s/ Steve Abreu                 Director                          June 30, 1999
--------------------------
Steve Abreu

/s/ Kenneth Siprelle            Director                          June 30, 1999
--------------------------
Kenneth Siprelle

/s/ John Edmonds                Director                          June 30, 1999
--------------------------
John Edmonds





                                 EXHIBIT INDEX

Exhibit No.  Description of Exhibit
     1.1     Form of Underwriting Agreement. *
     3.1     Certificate of Incorporation of the Registrant. *
     3.2     Bylaws of the Registrant. *
     4.1     Form of Pooling and Servicing Agreement. *
     5.1 Opinion of Tobin & Tobin as to legality of the Certificates (including consent of such firm).
     8.1 Opinion of Brown & Wood LLP as to certain tax matters (including consent of such firm).
    23.1     Consent of Brown & Wood LLP (included in Exhibit 8.1 hereof).
    23.2     Consent of Tobin & Tobin (included in Exhibit 5.1 hereof).
    24.1     Power of Attorney (included at page II-3).


-------------------
* Filed previously with the Commission as an exhibit to the Registration Statement on Form S-3 (No. 333-46019).